EXECUTION VERSION

Exhibit 10.1

INDENTURE

by and among

GARRISON FUNDING 2016-2 Ltd.
Issuer

Garrison Funding 2016-2 LLC
Co-Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

Dated as of September 29, 2016

Table of Contents

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Table of Contents (continued)
Page
ARTICLE IX Redemption Of Notes	156
Section 9.1 Mandatory Redemption	156
Section 9.2 Optional Redemption	156
Section 9.3 Tax Redemption	159
Section 9.4 Redemption Procedures	159
Section 9.5 Notes Payable on Redemption Date	162
Section 9.6 Special Redemption and Effective Date-Related Redemption	162
Section 9.7 Prepayments; Reduction of Commitments.	163
ARTICLE X Accounts, Accountings And Releases	165
Section 10.1 Collection of Money	165
Section 10.2 Collection Account	165
Section 10.3 Transaction Accounts	167
Section 10.4 The Revolver Funding Account	168
Section 10.5 [Reserved]	169
Section 10.6 Class A-1R Purchaser Collateral Account	169
Section 10.7 [Reserved]	170
Section 10.8 Reports to Rating Agencies and Additional Recipients	170
Section 10.9 Reinvestment of Funds in Accounts; Reports by Trustee	170
Section 10.10 Accountings	171
Section 10.11 Release of Collateral.	178
Section 10.12 Reports by Independent Accountants	179
Section 10.13 [Reserved]	180
Section 10.14 Procedures Relating to the Establishment of Accounts Controlled by the Trustee	180
Section 10.15 Section 3(c)(7) Procedures	180
ARTICLE XI Application Of Monies	183
Section 11.1 Disbursements of Monies from Payment Account	183
ARTICLE XII SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS	190
Section 12.1 Sales of Collateral Obligations	190
Section 12.2 Purchase of Additional Collateral Obligations	193
Section 12.3 Conditions Applicable to All Sale and Purchase Transactions	196
Section 12.4 Amendments to Underlying Instruments	197
ARTICLE XIII Noteholders' Relations	198
Section 13.1 Subordination	198
Section 13.2 Standard of Conduct	199
ARTICLE XIV MISCELLANEOUS	199
Section 14.1 Form of Documents Delivered to Trustee	199
Section 14.2 Acts of Holders	200
Section 14.3 Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, each Hedge Counterparty and S&P	201
Section 14.4 Notices to Holders; Waiver	203
Section 14.5 Effect of Headings and Table of Contents	204
Section 14.6 Successors and Assigns	204

Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	S&P Industry Classifications
Schedule 3	S&P Recovery Rate Tables
Schedule 4	Diversity Score Calculation

Exhibit A	Forms of Notes
A-1	Form of Global Secured Note
A-2	Form of Certificated Secured Note
A-3	Form of Certificated Subordinated Note
Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note
B-2	Form of Purchaser Representation Letter for Certificated Secured Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note
B-4	Form of Purchaser Representation Letter for Certificated Subordinated Notes
B-5	Form of ERISA Certificate
B-6	Form of Transferee Certificate of Rule 144A Global Secured Note
B-7	Form of Transferee Certificate of Regulation S Global Secured Note
Exhibit C	Calculation of LIBOR
Exhibit D	Form of Note Owner Certificate
Exhibit E	Approved Appraisal Firms
Exhibit F	Form of Retention Letter

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INDENTURE, dated as of September 29, 2016, among GARRISON FUNDING 2016-2 LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), GARRISON FUNDING 2016-2 LLC, a limited liability company organized under the laws of the State of Delaware (the "Co-Issuer," and together with the Issuer, the "Co-Issuers"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the "Trustee").

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with the agreement's terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, each Hedge Counterparty, the Administrator, the Collateral Administrator and the Note Agent (collectively, the "Secured Parties"), all of its right, title and interest in, to and under all property of the Issuer, in each case, whether now owned or existing, or hereafter acquired or arising and wherever located, including, without limitation, the following property of the Issuer (all such property, excluding the Excepted Property, is collectively referred to as the "Assets"):

(a)       the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be Delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are Delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto;

(b)       each of the Accounts (other than the Class A-1R Purchaser Collateral Account, except to the extent set forth herein), each Class A-1R Purchaser Collateral Account (but only to the extent that the Issuer is entitled to amounts on deposit in such account and subject to the rights of the applicable Holder of the Class A-1R Notes set forth in the Class A-1R Note Purchase Agreement), and any Eligible Investments purchased with funds on deposit therein and, except with respect to any Class A-1R Purchaser Collateral Account, all income from the investment of funds therein;

(c)       all income from the investment of funds in each Hedge Counterparty Collateral Account, subject to the rights of the Hedge Counterparty therein;

(d)       the Collateral Management Agreement as set forth in Article XV hereof, the Sub-Collateral Management Agreement, the Placement Agreement, the Hedge Agreements, the Collateral Administration Agreement, the Administration Agreement, the Registered Office Terms, the Closing Date Sale Agreement, the Closing Date Transfer Agreement, the Retention Letter and the Class A-1R Note Purchase Agreement;

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(e)       all Cash or Money Delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer;

(f)       all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(g)       any other property otherwise Delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments);

(h)       any Equity Securities received by the Issuer; and

(i)       all proceeds with respect to the foregoing;

provided that such Grants shall not include amounts (if any) remaining from the U.S.$250 transaction fee paid to the Issuer in consideration of the issuance of the Secured Notes and Subordinated Notes, the funds attributable to the issuance and allotment of the Issuer's ordinary shares and the bank account in the Cayman Islands in which such funds are deposited (and any interest thereon) (collectively, the "Excepted Property").

The above Grant is made to secure the Secured Notes and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Note and any other Secured Note by reason of difference in time of issuance or otherwise. Such Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Securities Account Control Agreement and the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of "Collateral Obligation" or "Eligible Investments," as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

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ARTICLE I

Definitions

Section 1.1            Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

"17g-5 Information": The meaning specified in Section 14.17(a).

"17g-5 Website": The internet website of the Information Agent, initially located at https://tss.sfs.db.com/investpublic/ under the tab "NRSRO Reports," specified by Issuer's name, access to which is limited to Rating Agencies and NRSROs who have provided an NRSRO Certification.

"25% Limitation": A limitation that is exceeded only if Benefit Plan Investors hold 25% or more of the value of any class of equity interests in the Issuer, as calculated under 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

"2013 CLO Indenture": The indenture dated as of September 25, 2013 (as amended from time to time) among the 2013 CLO Issuer, Garrison Funding 2013-2 LLC, as co-issuer, and Deutsche Bank Trust Company Americas, as trustee.

"2013 CLO Issuer": Garrison Funding 2013-2 Ltd.

"2013 CLO Portfolio": Collectively, the 2013 CLO Transfer Portfolio and the 2013 CLO Sale Portfolio.

"2013 CLO Sale Portfolio": The Collateral Obligations (as defined in the 2013 CLO Indenture) transferred to the Issuer under the Closing Date Sale Agreement, and listed on schedule I thereto.

"2013 CLO Transfer Portfolio": The Collateral Obligations (as defined in the 2013 CLO Indenture) transferred to the Issuer under the Closing Date Transfer Agreement, and listed on schedule I thereto.

"Accountants' Certificate": A certificate, of the firm or firms appointed by the Issuer pursuant to Section 10.12(a).

"Accounts": (i) the Payment Account, (ii) the Collection Account, (iii) the Revolver Funding Account, (iv) the Custodial Account, (v) each Hedge Counterparty Collateral Account, and (vi) each Class A-1R Purchaser Collateral Account.

"Accredited Investor": The meaning set forth in Rule 501(a) under the Securities Act.

"Act" and "Act of Holders": The meanings specified in Section 14.2.

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"Adjusted Break-even Default Rate": As of any date of determination:

(a)       prior to the S&P CDO Monitor Election Date, the sum of:

(i)       the product of (x) the Break-even Default Rate, multiplied by (y) the quotient of (1) the Target Initial Par Amount divided by (2) the Monitor Principal Amount; plus

(ii)       the quotient of (x) the sum of (1) the Monitor Principal Amount minus (2) the Target Initial Par Amount, divided by (y) the product of (1) the Monitor Principal Amount multiplied by (2) 1 minus the Weighted Average S&P Recovery Rate;

(b)       on and after the S&P CDO Monitor Election Date, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the applicable S&P CDO Monitor chosen by the Collateral Manager in accordance with the definition of "S&P CDO Monitor" that is applicable to the portfolio of Collateral Obligations, which, after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Class A-1 Notes in full. After the S&P CDO Monitor Election Date, S&P will provide the Collateral Manager and the Collateral Administrator with the Adjusted Break-even Default Rate for each S&P CDO Monitor based upon the Weighted Average Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor as selected by the Collateral Manager from Section 2 of Schedule 3 or any other Weighted Average Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

"Administration Agreement": An agreement between the Administrator and the Issuer (as amended from time to time) relating to the various corporate management functions that the Administrator will perform on behalf of the Issuer, including communications with shareholders and the general public, and the provision of certain clerical, administrative and other services in the Cayman Islands during the term of such agreement.

"Administrative Expense Cap": An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months) of the Aggregate Principal Balance of the Assets (excluding any Assets that constitute Interest Proceeds) as of the first day of the related Collection Period and (b) U.S.$250,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that in respect of the third Payment Date following the Closing Date and any Payment Date thereafter, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates (or the two immediately preceding Payment Dates in the case of the third Payment Date following the Closing Date) and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date, except that, in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

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"Administrative Expenses": The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer or the Co-Issuer: first, on a pari passu basis to (x) the Trustee pursuant to Section 6.7 and the other provisions of this Indenture and the Transaction Documents, (y) without duplication to clause (x), to the Bank in all of its capacities under the Transaction Documents and (z) the Collateral Administrator pursuant to the Collateral Administration Agreement, second, to the Note Agent the Agency Fee, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Co-Issuers for fees, costs and expenses; (ii) on a pro rata basis, (x) S&P for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Rated Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations and (y) any person in respect of any fees or expenses incurred as a result of compliance with Rule 17g-5 of the Exchange Act; (iii) the Collateral Manager under this Indenture and pursuant to the Collateral Management Agreement but excluding the Collateral Management Fee; (iv) the Administrator pursuant to the Administration Agreement and the Registered Office Terms; (v) the independent manager of the Co-Issuer for fees and expenses; (vi) any person in respect of any governmental fee, charge or tax (including any tax or other amount payable pursuant to, or incurred as a result of compliance with, the Tax Account Reporting Rules); and (vii) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, amounts owed to the Co-Issuer pursuant to Section 7.1, any amounts due in respect of the listing of any Notes on any stock exchange or trading system and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.

"Administrator": MaplesFS Limited and any successor thereto.

"Affected Class": Any Class of Secured Notes that, as a result of the occurrence of a Tax Event described in the definition of "Tax Redemption," has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

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"Affected Investor": A Noteholder that is subject to regulation under any Retention Requirement Law or party to liquidity or credit support arrangements by a financial institution that is subject to regulation under any Retention Requirement Law.

"Affiliate": With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, Officer, employee or general partner (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) of this sentence; provided that (i) investment vehicles or funds or accounts managed by the Collateral Manager or Affiliates of the Collateral Manager shall be excluded from the definition hereof and (ii) neither the Issuer nor the Co-Issuer shall be deemed to be an Affiliate of the Collateral Manager or any of its Affiliates solely by reason of the Collateral Management Agreement. For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, no entity shall be deemed an Affiliate of the Issuer or the Co-Issuer solely because the Administrator or any of its Affiliates acts as administrator or share trustee for such entity and the Administrator shall not in any case be an Affiliate of either Co-Issuer.

"Agency Fee": The fee payable to the Note Agent for services rendered by the Note Agent in connection with the Class A-1R Note Purchase Agreement in an amount equal to $50,000 per annum.

"Agent Members": Members of, or participants in, DTC, Euroclear or Clearstream.

"Aggregate Funded Spread": As of any date, in the case of each Collateral Obligation that is not a Fixed Rate Obligation (and excluding any PIK Loan to the extent of any non-cash interest and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and any Revolving Collateral Obligation) the sum of the products of (i) the excess of the stated interest rate (giving effect to any floor rate) with respect to each such Collateral Obligation over LIBOR applicable to the Secured Notes during the Interest Accrual Period in which such date occurs (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation).

"Aggregate Outstanding Amount": With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding (including any Deferred Interest previously added to the principal amount of any of the Class B Notes and the Class C Notes that remains unpaid except to the extent otherwise expressly provided herein). The Aggregate Outstanding Amount of the Class A-1R Notes at any time shall not include the Aggregate Undrawn Amount, except (1) during the Reinvestment Period, in determining whether the Holders of the requisite Aggregate Outstanding Amount of the Class A-1R Notes have given any request, demand, authorization, direction, notice, consent or waiver, the Aggregate Undrawn Amount shall be deemed to be part of the Aggregate Outstanding Amount of the Class A-1R Notes and (2) as otherwise provided herein.

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"Aggregate Participation Exposure": At any time, the Aggregate Principal Balance of all Collateral Obligations that are in the form of Participation Interests owned by the Issuer at such time.

"Aggregate Participation Percentage": For any Selling Institution at any time, the percentage of Total Capitalization represented by the Aggregate Participation Exposure at such time for such Selling Institution.

"Aggregate Principal Balance": When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

"Aggregate Undrawn Amount": At any time, the excess (if any) of (i) the aggregate amount of the Commitments (including, for the avoidance of doubt, without duplication, any amounts on deposit in any Class A-1R Purchaser Collateral Account) (whether or not utilized) at such time over (ii) the Aggregate Outstanding Amount of the Class A-1R Notes at such time.

"Aggregate Unfunded Spread": As of any date, the sum of the products obtained by multiplying (a) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation, the related commitment fee or other analogous fees (expressed at a per annum rate) then in effect as of such date by (b) the undrawn commitments under each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

"AIFMD": European Union Directive 2011/61/EU on Alternative Investment Fund Managers.

"AIFMD Level 2 Regulation: Commission Delegated Regulation 231/2013 supplementing the AIFMD.

"Applicable Issuer" or "Applicable Issuers": With respect to the Secured Notes, the Co-Issuers; with respect to the Subordinated Notes, the Issuer only; and with respect to any additional notes issued in accordance with Sections 2.13 and 3.2, the Issuer and, if such notes are co-issued, the Co-Issuer.

"Appraised Value": With respect to any Collateral Obligation, the value of such Collateral Obligation, as determined by the applicable Approved Appraisal Firm, as set forth in the related appraisal (or, if a range of values is set forth therein, the midpoint of such values), adjusted appropriately if the Issuer owns less than 100% of the total lenders' interests secured by the assets securing any Collateral Obligation or, if it has sold participation interests in such Collateral Obligation.

"Approval Period": The meaning specified in Section 2.15(c).

"Approved Appraisal Firm": (a) each independent appraisal firm set forth on Exhibit E hereto or (b) (i) with respect to a Collateral Obligation that is a loan, an independent appraisal firm recognized as being experienced in conducting valuations of secured loans and with respect to a Collateral Obligation that is a debt obligation, an independent appraisal firm recognized as being experienced in conducting valuations of debt obligations, or (ii) an independent financial adviser of recognized standing retained by the Issuer, the Collateral Manager or the agent or lenders under any Collateral Obligation, in the case of each of the preceding clauses (b)(i) and (b)(ii) as approved by each of the Collateral Manager and a Majority of the Controlling Class for so long as any such Notes remain Outstanding.

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"Approved Foreign Jurisdiction": Each of the United Kingdom, Japan, Germany, France, Canada, Australia, the Netherlands and each Approved Tax Jurisdiction; provided that each such country has a foreign currency borrower credit rating that is at least "AA" by S&P.

"Approved Replacement": The meaning specified in Section 2.15(c).

"Approved Tax Jurisdiction": Each of Bahamas, Bermuda, Luxembourg, the British Virgin Islands, the U.S. Virgin Islands, Jersey, the Cayman Islands, the Channel Islands and the Marshall Islands; provided that each such country has a foreign currency borrower credit rating that is at least "AA" by S&P.

"Article 17": Article 17 of the AIFMD.

"Article 51": Article 51 of the AIFMD Level 2 Regulation.

"Article 254": Article 254 of the Solvency II Level 2 Regulation.

"Articles 404-410": Articles 404-410 of the CRR.

"Assets": The meaning assigned in the Granting Clauses hereof.

"Assumed Reinvestment Rate": LIBOR (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date); provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

"Authenticating Agent": With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

"Authorized Officer": With respect to the Issuer or the Co-Issuer, any Officer or any other Person who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer. With respect to the Collateral Manager (if not the same party as the Bank), any Officer, employee, member or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee, the Bank (in all of its capacities) or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer or Trust Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

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"Balance": On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of any Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

"Bank": Deutsche Bank Trust Company Americas, a New York banking corporation with trust powers (including any organization or entity succeeding to all or substantially all of its corporate trust business) in its individual capacity and not as Trustee, and any successor thereto.

"Bankruptcy Law": The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and any successor statute or any other applicable federal or state bankruptcy law or similar law, including, without limitation, Part V of the Companies Law (2016 Revision) of the Cayman Islands, as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction.

"Bankruptcy Subordination Agreement": The meaning specified in Section 5.4(d)(ii).

"BDC": Garrison Capital Inc., a Delaware corporation.

"Benefit Plan Investor": A benefit plan investor as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA, which includes an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code or an entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in the entity.

"Board of Directors": The directors of the Issuer duly appointed by the shareholders of the Issuer or the board of directors of the Issuer pursuant to the Memorandum and Articles of Association in accordance with the laws of the Cayman Islands.

"Board Resolution": With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution of the managers of the Co-Issuer.

"Bond": Any obligation that (a) constitutes borrowed money and (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or Participation Interest).

"Borrowing": Each borrowing made under the Class A-1R Notes made pursuant to Section 2.14 and the Class A-1R Note Purchase Agreement.

"Borrowing Request": The meaning specified in the Class A-1R Note Purchase Agreement.

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"Breakage Costs": The meaning specified in the Class A-1R Note Purchase Agreement.

"Break-even Default Rate": With respect to the Class A-1 Notes, as of any date of determination, the sum of:

(a)       0.515884, plus

(b)       the product of (i) 2.117657 multiplied by (ii) the Weighted Average Spread, plus

(c)       the product of (i) 0.621403 multiplied by (ii) the Weighted Average S&P Recovery Rate.

"Bridge Loan": Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

"Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, London, England or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

"Calculation Agent": The meaning specified in Section 7.16.

"Capped Amounts": Any amounts in excess of the Interest Rate Cap on any Class A-1R Note that pays interest based on the CP Rate and that would otherwise be payable under Section 11.1(a)(i)(D) if not for the Interest Rate Cap.

"Cash": Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

"Cayman FATCA Legislation": The U.S. Cayman IGA, the UK/Cayman AIEA and the Cayman Islands Tax Information Authority Law (2016 Revision) (as amended) together with regulations and guidance notes made pursuant to such law.

"CCC Collateral Obligation": A Collateral Obligation (other than a Defaulted Obligation) with an S&P Rating of "CCC+" or lower.

"CCC Excess": With respect to any date of determination, the excess, if any, of (a) the Aggregate Principal Balance of all CCC Collateral Obligations over (b) 30.0% of Total Capitalization as of such date of determination; provided that in determining which of the CCC Collateral Obligations will be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value expressed as a percentage of par will be deemed to constitute such CCC Excess.

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"Certificate of Authentication": The meaning specified in Section 2.1.

"Certificated Notes": The meaning specified in Section 2.2(b)(ii).

"Certificated Secured Note": The meaning specified in Section 2.2(b)(ii).

"Certificated Security": The meaning specified in Section 8-102(a)(4) of the UCC.

"Certificated Subordinated Note": The meaning specified in Section 2.2(b)(ii).

"CFTC": The U.S. Commodity Futures Trading Commission.

"Change of Law": (i) The adoption of any law, rule or regulation after the Closing Date or (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any governmental authority (including any central bank or other similar entity), including any directive or request made by any such governmental authority, after the Closing Date; provided that notwithstanding anything to the contrary herein, all requests, rules, guidelines, requirements and directives promulgated (x) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Committee of European Banking Supervisors or the United States or foreign regulatory authorities, in each case, pursuant to Basel III or similar capital requirements directive existing on the Closing Date impacting European banks and other regulated financial institutions and (y) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, shall, in each case, be deemed to be a "Change of Law", regardless of the date enacted, adopted, issued or implemented.

"Change of Tax Law": Any change in application or public announcement of an official position under or any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the Cayman Islands or any political subdivision or taxing authority thereof, affecting taxation, or any proposed change in such laws or change in the official application, enforcement or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), or any other action taken by a taxing authority or court of competent jurisdiction in the relevant jurisdiction, or the official proposal of any such action.

"Class": All of the Notes having the same priority (as a single class); provided that (i) except as provided in clause (ii) of this proviso, the Class A-1R Notes, the Class A-1T Notes and the Class A-1F Notes shall constitute, and vote together as, a single Class and (ii) the Class A-1R Notes, the Class A-1T Notes and the Class A-1F Notes shall be treated as separate Classes, and shall vote separately, to the extent expressly specified in this Indenture or any other Transaction Document and for purposes of any determination as to whether a proposed supplemental indenture or amendment would directly affect the holders of any such Class exclusively and differently from the holders of any other Class.

"Class A Notes": The Class A-1 Notes and the Class A-2 Notes, collectively.

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"Class A Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Notes.

"Class A-1 Notes": The Class A-1R Notes, the Class A-1T Notes and the Class A-1F Notes, collectively.

"Class A-1F Notes": The Class A-1F Senior Secured Fixed Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class A-1R Borrowing": The meaning specified in the Class A-1R Note Purchase Agreement.

"Class A-1R Note Additional Amounts": With respect to any Class A-1R Note and the holder thereof, any Breakage Costs, Increased Costs, Class A-1R Note Gross-Up Amounts and Capped Amounts payable in respect of such Note or otherwise to such holder under the Class A-1R Note Purchase Agreement or this Indenture.

"Class A-1R Note Gross-Up Amount": The meaning specified in Section 7.17(m).

"Class A-1R Note Purchase Agreement": The Class A-1R Note Purchase Agreement dated as of the Closing Date among the Issuer, the Co-Issuer, the Note Agent, and each purchaser of Class A-1R Notes.

"Class A-1R Notes": The Class A-1R Senior Secured Revolving Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class A-1R Purchaser Collateral Account": The meaning specified in Section 10.6.

"Class A-1T Notes": The Class A-1T Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class A-2 Notes": The Class A-2 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class B Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class B Notes.

"Class B Notes": The Class B Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Class C Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

"Class C Notes": The Class C Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

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"Clearing Corporation": (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of "clearing corporation" under Section 8-102(a)(5) of the UCC.

"Clearing Corporation Security": Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

"Clearstream": Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

"Closing Date": September 29, 2016.

"Closing Date Sale Agreement": The Loan Sale Agreement dated as of the Closing Date between the 2013 CLO Issuer, as seller, and the Issuer, as purchaser, relating to the assignment of the 2013 CLO Sale Portfolio.

"Closing Date Transfer Agreement": The Loan Assignment Agreement dated as of the Closing Date between the 2013 CLO Issuer, as transferor, and the Issuer, as transferee, relating to the assignment of the 2013 CLO Transfer Portfolio.

"Code": The United States Internal Revenue Code of 1986, as amended.

"Co-Issuer": The Person named as such on the first page of this Indenture, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Co-Issuer" shall mean such successor Person.

"Co-Issuers": The Issuer and the Co-Issuer.

"Collateral Administration Agreement": An agreement dated as of the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time, in accordance with the terms thereof.

"Collateral Administrator": Deutsche Bank Trust Company Americas, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

"Collateral Interest Amount": As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and PIK Loans, but including Interest Proceeds actually received from Defaulted Obligations and PIK Loans), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

"Collateral Management Agreement": The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms hereof and thereof.

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"Collateral Management Fee": The Senior Collateral Management Fee and the Subordinated Collateral Management Fee.

"Collateral Manager": The BDC, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter "Collateral Manager" shall mean such successor Person.

"Collateral Manager Notes": Any Notes owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary authority.

"Collateral Obligation": A Senior Secured Loan or a Second Lien Loan, or Participation Interest therein, pledged by the Issuer to the Trustee that as of the date of acquisition by the Issuer (or its binding commitment to acquire the same) meets each of the following criteria:

(i)                 is able to be pledged to the Trustee pursuant to its Underlying Instruments;

(ii)               is an obligation of an Obligor Domiciled in the United States (or any state thereof but excluding any territory thereof) or an Approved Foreign Jurisdiction;

(iii)             is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency, and is governed by the law of a state of the United States or the law of an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction);

(iv)             is not a Defaulted Obligation or a Credit Risk Obligation;

(v)               is not an Equity Security, a component of an Equity Security, an Equity Kicker (including any Equity Security acquired as part of a "unit" in connection with the purchase of a Collateral Obligation) or exchangeable or convertible into an Equity Security;

(vi)             has an S&P Rating;

(vii)           does not have (A) an "f," "r," "p," "pi," "q," "t" or "sf" subscript assigned by S&P or (B) an "sf" subscript assigned by any other rating agency;

(viii)         does not pay interest less frequently than semi-annually;

(ix)             is not a Structured Finance Obligation, a finance lease or chattel paper;

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(x)               provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(xi)             does not mature after the Stated Maturity of the Notes;

(xii)           is not a Real Estate Loan;

(xiii)         does not constitute Margin Stock;

(xiv)         the Issuer will receive payments due under the terms of such asset and proceeds from disposing of such asset free and clear of withholding tax, other than with respect to (A) FATCA withholding or (B) withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax; provided that this clause (xiv) shall not apply to commitment fees and other similar fees associated with Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations;

(xv)           is not a debt obligation whose repayment is subject to substantial non-credit related risk (such as the occurrence of a catastrophe) as determined by the Collateral Manager;

(xvi)         except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Issuer;

(xvii)       is not a Zero Coupon Obligation or a Bridge Loan;

(xviii)     will not require the Issuer, the Co-Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xix)         if such Collateral Obligation is a Participation Interest, then such Participation Interest is acquired from (a) a Selling Institution incorporated or organized under the laws of the United States (or any state thereof but excluding any territory thereof) or any U.S. branch of a Selling Institution incorporated or organized outside the United States or (b) with respect to Collateral Obligations the Obligors of which are organized or incorporated in an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction), a Selling Institution organized or incorporated in an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction), in each case to the extent such Selling Institution satisfies the S&P Counterparty Criteria;

(xx)           is not the subject of an Offer of exchange, or tender by its issuer, for Cash, securities or any other type of consideration other than (a) a Permitted Offer or (b) an exchange offer in which a security that is not registered under the Securities Act is exchanged for a security that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or a security that would otherwise qualify for purchase under the Eligibility Criteria described herein;

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(xxi)         other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or LIBOR or (b) a similar interbank offered rate, commercial deposit rate or any other index;

(xxii)       is Registered;

(xxiii)     is not a Synthetic Security;

(xxiv)     neither is nor supports a letter of credit;

(xxv)       is not an interest in a grantor trust;

(xxvi)     is not (a) a Bond, (b) a derivative or (c) a commodity forward contract; and

(xxvii)   is not a Related Obligation.

"Collateral Obligation Funding Amount": The meaning specified in Section 2.14(b).

"Collateral Quality Test": A test satisfied on any Measurement Date on and after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below or if a test is not satisfied on such date, the degree of compliance with such test is maintained or improved after giving effect to the investment, calculated in each case as required by Section 1.3 herein:

(i)	the Minimum Weighted Average Spread Test;

(ii)	the Minimum Weighted Average Fixed Rate Coupon Test;

(iii)	the Maximum Weighted Average Life Test;

(iv)	the S&P CDO Monitor Test; and

(v)	the Minimum Weighted Average S&P Recovery Rate Test.

"Collection Account": The trust account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

"Collection Period": (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the eighth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption or Tax Redemption in whole of the Notes, on the Redemption Date and (c) in any other case, at the close of business on the eighth Business Day prior to such Payment Date.

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"Commercial Paper Notes": With respect to a CP Conduit, commercial paper notes or secured liquidity notes issued by a CP Conduit or an entity providing funding to a CP Conduit from time to time.

"Commitment Fee Rate": A rate equal to 1.0% per annum.

"Commitment Fee Shortfall": Any unpaid Commitment Fees plus the amount of interest which accrues on such unpaid Commitment Fees.

"Commitment Fees": The fees payable in respect of the Aggregate Undrawn Amount which will accrue for each Interest Accrual Period from (and including) the Closing Date to (and including) the last day of the Reinvestment Period at the Commitment Fee Rate.

"Commitment Shortfall": The amount by which:

(a)       the aggregate Unfunded Amount exceeds

(b)       the sum of (i) the Aggregate Undrawn Amount plus (ii) amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds plus (iii) amounts on deposit in the Revolver Funding Account, including Eligible Investments credited thereto.

"Commitments": The aggregate amount that the Holders of the Class A-1R Notes have committed to advance to the Issuer pursuant to the Class A-1R Note Purchase Agreement from time to time during the Reinvestment Period to fund Borrowings under the Class A-1R Notes. The commitments (whether or not utilized) of a Holder of Class A-1R Notes to fund a portion of each Borrowing are referred to herein as the Commitments of such Holder. The Commitments are subject to adjustment as set forth in Section 9.7.

"Commodity Exchange Act": The United States Commodity Exchange Act of 1936, as amended.

"Concentration Limitations": Limitations satisfied on any Measurement Date or other date of determination, in each case on and after the Effective Date, and during the Reinvestment Period if the Aggregate Principal Balance of the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein, calculated as a percentage of Total Capitalization:

(i)                 at least 85.0% shall consist of Collateral Obligations that are Senior Secured Loans;

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(ii)               not more than 15.0% may consist of Collateral Obligations that are Second Lien Loans;

(iii)             not more than 5.0% may consist of Fixed Rate Obligations;

(iv)             not more than 5.0% may consist of Current Pay Obligations;

(v)               not more than 3.0% may consist of obligations issued by a single Obligor and its Affiliates; provided that obligations issued by up to three Obligors (and their respective Affiliates) may each constitute up to 4.0% of Total Capitalization; provided further that the obligations included in the immediately prior proviso shall not be (A) issued by Obligors belonging to the S&P Industry Classification "Oil, Gas and Consumable Fuels" or "Energy Equipment and Services" or (B) a Second Lien Loan;

(vi)             not more than 12.0% may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that the largest S&P Industry Classification may represent up to 15.0% unless the largest S&P Industry Classification is the S&P Industry Classification "Oil, Gas and Consumable Fuels" or "Energy Equipment and Services";

(vii)           not more than 10.0% may consist of Collateral Obligations as to which the S&P Rating is derived from a publicly monitored rating by Moody's (but not from a replacement of Moody's selected in accordance with the definition of "Rating Agency");

(viii)         not more than 10.0% may consist of DIP Collateral Obligations;

(ix)             not more than 5.0% may consist of Collateral Obligations that pay interest less frequently than quarterly;

(x)               not more than 10.0% may consist, in the aggregate, of Revolving Collateral Obligations and any undrawn commitments with respect to Delayed Drawdown Collateral Obligations;

(xi)             not more than 5.0% may consist of Obligors Domiciled in an Approved Foreign Jurisdiction; provided that not more than 3.0% may consist of Collateral Obligations whose Obligors are Domiciled in an Approved Tax Jurisdiction (provided that a majority of the assets owned by, and revenue of, each such Obligor that is Domiciled in an Approved Tax Jurisdiction is located in or from the United States or an Approved Foreign Jurisdiction other than an Approved Tax Jurisdiction);

(xii)           not more than 25.0% may consist of Eligible Cov-Lite Loans;

(xiii)         not more than 20.0% may consist of Participation Interests;

(xiv)         not more than 10.0% may consist of PIK Loans;

(xv)           not more than 15.0% may consist of Deemed Rated Obligations;

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(xvi)       not more than 25.0% may consist of Discount Obligations; and

(xvii)       not more than 30.0% may consist of CCC Collateral Obligations.

"Conduit Rating Agency": Each nationally recognized investment rating agency that is then rating the Commercial Paper Notes of any CP Conduit.

"Conduit Support Provider": Without duplication, (i) a provider of a Credit Facility or Liquidity Facility to or for the benefit of any CP Conduit, and any guarantor of such provider or (ii) an entity that issues commercial paper or other debt obligations, the proceeds of which are used (directly or indirectly) to fund the obligations of any CP Conduit.

"Confidential Information": The meaning specified in Section 14.19(b).

"Consent Amendment": The meaning specified in Section 8.3(b).

"Controlling Class": The Class A-1 Notes so long as any Class A-1 Notes are Outstanding; then the Class A-2 Notes so long as any Class A-2 Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Subordinated Notes.

"Controlling Person": A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an "affiliate" of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. "Control," with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

"Corporate Trust Office": The corporate trust office of the Trustee (a) for Note transfer purposes and presentment of the Notes for final payment thereon, DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida, 32256, Attention: Transfer Unit and (b) for all other purposes, Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, California, 92705, Attention: Structured Credit Services – Garrison Funding 2016-2, or such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

"Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Secured Notes.

"Cov-Lite Loan": A Collateral Obligation the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided that other than for purposes of the S&P Recovery Rate, a Collateral Obligation shall not constitute a Cov-Lite Loan if the Underlying Instruments contain a cross-default or cross-acceleration provision to, or such Collateral Obligation is pari passu with, another loan of the applicable Obligor forming part of the same loan facility that contains one or more Maintenance Covenants.

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"CP Conduit" Any limited-purpose entity established to use the direct or indirect proceeds of the issuance of commercial paper notes to finance financial assets and that is a holder of Class A-1R Notes. For the avoidance of doubt, for all purposes under this Indenture and the other Transaction Documents, the term "CP Conduit" shall include (i) Versailles Assets LLC, (ii) Bleachers Finance 1 Limited, (iii) any other commercial paper program or vehicle established or administered by Natixis, New York Branch, and (iv) any other commercial paper program or vehicle established or administered by 20 Gates Management LLC.

"CP Rate": For any CP Conduit that is a Holder of Class A-1R Notes, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined if necessary by converting to an interest-bearing equivalent rate per annum (based on a year of 360 days and actual days elapsed) the discount rate (or rates) at which Commercial Paper Notes are sold by any placement agent or commercial paper dealer of a commercial paper conduit providing funding to a CP Conduit, plus (ii) if not included in the calculations in clause (i), the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes, incremental carrying costs incurred with respect to such Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such CP Conduit, other borrowings by such CP Conduit and any other costs (such as interest rate or currency swaps) associated with the issuance of Commercial Paper Notes that are allocated, in whole or in part, by such CP Conduit or its program manager or funding agent to fund or maintain such portion of the Class A-1R Notes (and which may be also allocated in part to the funding of other assets of such CP Conduit) and discount on Commercial Paper Notes issued to fund the discount on maturing Commercial Paper Notes, in all cases expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum (based on a year of 360 days and actual days elapsed); provided, that the CP Rate shall not exceed LIBOR plus 0.50% per annum.

"CPO": A "commodity pool operator" as defined under the Commodity Exchange Act.

"Credit Facility": With respect to any Class A-1R Note funded by any CP Conduit, a credit asset purchase agreement or other similar facility that provides credit support for defaults in respect of the failure to fund such Class A-1R Note, and any guaranty of any such agreement or facility.

"Credit Improved Obligation": Any Collateral Obligation that, in the reasonable business judgment of the Collateral Manager, has significantly improved in credit quality after it was acquired by the Issuer.

"Credit Risk Obligation": Any Collateral Obligation that is not a Defaulted Obligation but that, in the reasonable business judgment of the Collateral Manager, has a material risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Obligation and is designated as a "Credit Risk Obligation" by the Collateral Manager.

"CRR": EU Regulation 575/2013 (on prudential requirements for credit institutions and investment firms and amending Regulation (EU) 648/2012).

"CTA": A "commodity trading adviser" as defined under the Commodity Exchange Act.

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"Cumulative Deferred Senior Collateral Management Fee": The meaning specified in the Collateral Management Agreement.

"Cumulative Deferred Subordinated Collateral Management Fee": The meaning specified in the Collateral Management Agreement.

"Current Deferred Senior Collateral Management Fee": The meaning specified in the Collateral Management Agreement.

"Current Deferred Subordinated Collateral Management Fee": The meaning specified in the Collateral Management Agreement.

"Current Pay Obligation": A Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be a Defaulted Obligation as to which (i) all scheduled payments due (other than those due as a result of any bankruptcy, insolvency, receivership or other analogous proceeding) were paid in Cash and the Issuer or the Collateral Manager reasonably expects, and delivers to S&P a certificate of an Authorized Officer certifying, that such remaining scheduled payments due will be paid in cash, (ii) the S&P Rating of such Collateral Obligation is at least "CCC" and is not on a watch list for possible downgrade, (iii) the Market Value (which is not determined pursuant to clause (iv) of the definition thereof) of such Collateral Obligation is at least 85% of par and (iv) if the Obligor of such Collateral Obligation is the subject of a bankruptcy, insolvency, receivership or other analogous proceeding, the bankruptcy court or other authorized official has authorized the payment of interest due and payable on such Collateral Obligation; provided that to the extent that more than 5% of Total Capitalization would otherwise constitute Current Pay Obligations, one or more Collateral Obligations designated by the Issuer having a Principal Balance at least equal to such excess shall be deemed not to constitute Current Pay Obligations (and shall therefore constitute Defaulted Obligations).

"Current Portfolio": At any time, the portfolio of Collateral Obligations and Eligible Investments, representing Principal Proceeds (determined in accordance with Section 1.2 to the extent applicable), then held by the Issuer.

"Custodial Account": The custodial account established pursuant to Section 10.3(b).

"Custodian": The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

"Deemed Rated Obligation": Any Collateral Obligation which does not have a publicly monitored S&P Rating and pending receipt of a credit estimate is deemed to have an S&P Rating (i) as determined by the Collateral Manager or (ii) of "CCC-", in each case pursuant to the procedures set forth in clause (iii)(b) of the definition of the term "S&P Rating".

"Default": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

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"Default Differential": With respect to the Class A-1 Notes, as of any date of determination, the rate calculated by subtracting the Scenario Default Rate at such time from the Adjusted Break-even Default Rate at such time.

"Default Rate Dispersion": As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the absolute value of (x) the S&P Default Rate of such Collateral Obligation minus (y) the Expected Portfolio Default Rate by (ii) the Principal Balance at such time of such Collateral Obligation and (b) dividing such sum by the Aggregate Principal Balance on such date of all Collateral Obligations (other than Defaulted Obligations).

"Defaulted Obligation": Any Collateral Obligation, (i) as to which (a) any payment due (whether scheduled, unscheduled, by way of acceleration or otherwise) under the Underlying Instruments is not made when due and such nonpayment is continuing for the lesser of (x) any applicable grace period and (y) three Business Days, provided that in the event the payment is received after three Business Days but within any applicable grace period (up to a maximum of five Business Days), such Collateral Obligation will no longer be considered a Defaulted Obligation, (b) the nonpayment event described in clause (a) above occurs on another material obligation for borrowed money of the obligor that is senior or pari passu in right of payment with such Collateral Obligation, (c) except in the case of a Collateral Obligation which is a DIP Collateral Obligation, the obligor in respect of such Collateral Obligation has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed and the Collateral Obligation has not received adequate protection and current interest, or such Obligor has filed for protection under Chapter 11 of the United States Bankruptcy Code, or (d) except in the case of a Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan) which is a DIP Collateral Obligation, such Collateral Obligation or the obligor in respect of such Collateral Obligation or another obligation for borrowed money of such Obligor is rated "CC", "D" or "SD" by a Rating Agency; (ii) that is a Participation Interest in a loan or other debt security that would, if such loan or other debt security were a debt obligation, constitute a "Defaulted Obligation" under clause (i) above (a "Defaulted Participation Interest"); (iii) that is a Participation Interest (other than a Defaulted Participation Interest) with respect to which (a) the long-term debt or deposit obligations of the selling institution are rated "CC", "D" or "SD" by S&P or any such debt or deposit obligations shall cease to be rated by S&P; or (b) the selling institution has defaulted in the performance of any of its payment obligations with respect to such Participations under the related participation agreement; or (iv) that, in the reasonable business judgment of the Collateral Manager, is a Defaulted Obligation; provided that for purposes of this definition, with respect to a Collateral Obligation already owned by the Issuer whose S&P Rating is withdrawn, the S&P Rating shall be the last outstanding S&P Rating before the withdrawal. The identity of each Defaulted Obligation will be included in each Monthly Report.

"Deferred Interest": With respect to the Class B Notes and the Class C Notes, the meaning specified in Section 2.7(a).

"Delayed Drawdown Collateral Obligation": A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

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"Delayed Drawdown Funding Amount": The meaning specified in Section 2.14(b).

"Deliver" or "Delivered" or "Delivery": The taking of the following steps:

(i)	in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)	causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)	in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)	in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank ("FRB") (each such security, a "Government Security"),

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(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)	in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)	causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian's securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian's securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary's securities account,

(b)	causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian's securities account, and

(c)	causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)	in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b)	if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)	in the case of each general intangible (including any Participation Interest which is not represented by an Instrument),

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(a)	causing the filing of a Financing Statement in the office of the Recorder of Deeds of the District of Columbia, Washington, D.C., and

(b)	causing the registration of the security granted under this Indenture in the Register of Mortgages of the Issuer at the Issuer's registered office in the Cayman Islands.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

"Determination Date": The last day of each Collection Period.

"DIP Collateral Obligation": A loan made to a debtor-in-possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and fully secured by senior liens.

"Direct Tax Owner": With respect to the Class A-1R Notes, the meaning specified in Section 2.5(q) and with respect to the Subordinated Notes, the meaning specified in Section 2.5(p).

"Discount Obligation": Any Collateral Obligation which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 80.0% of its principal balance, or (b) if such Collateral Obligation has an S&P Rating below "B-", 85.0% of its principal balance; provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% of its Principal Balance as of the end of such 30 consecutive day period.

"Distribution": Any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Obligation or other Asset.

"Distribution Report": The meaning specified in Section 10.10(b).

"Diversity Score": A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 4 hereto.

"Document Custody Office": The meaning specified in Section 6.19(a).

"Dollar" or "U.S.$": A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

"Domicile" or "Domiciled": With respect to any issuer of, or Obligor with respect to, a Collateral Obligation: (a) except as provided in clause (b) below, its country of organization; or (b) if it is organized in an Approved Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager's good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such issuer or Obligor).

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"Draft CRR Amendment Regulation": The proposal to amend the CRR, adopted by the European Commission on September 30, 2015.

"DTC": The Depository Trust Company, its nominees, and their respective successors.

"Due Date": Each date on which a Distribution is due on a Collateral Obligation or other Asset, each in accordance with its terms.

"EBA": The European Banking Authority (including any successor or replacement organization thereto).

"Effective Date": The earlier to occur of (i) January 20, 2017 and (ii) the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the conditions set forth in Section 7.18 are satisfied.

"Effective Date-Related Redemption": The meaning specified in Section 9.6.

"Effective Date-Related Redemption Amount": The meaning specified in Section 9.6.

"Effective Date-Related Redemption Date": The meaning specified in Section 9.6.

"Effective Date Report": The meaning specified in Section 7.18(b).

"EIOPA": The European Insurance and Occupational Pensions Authority (including any successor or replacement organization thereto).

"Eligible Cov-Lite Loan": A Collateral Obligation that (i) is a Cov-Lite Loan, (ii) is a Senior Secured Loan, (iii) has a public rating by S&P of "B-" or higher, and (iv) constitutes all, or part, of a tranche at least equal to $100,000,000 at the time such tranche is issued.

"Eligibility Criteria": The criteria specified in Section 12.2(a).

"Eligible Investment Required Ratings": In the case of each Eligible Investment, a ratings requirement satisfied if (a) such obligation or security (i) has both a long-term and a short-term credit rating from Moody's, such ratings are "Aa3" or better (not on credit watch for possible downgrade) and "P-1" (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody's, such rating is "Aaa" (not on credit watch for possible downgrade) or (iii) has only a short-term credit rating from Moody's, such rating is "P-1" (not on credit watch for possible downgrade) and (b) such obligation or security (or the sovereign guaranteeing such obligation or security) has both a long-term and a short-term credit rating from S&P, such ratings are "A" and "A-1" or better (or, in the absence of a short-term credit rating, "A+" or better).

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"Eligible Investments": Either Cash or any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)	direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy clause (b) of the Eligible Investment Required Ratings;

(ii)	demand and time deposits in, certificates of deposit of, trust accounts with, bankers' acceptances payable within 183 days of issuance by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)	commercial paper (excluding extendible commercial paper or asset backed commercial paper) which satisfies the Eligible Investment Required Ratings;

(iv)	money market funds which have, at all times, credit ratings of "AAAm" by S&P (or, if not rated by S&P, credit ratings of "Aaa" and "MR1+" by Moody's); and

(v)	Cash;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (x) 90 days after the date of acquisition thereof or (y) the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an "f," "r," "p," "pi," "q," "sf" or "t" subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis (other than any withholding tax imposed pursuant to FATCA), (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is the subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager's judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation or security is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services and receives compensation.

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"Enforcement Event": The meaning specified in Section 11.1(a)(iii).

"EoD Overcollateralization Ratio": As of any Measurement Date or other date of determination, the percentage derived from:

(a)       the sum of (x) the Principal Collateralization Amount on such date (provided that, for purposes of this calculation, all Defaulted Obligations will be valued at their Market Value) plus (y) the Net Aggregate Exposure Amount; divided by

(b)       the sum of (x) Aggregate Outstanding Amount on such date of the Class A-1 Notes plus (y) the Net Aggregate Exposure Amount.

"Equity Kicker": A warrant (or other "attached" Equity Security) that is received with respect to a Collateral Obligation or purchased as part of a "unit" with a Collateral Obligation (so long as such warrant or other Equity Security is not Margin Stock and is not convertible or exchangeable into Margin Stock). The term "Equity Kicker" does not include any warrant that is detached or detachable from the underlying Collateral Obligation.

"Equity Security": Any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security that is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment; it being understood that Equity Securities may not be purchased by the Issuer but may be received by the Issuer in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof.

"ERISA": The United States Employee Retirement Income Security Act of 1974, as amended.

"ESMA": The European Securities and Markets Authority (including any successor or replacement organization thereto).

"Euroclear": Euroclear Bank S.A./N.V.

"European Supervisory Authorities": Together, the EBA, ESMA and EIOPA.

"Event of Default": The meaning specified in Section 5.1.

"Excel Default Model Input File": A Microsoft Excel file that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied, including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), LoanX identification or LIN # (if any), name of Obligor, coupon, spread (if applicable), LIBOR floor (if applicable), legal final maturity date, average life, principal balance, identification as a Senior Secured Loan or a Second Lien Loan, whether it is a Cov-Lite Loan, settlement date, S&P Industry Classification and S&P Recovery Rate.

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"Excepted Property": The meaning assigned in the Granting Clauses hereof.

"Excess CCC Adjustment Amount": As of any date of determination, an amount equal to the excess, if any, of:

(a)       the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess; over

(b)       the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

"Exchange Act": The United States Securities Exchange Act of 1934, as amended.

"Expected Portfolio Default Rate": As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the Principal Balance on such date of such Collateral Obligation by (ii) the S&P Default Rate of such Collateral Obligation and (b) dividing such sum by the Aggregate Principal Balance on such date of all Collateral Obligations (other than Defaulted Obligations).

"Exposure Amount": With respect to any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the excess, if any, of (i) the maximum funding commitment of the Issuer over (ii) the outstanding principal balance of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation.

"FATCA": Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such Sections of the Code.

"Federal Reserve Board": The Board of Governors of the Federal Reserve System.

"Final RTS": Commission Delegated Regulation (EU) No. 625/2014 of 13 March 2014, supplementing the CRR.

"Financial Asset": The meaning specified in Section 8-102(a)(9) of the UCC.

"Financing Statements": The meaning specified in Section 9-102(a)(39) of the UCC.

"Fixed Rate Notes": Notes that bear interest at fixed rates.

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"Fixed Rate Obligation": Any Collateral Obligation that bears a fixed rate of interest.

"Floating Rate Notes": Notes that bear interest at floating rates.

"Floating Rate Obligation": Any Collateral Obligation that bears a floating rate of interest.

"Flowthrough Entity": A partnership, grantor trust or S corporation for United States Federal income tax purposes.

"GAAP": The meaning specified in Section 6.3(j).

"Garrison": Garrison Investment Group, LP.

"Global Secured Note": Any Regulation S Global Secured Note or Rule 144A Global Secured Note.

"Grant" or "Granted": To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Hedge Agreement": Any interest rate swap, floor and/or cap agreements, including without limitation one or more interest rate basis swap agreements, between the Issuer and any Hedge Counterparty, as amended from time to time, and any replacement agreement entered into in accordance with this Indenture.

"Hedge Counterparty": Any one or more institutions entering into or guaranteeing a Hedge Agreement with the Issuer that either satisfies the Required Hedge Counterparty Rating or with respect to which the Rating Agency Condition has been satisfied and that has entered into a Hedge Agreement with the Issuer, including any permitted assignee or successor under the Hedge Agreements.

"Hedge Counterparty Collateral Account": The account established pursuant to Section 10.3(e).

"Holder" or "holder": With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

"Holder Tax Obligations": The meaning specified in Section 2.12(d).

"Increased Costs": With respect to any Payment Date, the amount, as set forth in a certificate of a holder of a Class A-1R Note or Conduit Support Provider therefor (each, a "Funding Entity"), as the case may be, delivered to the Trustee, the Issuer and the Note Agent on or prior to the related Determination Date, necessary to compensate such Funding Entity, for (a) any increase in cost to a Funding Entity of making or maintaining any loan or asset purchase under the Class A-1R Note Purchase Agreement or a Credit Facility or Liquidity Facility related thereto (or of maintaining its obligation to make any such loan or asset purchase) resulting from a Change of Law after the Closing Date (or, if later, the date such holder acquired its Class A-1R Note) applicable to such Funding Entity, (b) any reduction in any amount received or receivable by a Funding Entity under the Class A-1R Note Purchase Agreement or a Credit Facility or Liquidity Facility related thereto resulting from a Change of Law applicable to such Funding Entity or (c) any reduction in the rate of return on the capital of a Funding Entity or its parent/holding company resulting from a Change of Law after the Closing Date (or, if later, the date such holder acquired its Class A-1R Note) applicable to such Funding Entity or parent/holding company to a level below that which such Funding Entity or parent/holding company could have achieved but for such Change of Law (or, if later, the date such holder acquired its Class A-1R Note); provided that, calculation and payment of Increased Costs is subject to the provisions of the Class A-1R Note Purchase Agreement and shall exclude all Class A-1R Note Gross-Up Amounts.

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"Incurrence Covenant" means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, drawing a revolver, dividend payment, share purchase, merger, acquisition or divestiture.

"Indemnifiable Tax": Any tax which, as a result of a Change of Tax Law after the Closing Date, is imposed by any governmental authority of the Cayman Islands by withholding or deduction from a payment under a Class A-1R Note other than (i) a tax that would not have been imposed but for (a) a present or former connection between the Cayman Islands and the Holder of such Class A-1R Note, any Person holding an interest in such Class A-1R Note through a partnership, trust, financial intermediary or otherwise or any Person related to the Holder or Person holding an interest in such Class A-1R Note (other than a connection arising solely from having received a payment under, or enforced, such Class A-1R Note) or (b) presentation of such Class A-1R Note for payment (where presentation is required) on a day more than 30 Business Days after the date on which such payment became due except to the extent that additional amounts would have been payable on account of the withholding or deduction of taxes had presentation been made on such 30th Business Day, (ii) any tax imposed on account of the location of the paying agent, (iii) any estate, inheritance, gift, sales, transfer, personal property, wealth or similar tax, (iv) any tax imposed due to the inability or the failure of the affected Holder or Person to deliver, to the Issuer or to such governmental authority as the Issuer may direct, any document, form or certification required or reasonably requested in writing in order to allow the Issuer to make a payment without any deduction or withholding for or on account of any tax, (v) any tax that would not have been imposed had any representation or covenant from a Class A-1R Note Holder been accurate or (vi) any combination of taxes under clauses (i), (ii), (iii), (iv) and (v) above.

"Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

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"Independent": As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person's affiliates. With respect to the Issuer, the Collateral Manager or Affiliates of the Collateral Manager, funds or accounts managed by the Collateral Manager or Affiliates of the Collateral Manager shall not be Independent of the Issuer, the Collateral Manager or Affiliates of the Collateral Manager.

Whenever any Independent Person's opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

"Industry Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P Industry Classification, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P Industry Classification by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Information" means S&P's "Credit Estimate Information Requirements" dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

"Information Agent": The meaning specified in Section 14.17(a).

"Initial Rating": With respect to the Rated Notes, the rating or ratings, if any, indicated in Section 2.3. The rating assigned to the Class A-1R Notes by S&P do not address the payment of any Class A-1R Note Additional Amounts.

"Institutional Accredited Investor": An Accredited Investor under clauses (1), (2), (3) or (7) of Rule 501(a) under the Securities Act.

"Instrument": The meaning specified in Section 9-102(a)(47) of the UCC.

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"Interest Accrual Period": (i) With respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date (or, with respect to any Borrowing made under the Class A-1R Notes, the period from, and including, the date of such Borrowing to, but excluding, the earlier to occur of the Payment Date immediately following the Interest Accrual Period in which such Borrowing is made and the date on which such Borrowing is repaid in accordance with this Indenture); and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date (or, with respect to any Borrowing made under the Class A-1R Notes, the period from, and including, the date of such Borrowing to, but excluding, the earlier to occur of the Payment Date immediately following the Interest Accrual Period in which such Borrowing is made and the date on which such Borrowing is repaid in accordance with this Indenture) until the principal of the Secured Notes is paid or made available for payment; provided that for purposes of determining any Interest Accrual Period with respect to any Fixed Rate Notes, the Payment Date (notwithstanding the definition thereof) shall be assumed to be the 20th day of the relevant month (irrespective of whether such day is a Business Day).

"Interest Collection Subaccount": The meaning specified in Section 10.2(a).

"Interest Coverage Ratio": For any designated Class or Classes of Secured Notes, as of any Measurement Date or other date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such Measurement Date or other date of determination;

B = Amounts payable (or expected as of the Measurement Date or other date of determination to be payable) on the following Payment Date as set forth in clauses (A), (B) and

(C) in Section 11.1(a)(i); and

C = Interest (and, with respect to the Class A-1R Notes, Commitment Fees) due and payable on the Secured Notes of such Class or Classes and each Class of Secured Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class B Notes or the Class C Notes) on such Payment Date.

"Interest Coverage Test": A test that is satisfied with respect to any Class or Classes of Secured Notes as of any Measurement Date or other date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, if (i) the applicable Interest Coverage Ratio is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes are no longer Outstanding.

"Interest Determination Date": The second London Banking Day preceding the first day of each Interest Accrual Period (which first day, in the case of the first Interest Accrual Period in respect of a Borrowing, is the date of such Borrowing); provided that, in the case of a Borrowing made on less than two London Banking Days' notice, the Interest Determination Date will be the date of the related borrowing request.

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"Interest Diversion Test": A test that will be satisfied on any Measurement Date after the Reinvestment Period on which any Notes remain outstanding if the Overcollateralization Ratio with respect to the Class C Notes is equal to or greater than 150.0%.

"Interest Proceeds": With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)	all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments (other than Eligible Investments credited to any Class A-1R Purchaser Collateral Account), including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)	all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees and all other fees received by the Issuer during the related Collection Period, except for (A) those in connection with (1) the reduction of the par amount of the related Collateral Obligation, (2) the extension of the maturity of the related Collateral Obligation, (3) the reduction of the interest rate of the related Collateral Obligation or (4) any other fees received in connection with a Specified Change to an Underlying Instrument of the related Collateral Obligation and (B) origination fees or amounts payable in respect of original issue discount of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(iv)	commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations; and

(v)	any payment received with respect to any Hedge Agreement other than (a) an upfront payment received upon entering into such Hedge Agreement or (b) a payment received as a result of the termination of any Hedge Agreement (net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with such termination) to the extent not used by the Issuer to enter into a new or replacement Hedge Agreement;

provided that (i) any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation, (ii) with respect to any Collateral Obligation that, as a result of any exchange, amendment or waiver of or supplement thereto, ceases to qualify as a Collateral Obligation, for so long as it remains unqualified to be a Collateral Obligation, any amounts received in respect of such Collateral Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Collateral Obligation equals the outstanding principal balance of such Collateral Obligation at the time it ceased to qualify as a Collateral Obligation, (iii) the portion of any prepayment of a Collateral Obligation that is above the par amount of such Collateral Obligation will constitute Principal Proceeds (and not Interest Proceeds), (iv) if after giving effect to any amendment with respect to the terms of a Collateral Obligation that would (1) extend the due date or maturity with respect to the payment of any amount of principal of such Collateral Obligation or (2) reduce the spread or coupon of such Collateral Obligation, such Collateral Obligation (after giving effect to such amendment) would not satisfy clauses (i), (iii) and (iv) of the definition of "Eligibility Criteria" (assuming such Collateral Obligation was evaluated as a new purchase), any distribution related to such Collateral Obligation will constitute Principal Proceeds until such time as such Collateral Obligation would satisfy clauses (i), (iii) and (iv) of the definition of "Eligibility Criteria" (assuming such Collateral Obligation was evaluated as a new purchase) and (v) any distributions related to any Collateral Obligation received while such Collateral Obligation is a Stale Rated Obligation shall be considered Principal Proceeds (and not Interest Proceeds).

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"Interest Rate": With respect to each Class of Secured Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to LIBOR (or, for any CP Conduit that is a Holder of Class A-1R Notes, the CP Rate) for such Interest Accrual Period plus the spread specified in Section 2.3.

"Interest Rate Cap": With respect to each Interest Accrual Period, the sum of (i) LIBOR applicable to such Interest Accrual Period plus (ii) 2.20% per annum.

"Intermediary": Any agent or broker through which a Holder purchases its Notes, or any nominee or other entity through which a Holder holds its Notes.

"Investment Company Act": The Investment Company Act of 1940, as amended from time to time.

"Investment Criteria Adjusted Balance": With respect to any Collateral Obligation, the Principal Balance of such Collateral Obligation; provided that for all purposes the Investment Criteria Adjusted Balance of any Discount Obligation shall be the purchase price of such Discount Obligation.

"IRS": United States Internal Revenue Service.

"Issuer": The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

"Issuer Order" and "Issuer Request": A written order, request or direction (which may be a standing order, request or direction) dated and signed in the name of the Applicable Issuers or by an Authorized Officer of the Issuer or the Co-Issuer, as applicable, or by the Collateral Manager by an Authorized Officer thereof, on behalf of the Issuer; provided that, for purposes of Section 10.11 and Article XII and the release, sale or acquisition of any Assets thereunder, "Issuer Order" or "Issuer Request" shall mean delivery to the Trustee on behalf of the Issuer or the Collateral Manager on its behalf, by email or otherwise in writing, of a trade ticket, confirmation of trade, instruction to post or to commit to the trade, "SWIFT" messages or similar electronic communication or language, which shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of Section 10.11 and Article XII of this Indenture.

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"Issuer Par Amount": On any date and with respect to each Obligor under a Collateral Obligation, the Aggregate Principal Balances of all Collateral Obligations issued by each Obligor and all affiliates.

"Junior Class": With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

"Key Person": The meaning specified in Section 2.15(a).

"Key Person Event": The meaning specified in Section 2.15(a).

"LIBOR": The meaning set forth in Exhibit C hereto.

"LIBOR Floor Obligation": As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a London interbank offered rate and (b) that provides that such London interbank offered rate is (in effect) calculated as the greater of (i) a specified "floor" rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation.

"Liquidity Facility": With respect to any Class A-1R Note funded by any CP Conduit, a liquidity asset purchase agreement, swap transaction or other facility that provides liquidity for Commercial Paper Notes, and any guaranty of any such agreement or facility.

"Listed Notes": The Notes specified as such in Section 2.3.

"Loan": Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

"London Banking Day": A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

"Maintenance Covenant": A covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, that exists regardless of whether or not such borrower has taken any specified action.

"Majority": With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes; provided that, during the Reinvestment Period, in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Aggregate Undrawn Amount shall be deemed to be part of the Aggregate Outstanding Amount of the Class A-1R Notes.

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"Mandatory Redemption": The meaning specified in Section 9.1.

"Margin Stock": "Margin Stock" as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into "Margin Stock."

"Market Value": With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the principal amount thereof and the price (as a percentage of par) determined in the following manner:

(i)	the bid price determined by the Loan Pricing Corporation, LoanX Inc. or Markit Group Limited;

(ii)	if the price described in clause (i) is not available,

(A)	the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager;

(B)	if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)	if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such bid;

(iii)	if the Market Value of an asset cannot be determined in accordance with clause (i) or (ii) above, then the Market Value shall be the Appraised Value; provided that the Appraised Value of such Collateral Obligation has been obtained or updated within the immediately preceding month or, if such asset is a Collateral Obligation acquired from an unaffiliated third party in an arms' length transaction within the immediately preceding 30 days and there has been no material adverse change with respect to the Obligor or the Collateral Obligation to the actual knowledge of the Collateral Manager, then the original purchase price paid for such Collateral Obligation (after adjustment for any borrowing or repayments and exclusive of interest);

(iv)	if a price or such bid described in clause (i), (ii) or (iii) is not available, then the Market Value of an asset will be the lower of (x) such asset's S&P Recovery Rate and (y) the price at which the Collateral Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Collateral Manager to the Trustee and determined by the Collateral Manager consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided, that, if the Collateral Manager or Garrison Capital Advisers LLC is not a Registered Investment Adviser, (1) the Market Value of any such asset may not be determined in accordance with this clause (iv) for more than 30 days and (2) if such Collateral Obligation has a public rating from Moody's or S&P, the Market Value of such Collateral Obligation for such 30-day period shall be the lower of:

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(A)	the bid side market value thereof as reasonably determined by the Collateral Manager consistent with the Standard of Care and certified by the Collateral Manager to the Trustee; and

(B)	the higher of (x) 70% multiplied by the Principal Balance of such Collateral Obligation and (y) the applicable S&P Recovery Rate multiplied by the Principal Balance of such Collateral Obligation,

and, following such 30-day period, the Market Value of such Collateral Obligation shall be zero; or

(v)	if the Market Value of an asset is not determined in accordance with clause (i), (ii), (iii) or (iv) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

"Material Adverse Effect": With respect to any event or circumstance, a material adverse effect on (a) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (b) the validity or enforceability of this Indenture, the Collateral Management Agreement or the Issuer's Memorandum and Articles of Association or (c) the existence, perfection, priority or enforceability of the Trustee's lien on the Assets.

"Maturity": With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Maximum Weighted Average Life Test": A test satisfied on any date of determination if the Weighted Average Life of all Collateral Obligations as of such date is less than the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to September 29, 2024.

"Measurement Date": (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days prior written notice, any Business Day requested by S&P and (v) the Effective Date.

"Merging Entity": The meaning specified in Section 7.10.

"Memorandum and Articles of Association": The Issuer's Memorandum and Articles of Association, as they may be amended, revised or restated from time to time.

"Minimum Weighted Average Fixed Rate Coupon Test": A test that will be satisfied on any date of determination if the Weighted Average Fixed Rate Coupon equals or exceeds 8.00%.

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"Minimum Weighted Average S&P Recovery Rate Test": A test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate for the Class A-1 Notes Outstanding equals or exceeds the Weighted Average S&P Recovery Rate for the Class A-1 Notes selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

"Minimum Weighted Average Spread Test": A test that will be satisfied on any date of determination if the Weighted Average Spread equals or exceeds the Weighted Average Spread selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

"Money": The meaning specified in Section 1-201(24) of the UCC.

"Monitor Principal Amount": As of any date of determination, an amount equal to the sum, without duplication, of the following: (a) the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations and Current Pay Obligations (each as to which the applicable rule below shall apply)), plus (b) the aggregate amount of funds on deposit in the Collection Account and the Revolver Funding Account, including Eligible Investments, constituting Principal Proceeds, plus (c)(i) for each Defaulted Obligation that has been a Defaulted Obligation for less than one year, the lower of (A) an amount equal to the Market Value at such time of such Defaulted Obligation and (B) the S&P Recovery Rate multiplied by the principal balance thereof at such time and (ii) for any Defaulted Obligation which has been a Defaulted Obligation for one year or more, zero, plus (d) for each Current Pay Obligation, 95% of such Current Pay Obligation's Market Value (but no greater than the par value of such Current Pay Obligation).

"Monthly Report": The meaning specified in Section 10.10(a).

"Monthly Report Determination Date": The meaning specified in Section 10.10(a).

"Moody's": Moody's Investors Service, Inc. and any successor thereto.

"Natixis": Natixis Securities Americas LLC.

"Natixis Placed Notes": The Secured Notes.

"Net Aggregate Exposure Amount": The excess of the aggregate of the Exposure Amounts of the Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations over the amount of Principal Proceeds in the Revolver Funding Account.

"Non-Call Period": The period from the Closing Date to and including the earlier of (i) September 29, 2018 and (ii) the date of an S&P Withdrawal.

"Non-Elevated 2013 CLO Participation Interest": Any participation interest in a Loan constituting part of the 2013 CLO Portfolio that is a Participation Interest as a result of the failure to elevate such participation interest within the applicable time period specified in clause (b) of the proviso in the definition of Participation Interest.

"Non-Permitted ERISA Holder": The meaning specified in Section 2.11(d).

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"Non-Permitted Holder": The meaning specified in Section 2.11(b).

"Note Agent": Natixis, New York Branch.

"Note Interest Amount": With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 Outstanding principal amount of such Class of Secured Notes.

"Note Payment Sequence": The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)       to the payment, pro rata based on the amounts payable under clauses (x), (y) and (z) below, of (x) principal of the Class A-1R Notes (together with any defaulted interest and defaulted Commitment Fees), (y) principal of the Class A-1T Notes (together with any defaulted interest) and (z) principal of the Class A-1F Notes (together with any defaulted interest), until all such amounts have been paid in full; provided that in connection with any payment under this clause (i), the Commitments shall be reduced in accordance with Section 9.7(f);

(ii)       to the payment of principal of the Class A-2 Notes (together with any defaulted interest) until such amounts have been paid in full;

(iii)       to the payment of any accrued and unpaid interest and any Deferred Interest on the Class B Notes until such amounts have been paid in full;

(iv)       to the payment of principal of the Class B Notes until such amounts have been paid in full;

(v)       to the payment of any accrued and unpaid interest and any Deferred Interest on the Class C Notes until such amounts have been paid in full;

(vi)       to the payment of principal of the Class C Notes until such amounts have been paid in full; and

(vii)       to any applicable Holders of the Class A-1R Notes on a pro rata basis for payment of accrued and unpaid Class A-1R Note Additional Amounts.

"Noteholder": With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

"Notes": Collectively, the Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3).

"NRSRO": Any nationally recognized statistical rating organization, other than any Rating Agency.

"NRSRO Certification": A certification executed by a NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

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"Obligor": Any borrower, obligor or guarantor under a Loan.

"Obligor Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each Obligor, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by such Obligor by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Offer": The meaning specified in Section 10.11(c).

"Offering": The offering of any Notes pursuant to the relevant Offering Circular.

"Offering Circular": The offering circular relating to the offer and sale of the Secured Notes dated September 26, 2016, and including any supplements thereto.

"Officer": (a) With respect to any corporation, the Chairman of the Board of Directors or, with respect to the Issuer, any director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or any Person authorized by such entity and shall, for the avoidance of doubt, include any duly appointed attorney-in-fact of the Issuer, and (b) with respect to the Co-Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company.

"offshore transaction": The meaning specified in Regulation S.

"Opinion of Counsel": A written opinion addressed to the Trustee and, if required by the terms hereof, each Rating Agency then rating a Class of Rated Notes, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, each Rating Agency then rating a Class of Rated Notes), of a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney or law firm, as the case may be, may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, each Rating Agency then rating a Class of Rated Notes) or shall state that the Trustee (and, if required by the terms hereof, each Rating Agency then rating a Class of Rated Notes) shall be entitled to rely thereon.

"Optional Redemption": A redemption of Notes in accordance with Section 9.2.

"Origination Measurement Date": Each date upon which the Issuer commits to originate or acquire a Collateral Obligation and the Closing Date.

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"Origination Requirement": The requirement which will be satisfied if, on any Origination Measurement Date:

(a)       the Aggregate Principal Balance of all Collateral Obligations in respect of which the Retention Provider is the Originator; divided by

(b)       the Aggregate Principal Balance of all Collateral Obligations and Eligible Investments owned by the Issuer (including any Collateral Obligations and Eligible Investments that the Issuer has made a binding commitment to acquire), is greater than 50%.

"Originator": An entity which, either itself or through related entities (including the Issuer and the 2013 CLO Issuer), directly or indirectly, was involved or will be involved in the original agreement creating a Collateral Obligation.

"Other Plan Law": Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

"Outstanding": With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)	Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9 or registered in the Register on the date that the Trustee provides notice to the Holders that this Indenture has been discharged in accordance with Article IV;

(ii)	Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a "protected purchaser" (within the meaning of Section 8-303 of the UCC); and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

In determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Notes owned by the Issuer or the Co-Issuer (or, only in the case of (x) a vote on the removal of the Collateral Manager for "Cause" (as defined in the Collateral Management Agreement), (y) a waiver of an event constituting "Cause" under the Collateral Management Agreement as a basis for termination of the Collateral Management Agreement or removal of the Collateral Manager thereunder or (z) a vote in connection with the appointment of an Approved Replacement pursuant to Section 2.15, the Collateral Manager, any Affiliate thereof or any funds or accounts managed by the Collateral Manager or one of its Affiliates as to which the Collateral Manager or one of its Affiliates has discretionary voting authority) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee has actual knowledge to be so owned shall be so disregarded and (b) Notes so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above.

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"Overcollateralization Ratio": With respect to any specified Class or Classes of Secured Notes as of any Measurement Date or other date of determination, the percentage derived from: (i) the sum of (x) the Principal Collateralization Amount on such date plus (y) the Net Aggregate Exposure Amount divided by (ii) the sum of (x) Aggregate Outstanding Amount on such date of the Secured Notes of such Class or Classes, each Priority Class of Secured Notes and each Pari Passu Class of Secured Notes plus (y) the Net Aggregate Exposure Amount.

"Overcollateralization Ratio Test": A test that is satisfied with respect to any designated Class or Classes of Secured Notes as of any Measurement Date or other date of determination on which such test is applicable if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes are no longer Outstanding.

'"Pari Passu Class": With respect to any specified Class of Notes, each Class of Notes that ranks pari passu to such Class, as indicated in Section 2.3.

"Participation Interest": A participation interest in a Loan; provided that, with respect to any participation interest in a Loan constituting part of the 2013 CLO Portfolio, such participation interest shall be deemed to (a) be a Collateral Obligation for all purposes hereunder (provided that the related Senior Secured Loan or Second Lien Loan in which such participation interest is granted satisfies the definition of Collateral Obligation) and (b) not be a Participation Interest until the 30th day following the Closing Date if such participation interest has not been elevated by such day (provided that up to five participation interests that are part of the 2013 CLO Portfolio shall not be considered to be Participation Interests until the 90th day following the Closing Date if such participation interest has not been elevated by such day).

"Party": The meaning specified in Section 14.15.

"Passing Report": The meaning specified in Section 7.18(c).

"Paying Agent": Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

"Payment Account": The payment account of the Trustee established pursuant to Section 10.3(a).

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"Payment Date": The 20th day of February, May, August and November of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in November 2016, except that (x) "Payment Date" shall include each date fixed by the Trustee on which payments are made in accordance with Section 5.7 and (y) the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the Stated Maturity (or, if such day is not a Business Day, the next succeeding Business Day).

"PBGC": The United States Pension Benefit Guaranty Corporation.

"Pending Collateral Obligation Purchase Funding Amount": The meaning specified in Section 2.14(b).

"Permitted Liens": (a) Liens in favor of the Trustee for the benefit of the Secured Parties granted pursuant to this Indenture and any other Transaction Document; (b) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor); and (c) the interests of lessees and lessors under leases of real or personal property made in the ordinary course of business which interests would not have a Material Adverse Effect.

"Permitted Offer": An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligations being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in Cash and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

"Person": An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

"PIK Loan" Any loan on which a portion (but not all) of the interest accrued for a specified portion of time or until the maturity thereof is, or at the option of the Obligor may be, added to the principal balance of such loan or otherwise deferred rather than being paid in cash, which carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, LIBOR plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years; provided that a loan that, in addition to any capitalized interest, requires by the terms of its applicable Underlying Instrument interest to be paid in cash at a rate of (in the case of a PIK Loan that is a Fixed Rate Obligation) at least 4.00% and (in the case of a PIK Loan that is a Floating Rate Obligation) at least LIBOR plus 3.00% per annum shall be deemed not to be a PIK Loan hereunder. For the avoidance of doubt, (i) a Zero Coupon Obligation shall be deemed not to be a PIK Loan hereunder and (ii) if the Obligor under a PIK Loan fails to make a required cash interest payment thereunder, such PIK Loan shall become a Defaulted Obligation.

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"Placement Agent": Natixis Securities Americas LLC, in its capacity as placement agent of the Notes.

"Placement Agreement": The agreement dated as of September 29, 2016 by and among the Co-Issuers and the Placement Agent relating to the placement of the Natixis Placed Notes, as amended from time to time.

"Posting": The forwarding by the Collateral Administrator of emails received at the Rule 17g-5 Address to the 17g-5 Website.

"Prepayment": The meaning specified in Section 9.7(a).

"Prepayment Notice Date": The meaning specified in Section 9.7(c).

"Principal Balance": Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for purposes of calculating the Overcollateralization Ratio and Total Capitalization, the Principal Balance of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation shall not include any undrawn commitments with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided further that for all purposes (other than the determination of compliance with the Retention Requirement Laws, the calculation of the Retained Amount and whether a Retention Deficiency has occurred) the Principal Balance of any Equity Security or interest only strip shall be deemed to be zero. For purposes of determining compliance with the Retention Requirement Laws, calculating the Retained Amount and determining whether a Retention Deficiency has occurred, the Principal Balance of any Asset shall be its Principal Balance in each case without any adjustments for purchase price or the application of haircuts or other adjustments.

"Principal Collateralization Amount": As of any date, an amount equal to the sum, without duplication, of the following:

(a)       the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations, Discount Obligations, Current Pay Obligations and Non-Elevated 2013 CLO Participation Interests (each as to which the applicable rule below shall apply)), plus

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(b)       the aggregate amount of funds on deposit in the Collection Account and the Revolver Funding Account, including Eligible Investments, constituting Principal Proceeds, plus

(c)       for each Defaulted Obligation that has been a Defaulted Obligation for less than one year, the lower of (i) an amount equal to the Market Value at such time of such Defaulted Obligation and (ii) the S&P Recovery Rate multiplied by the principal balance thereof at such time, plus

(d)       for each Discount Obligation, the aggregate purchase price, excluding accrued interest, expressed as a Dollar amount, for such Discount Obligations (after adding the amount of any subsequent borrowings and/or subtracting the amount of any subsequent repayments thereof), plus

(e)       for each Current Pay Obligation, 95% of such Current Pay Obligation's Market Value (but no greater than the par value of such Current Pay Obligation), minus

(f)       the Excess CCC Adjustment Amount;

provided that, (i) with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation, Current Pay Obligation or CCC Collateral Obligation, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Principal Collateralization Amount on any date of determination and (ii) the Principal Collateralization Amount for any Defaulted Obligation which has been a Defaulted Obligation for one year or more will be zero. For the avoidance of doubt, any Collateral Obligation that is a Non-Elevated 2013 CLO Participation Interest shall have a value of zero for purposes of the Principal Collateralization Amount.

"Principal Collection Subaccount": The meaning specified in Section 10.2(a).

"Principal Financed Accrued Interest": With respect to (i) any Collateral Obligation owned or purchased by the Issuer on the Closing Date if purchased with Principal Proceeds, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is owing to the Issuer and remains unpaid as of the Closing Date and (ii) any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation.

"Principal Proceeds": With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture. For the avoidance of doubt, Principal Proceeds shall not include any Excepted Property.

"Priority Class": With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

"Priority of Payments": The meaning specified in Section 11.1(a).

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"Priority Termination Event": The meaning specified in the relevant Hedge Agreement, which may include, without limitation, the occurrence of (i) the Issuer's failure to make required payments or deliveries pursuant to a Hedge Agreement with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (ii) the occurrence of certain events of bankruptcy, dissolution or insolvency with respect to the Issuer with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (iii) the liquidation of the Assets due to an Event of Default under this Indenture or (iv) a change in law after the Closing Date which makes it unlawful for either the Issuer or a Hedge Counterparty to perform its obligations under a Hedge Agreement.

"Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

"Process Agent": The meaning specified in Section 7.2.

"Program Manager": The investment manager or administrator of a CP Conduit, as applicable.

"Proposal Period": The meaning specified in Section 2.15(b).

"Proposed Portfolio": The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

"Proposed Replacement": The meaning specified in Section 2.15(b).

"Purchaser Rating Criteria": A test satisfied with respect to any Holder of the Class A-1R Notes on each day during the Reinvestment Period if: (i) such Holder or the CP Conduit providing the funding for such Holder has a short-term credit rating from S&P of at least "A-1"; (ii) such Holder's obligations are guaranteed by an entity meeting the requirements under clause (i) at such time; or (iii) the Rating Agency Condition is satisfied with respect to such Holder's failure to satisfy the requirements under either of clause (i) or (ii) at such time and both the Issuer and the Note Agent have consented thereto. The Purchaser Rating Criteria will not apply after the Reinvestment Period.

"QIB/QP": Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both (i) a Qualified Institutional Buyer and (ii) either (x) a Qualified Purchaser or (y) a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser.

"Qualified Broker/Dealer": Any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon, N.A.; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Citadel Securities LLC; Credit Agricole CIB; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Commerzbank; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Goldman Sachs & Co.; HSBC Bank; Imperial Capital LLC; ING Financial Partners, Inc.; Jefferies & Co.; J.P. Morgan Securities LLC; KeyBank; KKR Capital Markets LLC; Lazard; Lloyds TSB Bank; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Northern Trust Company; Oppenheimer & Co. Inc.; Royal Bank of Canada; The Royal Bank of Scotland plc; Scotia Capital; Societe Generale; SunTrust Bank; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; Wells Fargo Bank, National Association; Cantor Fitzgerald, L.P.; Seaport Group; Stifel Nicolaus & Company, Incorporated; FBR & Co.; CIT Group Inc.; Gleacher & Company, Inc.; and Macquarie Capital.

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"Qualified Institutional Buyer": The meaning specified in Rule 144A under the Securities Act.

"Qualified Purchaser": The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 or 2a51-3 under the Investment Company Act.

"Rated Notes": The Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes.

"Rating Agency": S&P, or, with respect to the Assets generally, Moody's or S&P or, if at any time Moody's or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If at any time any of the rating agencies referred to above ceases to be a "Rating Agency" and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Indenture shall be deemed instead to be references to the equivalent categories of such replacement rating agency as of the most recent date on which such replacement rating agency and such replaced rating agency published ratings for the type of obligation in respect of which such replacement rating agency is used; provided that a replacement rating agency selected to replace Moody's shall not be applicable for purposes of the determination of an S&P Rating.

"Rating Agency Condition": With respect to any event or any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P provides written confirmation (which may take the form of a press release or other written communication which may be in electronic form or posted on S&P's website) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Rated Notes will occur as a result of such event or action; provided that the Rating Agency Condition will be deemed to be satisfied if (i) no Class of Rated Notes then outstanding is then rated by S&P (including due to the withdrawal by S&P of its rating on such Notes) or (ii) S&P makes a public announcement or informs the Issuer, the Collateral Manager or the Trustee in writing that (A) it believes that satisfaction of the Rating Agency Condition is not required with respect to such event or action, (B) its practice is not to give such confirmations or (C) it will not review such event or action for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of the Rated Notes.

"Real Estate Loan": A loan or other debt obligation that is (a) secured primarily by a mortgage, deed of trust or similar lien on commercial real estate (other than hotels and casinos), residential real estate or undeveloped land or (b) made to a company engaged primarily in acquiring and developing undeveloped land (whether or not such loan or other debt obligation is secured by real estate).

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"Record Date": With respect to the Notes, the date that is 15 days prior to the applicable Payment Date.

"Redemption Date": Any date specified for a redemption of Notes (other than a Mandatory Redemption) pursuant to Article IX.

"Redemption Price": (a) For each Secured Note to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Secured Note, plus (y) accrued and unpaid interest thereon (including interest on any accrued and unpaid Deferred Interest, in the case of the Class B Notes and the Class C Notes) to the Redemption Date, plus (z) in the case of any Class A-1R Note being redeemed, any Class A-1R Note Additional Amounts in respect thereof and an amount equal to the accrued and unpaid Commitment Fees and any Commitment Fee Shortfalls and (b) for each Subordinated Note, its proportional share (based on the outstanding principal amount of such Subordinated Notes) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption or Tax Redemption, as applicable, of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Collateral Management Fees and Administrative Expenses, which shall not be subject to the Administrative Expense Cap) of the Co-Issuers; provided that, in connection with any Optional Redemption or Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes by notifying the Trustee in writing prior to the Redemption Date may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

"Reduced Interest Class": The meaning specified in Section 8.2(b).

"Reference Banks": The meaning specified in Exhibit C hereto.

"Refinancing": A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Secured Notes in connection with an Optional Redemption.

"Refinancing Proceeds": The Cash proceeds from a Refinancing.

"Regional Diversity Measure": As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P region classification, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P region classification by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

"Register" and "Registrar": The respective meanings specified in Section 2.5(a).

"Registered": In registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

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"Registered Investment Adviser": A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act of 1940, as amended.

"Registered Office Terms": The Administrator's standard Terms and Conditions for the Provision of Registered Office Services, as published at http://www.maplesfiduciaryservices.com/terms/.

"Regulation S": Regulation S, as amended, under the Securities Act.

"Regulation S Global Secured Note": The meaning specified in Section 2.2(b)(i).

"Reinvestment Borrowing": The meaning specified in Section 2.14(b).

"Reinvestment Borrowing Date": The last day of the Reinvestment Period (or, if any such date is not a Business Day, the Business Day following such date).

"Reinvestment Period": The period from and including the Closing Date to and including the earliest of (i) September 29, 2020, (ii) the date of the acceleration of the Maturity of any Class of Secured Notes pursuant to Section 5.2, (iii) the date on which the Collateral Manager reasonably determines that it can no longer reinvest in additional Collateral Obligations in accordance with Section 9.6 or the Collateral Management Agreement, (iv) the date of an occurrence of a Key Person Event and (v) the date of an S&P Withdrawal.

"Reinvestment Target Par Balance": As of any date of determination on and after the Effective Date, the Target Initial Par Amount, minus (i) the amount of any reduction or prepayment in the aggregate outstanding principal amount of the Notes, plus (ii) the amount of any subsequent increase in the aggregate outstanding principal amount of the Class A-1R Notes as a result of a Borrowing thereunder, plus (iii) the aggregate amount of Principal Proceeds that result from the issuance of any additional notes pursuant to Sections 2.13 and 3.2 (after giving effect to such issuance of any additional notes).

"Related Obligation": A loan issued by (or the Obligor of which is) (i) the BDC (or any of its Affiliates) or any other Person whose investments are primarily managed by the BDC or any of its Affiliates (other than, in each case, any investor in any fund managed by the BDC or any of its Affiliates) or (ii) an entity 25% or more of which is owned by an entity described in the preceding clause (i).

"Required Hedge Counterparty Rating": With respect to any Hedge Counterparty, the ratings required by the criteria of S&P in effect at the time of execution of the related Hedge Agreement.

"Required Interest Coverage Ratio": (a) for the Class A Notes, 135.0%; (b) for the Class B Notes, 125.0% and (c) for the Class C Notes, 115.0%.

"Required Overcollateralization Ratio": (a) for the Class A Notes, 173.4%; (b) for the Class B Notes, 156.1% and (c) for the Class C Notes, 148.1%.

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"Retained Amount": A material net economic interest in the securitisation position comprised by the Notes which, in any event, shall not be less than 5% (or such lower amount, including 0%, if such lower amount is required or allowed under the applicable Retention Requirement Law as a result of amendment, repeal or otherwise) of the nominal value of the Collateral Obligations and Eligible Investments from time to time, as calculated and measured at each origination or acquisition of a Collateral Obligation or Eligible Investment by the Issuer.

"Retention Deficiency": An event which shall occur if the Subordinated Notes held by the Retention Provider are insufficient to constitute the Retained Amount.

"Retention Letter": Each letter relating to the retention of net economic interest in substantially the form of Exhibit F hereto, from the Retention Provider and addressed to the Issuer, the Trustee and the Placement Agent.

"Retention Provider": The BDC.

"Retention Requirement": The requirements and obligations of the Retention Provider as set forth in the Retention Letter.

"Retention Requirement Laws": Each of: (a) Articles 404-410, the CRR and the Final RTS, together with any applicable guidance, regulatory technical standards, implementing technical standards or related documents published by any European Supervisory Authority, the European Central Bank (or any successor or replacement agency or authority) and any delegated regulations of the European Commission, (b) Article 51 and Article 17 as implemented by Section 5 of Chapter III of the AIFMD Level 2 Regulation supplementing the AIFMD, the AIFMD and the AIFMD Level 2 Regulation, and (c) Article 254, Solvency II and the Solvency II Level 2 Regulation, in each case including any further technical standards, any similar or successor laws (including any retention requirements applicable to UCITS funds), any implementing laws or regulations in force in any Member State of the European Union, any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto and any delegated regulations of the European Commission (in each case including any amendments, replacements or successors thereto).

"Revolver Funding Account": The account established pursuant to Section 10.4.

"Revolving Collateral Obligation": Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

"Rule 144A": Rule 144A, as amended, under the Securities Act.

"Rule 144A Global Secured Note": The meaning specified in Section 2.2(b)(ii).

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"Rule 144A Information": The meaning specified in Section 7.15.

"Rule 17g-5": The meaning specified in Section 14.17(a).

"Rule 17g-5 Address": The meaning specified in Section 14.3(e).

"S&P": Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto.

"S&P CDO Monitor": Each dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P's proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Collateral Manager, the Collateral Administrator and the Trustee. Each S&P CDO Monitor shall be chosen by the Collateral Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Spread from Section 2 of Schedule 3 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Spread confirmed by S&P; provided that as of any date of determination the Weighted Average S&P Recovery Rate for the Class A-1 Notes equals or exceeds the Weighted Average S&P Recovery Rate for the Class A-1 Notes chosen by the Collateral Manager and the Weighted Average Spread equals or exceeds the Weighted Average Spread chosen by the Collateral Manager.

"S&P CDO Monitor Election Date": The meaning specified in Section 7.18(d).

"S&P CDO Monitor Test": A test that will be satisfied on any date of determination on or after the Effective Date (and, on and after the S&P CDO Monitor Election Date, following receipt by the Collateral Manager and the Collateral Administrator of the Adjusted Break-even Default Rate for each S&P CDO Monitor (in accordance with the definition of "Adjusted Break-even Default Rate")) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Default Differential of the Proposed Portfolio is positive. The S&P CDO Monitor Test will be considered to be improved if the Default Differential of the Proposed Portfolio is greater than the Default Differential of the Current Portfolio.

"S&P Counterparty Criteria": With respect to any Participation Interest acquired or sold by the Issuer, criteria that will be met if, immediately after giving effect to such acquisition or sale, the Aggregate Participation Percentages of all Selling Institutions and participants that have the same or a lower S&P Rating does not exceed the "Aggregate Percentage Limit" set forth below for such S&P Rating, and the Aggregate Participation Percentage of any single Selling Institution or participant that has the S&P Rating set forth below or a lower credit rating does not exceed the "Individual Percentage Limit" set forth below for such S&P Rating:

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S&P Rating of Selling Institution or Participant (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20.0%	20.0%
AA+	20.0%	10.0%
AA	20.0%	10.0%
AA-	15.0%	10.0%
A+	10.0%	5.0%
A (with an A-l short-term rating)	5.0%	5.0%
A- or below	0%	0%

"S&P Default Rate": With respect to a Collateral Obligation, the default rate as determined in accordance with Section 3 of Schedule 3 hereto.

"S&P Industry Classification": Each industry identified in Schedule 2.

"S&P Rating": With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)	(a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if the related obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than "BB+", and shall be two sub-categories above such rating if such rating is "BB+" or lower;

(ii)	with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P; provided that such credit rating shall expire on the earlier of (i) the 12-month anniversary of the date S&P assigned such credit rating to such DIP Collateral Obligation, unless S&P renews such credit rating, in which case, the credit rating shall expire on the 12-month anniversary of the date of renewal and (ii) the date S&P provides notice to the Collateral Manager that the credit quality of such DIP Collateral Obligation has deteriorated since S&P assigned or renewed such credit rating;

(iii)	if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

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(a)	if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody's, then the S&P Rating will be the rating equivalent of the public rating by Moody's of such Collateral Obligation except that the S&P Rating of such obligation will be (1) one sub category below the S&P equivalent of the rating by Moody's if such rating is "Baa3" or higher and (2) two sub-categories below the S&P equivalent of the rating by Moody's if such rating is "Ba1" or lower;

(b)	subject to the limitations with respect to Deemed Rated Obligations as set forth in the definition of the term "Concentration Limitations", the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and that the credit estimate provided by S&P will be at least equal to such S&P Rating determined by the Collateral Manager; provided further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of "CCC-" following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further, that if such 90-day period (or other extended period) elapses pending S&P's decision with respect to such application, the S&P Rating of such Collateral Obligation shall be "CCC-"; provided further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be "CCC-" pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided further that the S&P Rating may not be determined pursuant to this clause (b) if the Collateral Obligation is a DIP Collateral Obligation; provided further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of "CCC-" unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with this Indenture, in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided further that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with this Indenture) on each 12-month anniversary thereafter;

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(c)	with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be "CCC-" provided (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; provided further that the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall submit all available Information in respect of such Collateral Obligation to S&P prior to or within 30 days after the election of the Issuer (at the direction of the Collateral Manager); or

(iv)	with respect to a DIP Collateral Obligation that has no issue rating by S&P or a Current Pay Obligation that is rated "D" or "SD" by S&P, the S&P Rating of such DIP Collateral Obligation or Current Pay Obligation, as applicable, will be, at the election of the Issuer (at the direction of the Collateral Manager), "CCC-" or the S&P Rating determined pursuant to clause (iii)(b) above;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch positive" by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch negative" by S&P, such rating will be treated as being one sub-category below such assigned rating.

"S&P Rating Confirmation Failure": The meaning specified in Section 7.18(c).

"S&P Recovery Rate": With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 3 using the Initial Rating of the most senior Class of Secured Notes outstanding at the time of determination.

"S&P Recovery Rating": With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the "Recovery Rating" assigned by S&P to such Collateral Obligation.

"S&P Withdrawal": Any event which results in S&P no longer assigning or maintaining a rating on any of the Rated Notes. For the avoidance of doubt, any downgrade of S&P's rating on any of the Rated Notes shall not constitute an S&P Withdrawal.

"Sale": The meaning specified in Section 5.17.

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"Sale Proceeds": All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII and the termination of any Hedge Agreement, in each case less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales and net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with any such termination. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

"Scenario Default Rate": With respect to the Class A-1 Notes, as of any date of determination, the sum of:

(a)        prior to the S&P CDO Monitor Election Date:

(i)       0.329915; plus

(ii)       the product of (x) 1.210322 multiplied by (y) the Expected Portfolio Default Rate, minus

(iii)       the product of (x) 0.586627 multiplied by (y) the Default Rate Dispersion, plus

(iv)       the quotient of (x) 2.538684 divided by (y) the Obligor Diversity Measure, plus

(v)       the quotient of (x) 0.216729 divided by (y) the Industry Diversity Measure, plus

(vi)       the quotient of (x) 0.0575539 divided by (y) the Regional Diversity Measure, minus

(vii)       the product of (x) 0.0136662 multiplied by (y) the Weighted Average Life;

(b)        on and after the S&P CDO Monitor Election Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's initial rating of the Class A-1 Notes, determined by the Collateral Manager and the Collateral Administrator (which determination shall be made solely by application of the S&P CDO Monitor at such time).

"Schedule of Collateral Obligations": The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, Principal Balance, coupon/spread, the stated maturity and the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from S&P) for each Collateral Obligation and the percentage of the aggregate commitment under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation that is funded, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

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"Scheduled Distribution": With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest and/or fee due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.3 hereof.

"Second Lien Loan": Any assignment of or other interest in a Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the obligor of the loan other than a Senior Secured Loan with respect to the liquidation of such obligor or the collateral for such Loan, (ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the obligor's obligations under the Loan, the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral and (iii) is not secured solely or primarily by common stock or other equity interests.

"Secured Noteholders": The Holders of the Secured Notes.

"Secured Notes": The Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes.

"Secured Parties": The meaning specified in the Granting Clauses.

"Securities Account Control Agreement": The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and Deutsche Bank Trust Company Americas, as securities intermediary.

"Securities Act": The United States Securities Act of 1933, as amended.

"Securities Intermediary": The meaning specified in Section 8-102(a)(14) of the UCC.

"Securitisation Framework": The proposal for a new regulation relating to a European framework for simple, transparent and standardised securitisation, adopted by the European Commission on September 30, 2015.

"Securitisation Regulation": Together, the Draft CRR Amendment Regulation and the Securitisation Framework, including any implementing regulation, technical standards and official guidelines related thereto.

"Security Entitlement": The meaning specified in Section 8-102(a)(17) of the UCC.

"Selling Institution": The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

"Senior Collateral Management Fee": The meaning specified in the Collateral Management Agreement.

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"Senior Secured Loan": Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (subject to customary exceptions for permitted liens); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor's obligations under the Loan (subject to customary exceptions for permitted liens); (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests; provided that, except for purposes of determining the S&P Recovery Rate, the limitation set forth in this clause (d) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties). Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan under the proviso to clause (d) of this definition, such Collateral Obligation shall be deemed to be an Unsecured Loan.

"Similar Law": Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer's assets) to Other Plan Law.

"Solvency II": EU Directive 2009/138/EC.

"Solvency II Level 2 Regulation": Commission Delegated Regulation (EU) No 2015/35 of 10 October 2014 supplementing Solvency II.

"Special Redemption": The meaning specified in Section 9.6.

"Special Redemption Amount": The meaning specified in Section 9.6.

"Special Redemption Date": The meaning specified in Section 9.6.

"Specified Change": With respect to any Collateral Obligation, any exchange, amendment, consent, modification or waiver of, or supplement to, an Underlying Instrument that (a) extends the final maturity of a Collateral Obligation beyond the Stated Maturity, (b) reduces or forgives the principal amount of a Collateral Obligation (other than a Defaulted Obligation that has been a Defaulted Obligation for one year or more), (c) reduces the rate of interest payable on a Collateral Obligation by more than 25% for a Credit Risk Obligation or a Defaulted Obligation and more than 50% for other Collateral Obligations, (d) postpones the Due Date of any Scheduled Distribution in respect of a Collateral Obligation, unless the Maximum Weighted Average Life Test is satisfied after giving effect to such change, (e) subordinates (in right of payment, with respect to liquidation preferences or otherwise) a Collateral Obligation if such subordination causes any of the Coverage Tests or the Collateral Quality Test to cease to be in compliance (or, if any of the Coverage Tests or the Collateral Quality Test is not satisfied prior to such subordination, causes any such Coverage Test or the Collateral Quality Test to be worsened), (f) releases any material guarantor or co-obligor of a Collateral Obligation from its obligations, (g) releases a material portion of the collateral securing such Collateral Obligation (excluding Defaulted Obligations and any such releases associated with a prepayment), (h) with respect to Defaulted Obligations that have been Defaulted Obligations for less than one year, provides for a return that is less than the Principal Collateralization Amount for any such Defaulted Obligation as determined pursuant to clause (c) of the definition of "Principal Collateralization Amount" or (i) changes any of the provisions of an Underlying Instrument specifying the number or percentage of lenders required to effect any of the foregoing; provided that, in the case of clauses (d) and (e) above, such tests have been calculated, if applicable, after the Underlying Instrument has been re-evaluated by the Rating Agency.

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"Specified Change Condition": A condition that shall be satisfied on any day if the Aggregate Principal Balance of Collateral Obligations with an S&P Rating below "CCC" as a result of a Specified Change is less than 7.5% of Total Capitalization.

"Specified Event": With respect to any Collateral Obligation that is the subject of a credit estimate by S&P, the occurrence of any of the following events:

(a)	nonpayment of interest or principal;

(b)	the rescheduling of any interest or principal in any part of the capital structure of the related Obligor;

(c)	any breach of a covenant by such Obligor;

(d)	any act or omission that, in the determination of the Collateral Manager using commercially reasonable efforts, absent a cure by such Obligor, will result in a breach of a covenant occurring the next six months;

(e)	any restructuring of debt (including proposed debt) of such Obligor;

(f)	the occurrence of significant transactions (including any sale or acquisition of assets);

(g)	the reduction or increase in the Cash interest rate payable by the Obligor thereunder (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(h)	the extension of the stated maturity date of such Collateral Obligation; or

(i)	the addition of payment-in-kind terms of such Collateral Obligation.

"Stale Rated Obligation": Any Collateral Obligation as to which (a) the information the Collateral Manager reasonably believes is required to receive a credit estimate on such Collateral Obligation from S&P is (i) not submitted within a 30-day period of the Issuer acquiring such Collateral Obligation or (ii) not submitted within 30 days after each 12-month anniversary of S&P assigning a credit estimate to such Collateral Obligation; provided that, once the Collateral Manager submits information that it reasonably believes is required to receive such credit estimate, such Collateral Obligation will no longer be considered a Stale Rated Obligation, unless twelve months have elapsed since such submission, as provided in clause (b) below; or (b) twelve months have elapsed since the Collateral Manager's submission of the information it reasonably believes is required to receive a credit estimate on such Collateral Obligation and a credit estimate has not been provided by S&P; provided that, once a credit estimate is received after such information is submitted, such Collateral Obligation will no longer be considered a Stale Rated Obligation.

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"STAMP": The meaning specified in Section 2.5(a).

"Standard of Care": The meaning specified in the Collateral Management Agreement.

"Standby Directed Investment": Initially, a non-interest bearing cash account (which investment is, for the avoidance of doubt, an Eligible Investment); provided that the Issuer, or the Collateral Manager on behalf of the Issuer, may by written notice to the Trustee change the Standby Directed Investment to any other Eligible Investment of the type described in clause (ii) of the definition of "Eligible Investments", as certified to the Trustee in such notice, maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein).

"Stated Maturity": With respect to the Notes of any Class, the date specified as such in Section 2.3.

"Step-Down Obligation": An obligation which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that, an obligation providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

"Step-Up Obligation": An obligation which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time (and does not provide for any subsequent decrease); provided that, an obligation providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

"Structured Finance Obligation": Any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables, loans, securities or other assets, including collateralized debt obligations.

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"Sub-Collateral Management Agreement": The Sub-Collateral Management Agreement dated as of the Closing Date between the Collateral Manager and the Sub-Collateral Manager, as amended from time to time in accordance with the terms hereof and thereof.

"Sub-Collateral Manager": Garrison Capital Advisers LLC.

"Subordinated Collateral Management Fee": The meaning set forth in the Collateral Management Agreement.

"Subordinated Notes": The subordinated notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

"Subsequent Delivery Date": The settlement date with respect to the Issuer's acquisition of a Collateral Obligation to be pledged to the Trustee after the Closing Date.

"Successor Entity": The meaning specified in Section 7.10.

"Synthetic Security": A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Target Initial Par Amount": U.S.$300,000,000.

"Target Initial Par Condition": A condition satisfied as of the Effective Date if the Aggregate Principal Balance of Collateral Obligations that are held by the Issuer and that the Issuer has committed to purchase on such date, together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations held by the Issuer on the Effective Date), will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation prior to the Effective Date shall be treated as having a Principal Balance equal to its Principal Collateralization Amount.

"Tax": Any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

"Tax Account Reporting Rules": FATCA, and any other laws, intergovernmental agreements, administrative guidance or official interpretations, adopted or entered into on, before or after the date of this Indenture, by one or more governments providing for the collection of financial account information and the automatic exchange of such information between or among governments for purposes of improving tax compliance, including but not limited to the Cayman FATCA Legislation, and any laws, intergovernmental agreements or other guidance adopted pursuant to the global standard for automatic exchange of financial account information issued by the OECD.

"Tax Account Reporting Rules Compliance": Compliance with the Tax Account Reporting Rules as necessary to avoid (a) fines, penalties, or other sanctions imposed on the Issuer or any of its directors or (b) the withholding or imposition of tax from or in respect of payments to or for the benefit of the Issuer.

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"Tax Event": An event that occurs if a change in or the adoption of any U.S. or foreign tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), rule, ruling, practice, procedure or judicial decision or interpretation of the foregoing after the Closing Date results in (i)(x) any obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of scheduled distributions for any Collection Period, (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer, (iii) a Hedge Counterparty is or will be required to deduct or withhold from any payment under a Hedge Agreement for or on account of any tax for whatever reason and such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (after payment of all taxes, whether assessed against such Hedge Counterparty or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed or (iv) the Issuer is or will be required to deduct or withhold from any payment to another Person for or on account of any tax for whatever reason and the Issuer is required to pay to such Person such additional amount as is necessary to ensure that the net amount actually received by such Person (after payment of all taxes, whether assessed against such Person or the Issuer) will equal the full amount that the Person would have received had no such taxes been imposed, and the aggregate amount of such a tax or taxes imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, and of "gross up payments" required to be made by the Issuer (x) is in excess of $1,000,000 during the Collection Period in which such event occurs or (y) the aggregate of all such amounts imposed, and "gross up payment" requirements required to be made by the Issuer, during any 12-month period is, in excess of $1,000,000.

"Tax Redemption": The meaning specified in Section 9.3(a).

"Total Capitalization": An amount equal to, without duplication (i) the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Obligations), plus (ii) the aggregate amount of Principal Proceeds on deposit in the Collection Account and the Revolver Funding Account, plus (iii) the Aggregate Undrawn Amount, plus (iv) the Principal Collateralization Amount for all Defaulted Obligations.

"Trading Plan": The meaning specified in Section 12.2(b).

"Trading Plan Period": The meaning specified in Section 12.2(b).

"Transaction Documents": This Indenture, the Securities Account Control Agreement, the Collateral Management Agreement, the Sub-Collateral Management Agreement, the Placement Agreement, the Collateral Administration Agreement, the Closing Date Sale Agreement, the Closing Date Transfer Agreement, the Class A-1R Note Purchase Agreement, the Administration Agreement and the Retention Letter.

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"Transfer Agent": The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

"Trust Officer": When used with respect to the Trustee and the Bank (in all of its capacities), any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee and the Bank (in all of its capacities) customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

"Trustee": The meaning specified in the first sentence of this Indenture, and any successor thereto.

"Trustee's Website": The meaning specified in Section 10.10(g).

"UCC": The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest as amended from time to time.

"UK/Cayman AIEA": The automatic information exchange agreement between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the Cayman Islands to Improve International Tax Compliance dated November 5, 2013.

"Uncertificated Security": The meaning specified in Section 8-102(a)(18) of the UCC.

"Underlying Instrument": The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

"Unfunded Amount": At any time, the sum of (i) the aggregate Exposure Amount at such time plus (ii) the aggregate Unsettled Amount at such time.

"United States Person" The meaning specified in Section 7701(a)(30) of the Code.

"Unregistered Securities": The meaning specified in Section 5.17(c).

"Unsaleable Asset": (a)(i) A Defaulted Obligation, (ii) an Equity Security or (iii) an obligation received in connection with an Offer or a Permitted Offer, in a restructuring or plan of reorganization with respect to the obligor, in each case, in respect of which the Issuer has not received a payment in cash during the preceding 12 months or (b) any Collateral Obligation identified in an officer's certificate of the Collateral Manager as having a current Market Value (and such Market Value shall not be determined pursuant to clause (iv) of the definition thereof) of less than $1,000, in the case of each of (a) and (b) with respect to which the Collateral Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such obligation for at least 90 days and (y) in its commercially reasonable judgment such obligation is not expected to be saleable in the foreseeable future.

"Unsecured Loan": A senior unsecured Loan which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

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"Unsettled Amount": As of any date, all amounts due in respect of any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but has not yet settled.

"U.S. Cayman FATCA Legislation": The Cayman Islands Tax Information Authority Law (2016 Revision), as amended from time to time, and the U.S. Cayman IGA.

"U.S. Cayman IGA": The intergovernmental agreement between the Cayman Islands and the United States to implement FATCA.

"U.S. person": The meaning specified in Regulation S.

"U.S. Risk Retention Regulations": The final rules implementing the credit risk retention requirements of Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

"Weighted Average Fixed Rate Coupon": As of any date, the number, expressed as a percentage, determined by summing the products obtained by multiplying:

For each Fixed Rate Obligation, the stated interest coupon on such Collateral Obligation	X	The Principal Balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations)

and dividing such sum by:

the Aggregate Principal Balance of all Fixed Rate Obligations as of such date (in each case, excluding any PIK Loan to the extent of any non-cash interest and excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations that are Fixed Rate Obligations);

provided that if the foregoing amount is less than 8.00%, then all or a portion of the Weighted Average Fixed Rate Coupon Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

"Weighted Average Fixed Rate Coupon Adjustment": As of any date of determination, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Spread for such date over the Weighted Average Spread selected by the Collateral Manager at such time in connection with the S&P CDO Monitor Test, and (ii) the Aggregate Principal Balance of all Collateral Obligations that are not Fixed Rate Obligations as of such date, and the denominator of which is the Aggregate Principal Balance of all Fixed Rate Obligations as of such date (in each case, excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations that are Fixed Rate Obligations). In computing the Weighted Average Fixed Rate Coupon Adjustment on any date, the Weighted Average Spread for such date shall be computed as if the Weighted Average Spread Adjustment was equal to zero.

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"Weighted Average Life": As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by (b) the outstanding Principal Balance of such Collateral Obligation;

and dividing such sum by:

(b) the Aggregate Principal Balance at such time of each such Collateral Obligation.

For the purposes of the foregoing, the "Average Life" is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

"Weighted Average S&P Recovery Rate": With respect to the Class A-1 Notes, as of any date of determination, the number, expressed as a percentage, determined by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 3, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

"Weighted Average Spread": As of any date, the number determined by summing the number obtained by adding:

The Aggregate Funded Spread (with respect to all Collateral Obligations that are not Fixed Rate Obligations)	+	The Aggregate Unfunded Spread

and dividing such sum by:

The Aggregate Principal Balance of all Floating Rate Obligations as of such date, in each case, excluding, any PIK Loan to the extent of any non-cash interest;

provided that if the foregoing amount is less than Weighted Average Spread selected by the Collateral Manager in connection with the S&P CDO Monitor Test, then all or a portion of the Weighted Average Spread Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

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"Weighted Average Spread Adjustment": As of any date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Fixed Rate Coupon for such date over 8.00% and (ii) the Aggregate Principal Balance of all Fixed Rate Obligations as of such date (in each case, excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations that are Fixed Rate Obligations), and the denominator of which is the Aggregate Principal Balance of all Collateral Obligations that are not Fixed Rate Obligations as of such date. In computing the Weighted Average Spread Adjustment on any date, the Weighted Average Fixed Rate Coupon for such date shall be computed as if the Weighted Average Fixed Rate Coupon Adjustment was equal to zero.

"Zero Coupon Obligation": Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2            Usage of Terms.

With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation." All references in this Indenture to designated "Articles," "Sections," "subsections" and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.

Section 1.3            Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)                For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a principal balance equal to the Principal Collateralization Amount of such Defaulted Obligations. Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

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(b)               If withholding tax is imposed on (i) any late payment fees, prepayment fees or other similar fees, (ii) any amendment, waiver, consent or extension fees or (iii) commitment fees or other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations, the Collateral Quality Test and the Coverage Tests shall be calculated thereafter net of the full amount of such withholding tax unless the related obligor is required to make "gross-up" payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the underlying instruments with respect thereto.

(c)                For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(d)               For purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(e)                For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections anticipated to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Payment Date.

(f)                Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.10(b)(iv), Article XII and the definition of "Interest Coverage Ratio," the expected interest on the Secured Notes and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

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(g)               All calculations with respect to Scheduled Distributions on the Assets securing the Notes shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(h)               References in Section 11.1(a) to calculations made on a "pro forma basis" shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(i)                 Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(j)                 Any reference in this Indenture to an amount of the Trustee's or the Collateral Administrator's fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Interest Accrual Period and shall be based on the Aggregate Principal Balance of the Assets (excluding any Assets that constitute Interest Proceeds) as of the first day of the related Collection Period.

(k)               To the extent there is, in the reasonable determination of the Collateral Administrator or the Trustee, any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent the Collateral Administrator and/or the Trustee reasonably determine that more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator and/or the Trustee shall be entitled to request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(l)                 For purposes of calculating the Weighted Average Spread or Weighted Average Fixed Rate Coupon, (i) a Collateral Obligation that is a Step-Down Obligation will be treated as having the lowest per annum interest rate or spread over the applicable index or benchmark rate over the remaining maturity of such Collateral Obligation and (ii) a Collateral Obligation that is a Step-Up Obligation will be treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.

(m)             For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(n)               For purposes of determining the Coverage Tests, the Collateral Quality Test and the Concentration Limitations (and related computations of stated interest coupons and Aggregate Funded Spread), capitalized or deferred interest (and any other interest that is not paid in cash) will be excluded.

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(o)       For purposes of determining compliance with the Retention Requirement Laws, calculating the Retained Amount and determining whether a Retention Deficiency has occurred, the Principal Balance of any Asset shall be its Principal Balance in each case without any adjustments for purchase price or the application of haircuts or other adjustments.

ARTICLE II

The Notes

Section 2.1            Forms Generally. The Notes and the Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Applicable Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2            Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes and Rule 144A Global Secured Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b)               Secured Notes and Subordinated Notes.

(i)                 The Secured Notes of each Class (other than the Class A-1R Notes) sold to persons who are not U.S. persons in offshore transactions in reliance on Regulation S shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto, in the case of the Secured Notes (each, a "Regulation S Global Secured Note"), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided.

(ii)               The Secured Notes of each Class (other than the Class A-1R Notes) sold to persons that are QIB/QPs shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a "Rule 144A Global Secured Note") and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided unless such person notifies the Trustee and the Issuer in writing that it elects to receive a Certificated Secured Note and complies with all transfer requirements related to such acquisition. Any (i) Class A-1R Notes or (ii) any Secured Notes of any Class other than the Class A-1R Notes that are sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Secured Note, are Institutional Accredited Investors (or, if so elected by such persons, Qualified Institutional Buyers) and Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-2 hereto (a "Certificated Secured Note") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Subordinated Notes sold to (i) QIB/QPs or (ii) Institutional Accredited Investors and either Qualified Purchasers or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A-3 hereto (each, a "Certificated Subordinated Note" and, together with the Certificated Secured Notes, "Certificated Notes") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee upon Issuer Order as hereinafter provided.

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(iii)             The aggregate principal amount of the Global Secured Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)                Book Entry Provisions. This Section 2.2(c) shall apply only to Global Secured Notes deposited with or on behalf of DTC.

The provisions of the "Operating Procedures of the Euroclear System" of Euroclear and the "Terms and Conditions Governing Use of Participants" of Clearstream, respectively, will be applicable to the Global Secured Notes insofar as interests in such Global Secured Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Secured Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Applicable Issuer, the Trustee, and any agent of the Applicable Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Applicable Issuer, the Trustee, or any agent of the Applicable Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

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Section 2.3            Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Secured Notes and Subordinated Notes that may be authenticated and delivered under this Indenture is limited to U.S.$300,000,000 aggregate principal amount of Notes (except for (i) Deferred Interest with respect to the Class B Notes and the Class C Notes, (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (iii) additional notes issued in accordance with Sections 2.13 and 3.2).

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

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Designation	Class A-1R Notes	Class A-1T Notes	Class A-1F Notes	Class A-2 Notes	Class B Notes	Class C Notes	Subordinated Notes
Type	Senior Secured Revolving Floating Rate	Senior Secured Floating Rate	Senior Secured Fixed Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	Subordinated
Issuer(s)	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Co-Issuers	Issuer
Original Principal Amount (U.S.$)	$25,000,000	$88,150,000	$25,000,000	$20,700,000	$21,450,000	$11,700,000	$108,000,000
S&P Initial Rating	"AAA(sf)"	"AAA(sf)"	"AAA(sf)"	"AA(sf)"	"A(sf)"	"BBB(sf)"	N/A
Interest Rate	CP Rate + 2.20% or LIBOR + 2.20%	LIBOR + 2.20%	3.41%	LIBOR + 3.15%	LIBOR + 4.00%	LIBOR + 6.00%	N/A
Listed Notes	No	Yes	Yes	Yes	Yes	Yes	No
Interest Deferrable	No	No	No	No	Yes	Yes	N/A
Stated Maturity	September 29, 2027	September 29, 2027	September 29, 2027	September 29, 2027	September 29, 2027	September 29, 2027	September 29, 2027
Minimum Denominations (U.S.$) (Integral Multiples)	$250,000 ($1.00)	$250,000 ($1.00)	$250,000 ($1.00)	$250,000 ($1.00)	$250,000 ($1.00)	$250,000 ($1.00)	$250,000 ($1.00)
Priority Classes	None	None	None	A-1R, A-1T, A-1F	A-1R, A-1T, A-1F, A-2	A-1R, A-1T, A-1F, A-2, B	A-1R, A-1T, A-1F, A-2, B, C
Pari Passu Classes	A-1T, A-1F	A-1R, A-1F	A-1R, A-1T	None	None	None	None
Junior Classes	A-2, B, C, Subordinated Notes	A-2, B, C, Subordinated Notes	A-2, B, C, Subordinated Notes	B, C, Subordinated Notes	C, Subordinated Notes	Subordinated Notes	None

The Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4            Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of each of the Applicable Issuers by one of their respective Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Applicable Issuer, shall bind the Issuer and the Co-Issuer, as applicable, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Applicable Issuers to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

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Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5            Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the "Register") at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the "Registrar") for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Placement Agent or any Holder a current list of Holders (and their holdings) as reflected in the Register. In addition and upon written request at any time, the Registrar shall provide to the Issuer, the Collateral Manager, the Placement Agent or any Holder any information the Registrar actually possesses regarding the nature and identity of any beneficial owner of any Note (and its holdings) and each Holder is deemed to agree by acceptance of its Note that the Registrar shall not have any liability with respect to the release of such information to such Persons as requested.

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Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and, solely in the case of the Secured Notes, the Co-Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee or the Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)               No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c)                No transfer of an interest in the Subordinated Notes will be effective, and no such transfer will be recognized, if it may result in 25% or more of the value of the Subordinated Notes being held by Benefit Plan Investors. For purposes of this determination, the value of Notes held by Natixis, the Trustee, the Collateral Manager and certain of their affiliates (other than those interests held by a Benefit Plan Investor) or a Person (other than a Benefit Plan Investor) who is a Controlling Person is disregarded. The Trustee shall be entitled to rely exclusively upon the information set forth on the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Trust Officer of the Trustee has actual knowledge (solely in reliance upon such information) to be so held shall be disregarded.

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(d)               Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the Investment Company Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(e)                For so long as any of the Notes are Outstanding, the Issuer shall not issue or permit the transfer of any ordinary shares of the Issuer to U.S. persons; provided that this clause shall not apply to issuances and transfers of Subordinated Notes or any other Class of Notes treated as equity for U.S. federal income tax purposes.

(f)                Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(f).

(i)                 Rule 144A Global Secured Note to Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder (provided that such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC's procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder's Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

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(ii)               Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder's Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.

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(iii)             Global Secured Note to Certificated Secured Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Secured Note deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note. Upon receipt by the Registrar of (A) a certificate substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(g)               Transfers of Certificated Secured Notes shall only be made in accordance with Section 2.2(b)  and this Section 2.5(g).

(i)                 Transfer of Certificated Secured Notes to Global Secured Notes. If a Holder of a Certificated Secured Note (other than a Class A-1R Note) wishes at any time to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Registrar of (A) a Holder's Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or B-3 attached hereto executed by the transferor and certificates substantially in the forms of Exhibit B-6 or B-7 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC's procedures containing information regarding the participant's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

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(ii)               Transfer of Certificated Secured Notes to Certificated Secured Notes. Upon receipt by the Registrar of (A) a Holder's Certificated Secured Note properly endorsed for assignment to the transferee, and (B) except for in the case of a Class A-1R Note, a certificate substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in authorized denominations.

(h)               Transfers and exchanges of Subordinated Notes shall only be made in accordance with Section 2.5(c) and this Section 2.5(h).

(i)       Certificated Subordinated Note to Certificated Subordinated Note. Upon receipt by the Registrar of (A) a Holder's Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-4 and B-5 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in authorized denominations.

(i)                 If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Applicable Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Applicable Issuers shall, after due execution by the Applicable Issuers authenticate and deliver Notes that do not bear such applicable legend.

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(j)                 Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Secured Note will be deemed to have represented and agreed as follows:

(i)                 In connection with the purchase of such Notes: (A) none of the Co-Issuers, the Collateral Manager, the Placement Agent, the Trustee, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Collateral Manager, the Trustee, the Collateral Administrator, the Placement Agent or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Collateral Manager, the Trustee, the Collateral Administrator, the Placement Agent or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note)  both (a) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(d) or (a)(1)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) or (2) with respect to the Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes, not a "U.S. person" as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories, (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes, (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks, (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees and (K) if it is not a U.S. person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Collateral Manager, (II) an Affiliate of the Collateral Manager or (III) a fund or account managed by the Collateral Manager (or any of its Affiliates) as to which the Collateral Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Collateral Manager.

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(ii)               (1) If such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (2) if such Person is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes do not and will not constitute or result in a non-exempt violation of any such Other Plan Law.

(iii)             Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(iv)             Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(v)               Such beneficial owner will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(vi)             Such beneficial owner agrees to be subject to the Bankruptcy Subordination Agreement.

(vii)           Such beneficial owner is not a member of the public in the Cayman Islands.

(viii)         Such beneficial owner agrees that it will not, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws.

(k)               Each Person who becomes an owner of a Certificated Secured Note (other than a Class A-1R Note) will be required to make the representations and agreements set forth in Exhibit B-2. becomes an owner of a Certificated Subordinated Notewill be required to make the representations and agreements set forth in Exhibit B-4 and Exhibit B-5.

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(l)                 Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(m)             To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Subordinated Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Subordinated Note to make representations to the Issuer in connection with such compliance.

(n)               The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of any transfer requiring such certificate to be presented by the proposed transferor or transferee.

(o)               For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Placement Agent may hold a position in a Regulation S Global Secured Note prior to the distribution of the applicable Notes represented by such position.

(p)               Each Person who becomes a beneficial owner of Subordinated Notes shall represent, warrant and agree that (x) it is not and will not be treated as a Flowthrough Entity or (y) if it is at the time it becomes a Flowthrough Entity less than 40% of the assets of such Flowthrough Entity are represented, directly or indirectly, by the Subordinated Notes (each person that is described in, and makes the representation in either clause (x) or (y), a "Direct Tax Owner" with respect to the Subordinated Notes). No transfer of an interest in the Subordinated Notes will be effective, and no such transfer will be recognized, if (i) such transfer results in there being more than 70 Direct Tax Owners of the Subordinated Notes or such transfer would otherwise cause the Issuer to be treated as a publicly traded partnership as defined in Section 7704(b) of the Code or (ii) such Notes are transferred on or through (A) an established securities market or (B) a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704(b) of the Code (and the Treasury Regulations thereunder).

(q)               Each Person who becomes a beneficial owner of Class A-1R Notes shall represent, warrant and agree that (x) it is not and will not be treated as a Flowthrough Entity or (y) if it is at the time it becomes a Flowthrough Entity less than 40% of the assets of such Flowthrough Entity are represented, directly or indirectly, by the Class A-1R Notes (each person that is described in, and makes the representation in either clause (x) or (y), a "Direct Tax Owner" with respect to the Class A-1R Notes). No transfer of an interest in the Class A-1R Notes will be effective, and no such transfer will be recognized, if (i) such transfer results in there being more than 28 Direct Tax Owners of the Class A-1R Notes or such transfer would otherwise cause the Issuer to be treated as a publicly traded partnership as defined in Section 7704(b) of the Code or (ii) such Class A-1R Notes are transferred on or through (A) an established securities market or (B) a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704(b) of the Code (and the Treasury Regulations thereunder).

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(r)                 No transfer of an interest in the Subordinated Notes by the BDC will be effective other than, subject to its obligations as Retention Provider to retain the Retained Amount pursuant to the Retention Letter, to an affiliate that is a United States Person; provided that the Subordinated Notes may only be transferred if the BDC provides an Officer's certificate or Opinion of Counsel that the Collateral Manager will be in compliance with the registration requirements of the Investment Advisers Act of 1940, as amended, after giving effect to such transfer.

(q)       No transfer of an interest in the Class A-1R Notes will be effective other than to (i) a United States Person or (ii) a Person that has provided an IRS Form W-8ECI to the Note Agent on or prior to the date it becomes a Holder of Class A-1R Notes.

Section 2.6            Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Applicable Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Applicable Issuers, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Applicable Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Applicable Issuers shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Applicable Issuers, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuers, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Applicable Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Applicable Issuers may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

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Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Applicable Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7            Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof (x) in the case of the Secured Notes other than the Class A-1R Notes, on the first day of the related Interest Accrual Period (in each case after giving effect to payments of principal thereof on such date) and (y) in the case of each Borrowing, on the average daily balance of such Borrowing during the applicable Interest Accrual Period, in each case, except as otherwise set forth below; provided, however, that, if the applicable Borrowing is made after the end of a Collection Period and before the related Payment Date, interest accrued during such period will not be payable on such Payment Date and will be payable instead on the following Payment Date. Payment of interest on each Class of Secured Notes (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. Solely for purposes of calculating interest on the drawn balance of the Class A-1R Notes during the Reinvestment Period, if one or more Borrowings is made during an Interest Accrual Period during the Reinvestment Period, and, during such Interest Accrual Period one or more Prepayments is made in accordance with Section 9.7, such Prepayment shall be made among the draws on such Class A-1R Notes in the priority directed by the Collateral Manager. So long as any Priority Class is Outstanding with respect to the Class B Notes or the Class C Notes, any payment of interest due on the Class B Notes or the Class C Notes, respectively, which is not available to be paid ("Deferred Interest") in accordance with the Priority of Payments on any Payment Date shall not be considered "due and payable" for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Notes and (iii) the Stated Maturity of such Class of Notes. Deferred Interest on the Class B Notes or the Class C Notes shall be added to the principal balance of the Class B Notes or the Class C Notes, respectively, and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to such Class of Notes and (ii) which is the Stated Maturity of such Class of Notes. So long as any Priority Class is Outstanding with respect to the Class B Notes or the Class C Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Secured Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A Note or, if no Class A Notes are Outstanding, any Class B Notes, or if no Class B Notes are Outstanding, any Class C Notes shall accrue at the Interest Rate for such Class until paid as provided herein.

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(b)               The principal of each Secured Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Notes (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Notes, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered "due and payable" for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c)                Principal payments on the Notes will be made in accordance with the Priority of Payments and Article IX.

(d)               The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Person or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States Person) or other certification (including, with respect to FATCA, waivers of foreign law confidentiality) acceptable to it to enable the Issuer, the Co-Issuer, the Trustee and any Paying Agent, as applicable, to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the Cayman Islands, the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation and, if instructed by the Issuer, the delivery of any information required under FATCA to determine if the Issuer is subject to withholding or payments by the Issuer are subject to withholding. Subject to Section 7.17(m), the Co-Issuers shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent or the Trustee to determine the duties or liabilities of the Issuer or any other Person with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

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(e)                Payments in respect of interest on and principal of any Secured Note and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Secured Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Secured Note, and to the Holder or its nominee with respect to a Certificated Note; provided that (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Applicable Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Neither the Co-Issuers, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Secured Note. In the case where any final payment of principal and interest is to be made on any Secured Note (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Applicable Issuers shall, prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Notes, original principal amount of Subordinated Notes and the place where such Notes may be presented and surrendered for such payment.

(f)                Payments of principal to Holders of the Secured Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Notes of such Class on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g)               Interest accrued with respect to the Floating Rate Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest on the Fixed Rate Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(h)               All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

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(i)                 Notwithstanding any other provision of this Indenture, the obligations of the Applicable Issuers under the Notes and the Transaction Documents are limited recourse obligations of the Applicable Issuers payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Co-Issuers hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, shareholder, authorized person or incorporator of the Co-Issuers, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or the Transaction Documents. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j)                 Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

(k)               The Holders of the Class A-1R Notes shall be entitled to receive Commitment Fees. The Commitment Fees shall accrue on the Aggregate Undrawn Amount as of the close of business on each day during each Interest Accrual Period during the Reinvestment Period at the applicable Commitment Fee Rate and will be payable in arrears on each Payment Date in accordance with the Priority of Payments. Any Commitment Fees accrued but not paid on prior Payment Dates shall accrue interest at the applicable Interest Rate. Commitment Fees shall be computed on the basis of a 360 day year and the actual number of days elapsed during the applicable Interest Accrual Period.

Section 2.8            Persons Deemed Owners. The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer, the Trustee or any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9            Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment) except for payment as provided herein, or for registration of transfer, exchange or redemption in accordance with Article IX hereof (in the case of Special Redemption, Effective Date-Related Redemption or a Mandatory Redemption, only to the extent that such Special Redemption, Effective Date-Related Redemption or Mandatory Redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard policy unless the Applicable Issuers shall direct by an Issuer Order received prior to destruction that they be returned to it.

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Section 2.10                                DTC Ceases to be Depository. (a) A Global Secured Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture or (B) any of (x) (i) DTC notifies the Applicable Issuers that it is unwilling or unable to continue as depository for such Global Secured Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Secured Note.

(b)               Any Global Secured Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee's office located in the Borough of Manhattan, the City of New York to be so transferred, in whole or from time to time in part, without charge, and the Applicable Issuers shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Secured Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Secured Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)                Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Secured Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)               In the event of the occurrence of either of the events specified in subsection (a) of this Section 2.10, the Co-Issuers will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Applicable Issuers to such beneficial owners of interests in Global Secured Notes as required by subsection (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Secured Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner's interest in the Global Secured Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

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Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11                                Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(b)               If (x) any U.S. person that is not both (i) either a Qualified Institutional Buyer or an Institutional Accredited Investor and (ii) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall become the Holder or beneficial owner of an interest in any Note, (y) any Holder or beneficial owner of Notes shall fail to comply with its Holder Tax Obligations or the Issuer determines, in its reasonable discretion, that such Holder or beneficial owner's acquisition, ownership or transfer of the Notes otherwise causes the Issuer to fail to comply with the Tax Account Reporting Rules or (z) in the reasonable determination of the Issuer, any beneficial owner of the Subordinated Notes is not a United States Person (any such Person, a "Non-Permitted Holder"), the acquisition of Notes (other than under clause (y)) by such Holder or beneficial owner shall be null and void ab initio. The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee (if a Trust Officer of the Trustee obtains actual knowledge)  or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Co-Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

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(c)                Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a Person who has made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(d)               If any Person shall become the Holder or beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such person a "Non-Permitted ERISA Holder"), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge) or the Co-Issuer to the Issuer, if either of them makes the discovery and who, in each case, agree to notify the Issuer of such discovery, send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 14 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder. The Holder and beneficial owner of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Co-Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12                                Treatment and Tax Certification. (a) The Issuer, the Co-Issuer and the Trustee agree, and each Holder and each beneficial owner of a Secured Note, by acceptance of such Secured Note or an interest in such Secured Note shall be deemed to have agreed, to treat, and shall treat, the Secured Notes as debt for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority. The Issuer will also treat the Secured Notes as debt for legal, accounting and ratings purposes.

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(b)               The Issuer, the Co-Issuer and the Trustee agree, and each Holder and each beneficial owner of a Subordinated Note, by acceptance of such Subordinated Note or an interest in such Subordinated Note shall be deemed to have agreed, to treat, and shall treat, the Subordinated Notes as equity in the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority.

(c)                Each Holder and beneficial owner of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Trustee or any Paying Agent with the properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Person or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States Person) or the failure to comply with its Holder Tax Obligations may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

(d)       Each purchaser, beneficial owner and subsequent transferee of a Note or interest therein, by acceptance of such Note or an interest in such Note, shall be deemed to have agreed to provide the Issuer, the Trustee, the Collateral Manager, any relevant intermediary or other agent of the Issuer any information or documentation, to correct and update such information and to take such action that is required under the Tax Account Reporting Rules and/or to avoid the imposition of tax under FATCA ("Holder Tax Obligations"). Each purchaser and subsequent transferee of Notes will be required or deemed to acknowledge that the Issuer may provide such information and any other information concerning its investment in the Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant taxing authority. Each purchaser and subsequent transferee of Notes will be required or deemed to acknowledge that the Issuer has the right, hereunder, to compel any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements to sell its interest in such Note, or to sell such interest on behalf of such owner following the procedures and timeframe relating to Non-Permitted Holders specified in Section 2.11(b). The Issuer may also assign such Notes a separate CUSIP or CUSIPs number in the Issuer's sole discretion. In addition, each holder of Notes (or any interest therein) will be required or deemed to understand and acknowledge that the Issuer has the right under this Indenture to (1) withhold from any holder or beneficial owner of an interest in Secured Notes that fails to comply with FATCA and (2) provide any information and documentation provided to it in connection with Tax Account Reporting Rules regarding such Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant tax authority.

Section 2.13                                Additional Issuance. (a) At any time during the Reinvestment Period (or, in the case of an issuance of Subordinated Notes only, during or after the Reinvestment Period), the Co-Issuers or the Issuer, as applicable, may issue and sell additional notes of any one or more existing Classes and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture (except that the proceeds of an additional issuance of Subordinated Notes after the Reinvestment Period may not be used to purchase additional Collateral Obligations), provided that the following conditions are met:

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(i)                 the Collateral Manager consents to such issuance and such issuance is approved by a Majority of the Subordinated Notes;

(ii)               the terms of the notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except that the interest due on additional Secured Notes will accrue from the issue date of such additional Secured Notes and the interest rate and price of such Notes do not have to be identical to those of the initial Notes of that Class);

(iii)             unless only additional Subordinated Notes are being issued, additional notes of all Classes must be issued and such issuance of additional notes must be proportional across all Classes; provided that the principal amount of Subordinated Notes issued in any such issuance may exceed the proportion otherwise applicable to the Subordinated Notes;

(iv)             unless only additional Subordinated Notes are being issued, the Rating Agency Condition shall have been satisfied with respect to any Rated Notes not constituting part of such additional issuance;

(v)               the proceeds of any additional notes (net of fees and expenses incurred in connection with such issuance, which fees and expenses shall be paid solely from the proceeds of such additional issuance) shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments;

(vi)             an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Trustee to the effect that (A) such issuance would not cause the Holders or beneficial owners of Secured Notes previously issued for U.S. federal income tax purposes to be deemed to have sold or exchanged such Notes under Section 1001 of the Code, (B) any additional Secured Notes (other than additional Class A-1R Notes) will be debt for U.S. federal income tax purposes, and (C) any additional Class A-1R Notes will not cause the Issuer to be treated as an entity taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal tax on a net income basis;

(vii)           the ratings of such additional notes are no lower than the Initial Ratings of such Classes;

(viii)         unless only additional Subordinated Notes are being issued, immediately after giving effect to such additional issuance, (A) no Default or Event of Default shall have occurred and be continuing and (B) (x) all Coverage Tests are satisfied, (y) the Collateral Quality Test is satisfied (or if the Collateral Quality Test is not satisfied at such time, is maintained or improved) and (z) each Concentration Limitation is satisfied (or if any Concentration Limitation is not satisfied at such time, is maintained or improved);

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(ix)             with respect to any additional Subordinated Notes, the beneficial owner of such Notes is a United States Person;

(x)               any additional Subordinated Notes will not be sold to any Person if such sale results in there being more than 70 beneficial owners of (or Persons treated as "partners" in the Issuer, within the meaning of Treasury Regulation Section 1.7704-1(h) by reason of their interests in) Subordinated Notes or would otherwise cause the Issuer to be treated as a publicly traded partnership as defined in Section 7704 of the Code;

(xi)             any additional Subordinated Notes (or any derivative interest therein) may not be sold on or through (A) an established securities market or (B) a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704(b) of the Code (and the Treasury Regulations thereunder);

(xii)           any additional Secured Notes that are not fungible for U.S. federal income tax purposes with the outstanding Secured Notes of the same Class will be identified with separate CUSIP numbers;

(xiii)         the Retention Provider commits to acquire such additional Subordinated Notes as may be required to satisfy the Retained Amount following such additional issuance; and

(xiv)         the requirements of Section 3.2 have been satisfied.

(b)               Subject to the immediately following sentence, any additional notes of an existing Class issued as described above will, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of Notes of such Class (unless such issuance is of additional Subordinated Notes that are required to prevent or cure a Retention Deficiency). In connection with an additional issuance, the Collateral Manager (or an affiliate thereof) shall have the right to acquire one or more Notes of one or more Classes if the Collateral Manager determines such acquisition is necessary to comply with the U.S. Risk Retention Regulations.

(c)                Notwithstanding anything to the contrary contained herein, at any time the Collateral Manager or its Affiliates may make capital contributions of cash to the Issuer, which shall constitute Principal Proceeds.

Section 2.14                                Class A-1R Notes. (a) So long as any Class A-1R Notes are Outstanding, the Issuer may request Borrowings from time to time on any Business Day during the Reinvestment Period in accordance with the following terms and the Class A-1R Note Purchase Agreement. The Issuer (or the Collateral Manager on behalf of the Issuer) shall provide notice of each Borrowing to the Trustee and the Note Agent as set forth in the Class A-1R Note Purchase Agreement at least one Business Day prior to such Borrowing.

(b)               On the Reinvestment Borrowing Date, the Issuer (at the direction of the Collateral Manager) shall make a Borrowing (such Borrowing, the "Reinvestment Borrowing") in an aggregate amount equal to the Collateral Obligation Funding Amount.

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The "Collateral Obligation Funding Amount" means the sum of (x) the excess, if any, of (A) the aggregate amount of all unfunded portions of all Collateral Obligations that are Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations over (B) the aggregate amount on deposit in the Revolver Funding Account (such excess, the "Delayed Drawdown Funding Amount"); and (y) the excess, if any, of (A) the aggregate amount of any commitments to purchase Collateral Obligations made by the Issuer but not settled at the time of such termination of the Reinvestment Period over (B) the amount of any Principal Proceeds on deposit in the Collection Account (determined as of the Reinvestment Borrowing Date) (such excess, the "Pending Collateral Obligation Purchase Funding Amount").

Upon receipt of such Reinvestment Borrowing, the Trustee shall make the following deposits therefrom, at the written direction of the Collateral Manager: (i) first, the Pending Collateral Obligation Purchase Funding Amount in the Principal Collection Subaccount as Principal Proceeds and (ii) second, the Delayed Drawdown Funding Amount in the Revolver Funding Account.

(c)                After the termination of the Reinvestment Period, no other Borrowings will be permitted and the Commitments will thereafter equal the funded portion of the Class A-1R Notes. If the Reinvestment Period has terminated and the Issuer (or the Collateral Manager on behalf of the Issuer) has failed to make a Borrowing Request in an amount equal to the Reinvestment Borrowing in accordance with this Indenture and the Class A-1R Note Purchase Agreement, then the Trustee shall make such Borrowing Request in a manner consistent with that required of the Issuer (or the Collateral Manager on behalf of the Issuer) under the Class A-1R Note Purchase Agreement.

Section 2.15                                Key Person Event; Approved Replacement. (a) The Reinvestment Period shall terminate upon the occurrence of a Key Person Event. A " Key Person Event" shall occur if any two of Joseph Tansey, Mitch Drucker or Brian Chase (or, in each case, any Approved Replacement therefor) (each, a "Key Person") are no longer acting in a management capacity at Garrison or any of its affiliates unless an Approved Replacement therefor is appointed in accordance with the procedures set forth below.

(b)       The Collateral Manager shall give prompt written notice to the Issuer and the Trustee if a Key Person Event occurs or if any Key Person is no longer acting in a management capacity at Garrison or any of its affiliates, and the Trustee will promptly forward such notice to the Holders of the Notes. Within 75 days of any such event described above (the "Proposal Period"), the Collateral Manager will have the right to provide written notice to the Issuer and the Trustee (who shall forward it promptly to the Holders of the Notes) of its proposal for a "Proposed Replacement" of any such Key Person(s), background information regarding the Proposed Replacement(s) (including, without limitation, relevant employment history and management experience) and a schedule for implementation of such Proposed Replacement(s). The Collateral Manager shall make each such Proposed Replacement reasonably available for meetings and/or telephonic conferences with and to respond to questions from the Issuer and Holders and beneficial owners of Notes. If the Trustee does not receive affirmative written consent from a Majority of the Controlling Class, the Collateral Manager may continue to seek an acceptable replacement and may propose one or more further Proposed Replacements on or before the last day of the Proposal Period.

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(c)       Within the 15 day period beginning on the date of receipt by the Trustee of any proposal for a Proposed Replacement (the "Approval Period"), a Majority of the Controlling Class will have the right to approve or disapprove (such approval not to be unreasonably withheld) of such Proposed Replacement. If a Majority of the Controlling Class provide their affirmative written consent during such 15 day period, the Collateral Manager will appoint such Proposed Replacement (any such replacement appointed in accordance with this procedure, an "Approved Replacement"). For the avoidance of doubt, the Collateral Manager will have the right to propose any number of Proposed Replacements during the Proposal Period.

(d)       If no response to a Proposed Replacement is provided by the Holders of a Majority of the Notes constituting the Controlling Class to the Issuer, the Collateral Manager or the Trustee within 90 days after a Key Person Event or after any Key Person is no longer acting in a management capacity at Garrison or any of its affiliates, as applicable, such Proposed Replacement will be deemed to be an Approved Replacement. If no Approved Replacement is appointed on or prior to the last day of the Approval Period (which, for the avoidance of doubt, shall not be later than 90 days after the Key Person Event or after any Key Person is no longer acting in a management capacity at Garrison or any of its affiliates, as applicable) related to the final Proposed Replacement proposed by the Collateral Manager during the Proposal Period, then the Issuer shall promptly provide notice of such failure to the Trustee (who will forward a copy to the Holders of the Notes). The Issuer shall also provide prompt notice of any Approved Replacement to the Trustee (who will forward a copy to the Holders of the Notes).

(e)       For purposes of the appointment of an Approved Replacement as described above, any Notes of the Controlling Class that constitute Collateral Manager Notes shall be disregarded and deemed not to be Outstanding or, if all of the Notes of the Controlling Class are Collateral Manager Notes, a Majority of the most senior Class of Notes that is not comprised entirely of Collateral Manager Notes shall instead have the right to approve or disapprove of a Proposed Replacement.

ARTICLE III

Conditions Precedent

Section 3.1            Conditions to Issuance of Notes on Closing Date.

(a)                The Notes to be issued on the Closing Date may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)                 Officers' Certificate of the Co-Issuers Regarding Corporate Matters. An Officer's certificate of each of the Co-Issuers (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, and in the case of the Issuer, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Administration Agreement, the Placement Agreement, the Class A-1R Note Purchase Agreement, the Closing Date Sale Agreement, the Closing Date Transfer Agreement and any subscription agreements and in each case the execution, authentication and (with respect to the Issuer only) delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Notes to be authenticated and delivered and the Stated Maturity and principal amount of the Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

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(ii)               Governmental Approvals. From each of the Co-Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of such Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

(iii)             U.S. Counsel Opinions. Opinions of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Placement Agent and the Co-Issuers, Dechert LLP, special U.S. counsel to the Collateral Manager, the Retention Provider, the Sub-Collateral Manager and the 2013 CLO Issuer, and Seyfarth Shaw LLP, counsel to the Trustee and Collateral Administrator, each dated the Closing Date.

(iv)             Cayman Counsel Opinion. An opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Closing Date.

(v)               Officers' Certificate of the Co-Issuers Regarding Indenture. An Officer's certificate of each of the Co-Issuers stating that, to the best of the Applicable Issuer's knowledge, the Applicable Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer's certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(vi)             Transaction Documents. An executed counterpart of each Transaction Document and a copy of the purchaser representation letters for Certificated Secured Notes (other than Class A-1R Notes) and Certificated Subordinated Notes, substantially in the forms set forth in Exhibit B-2 and Exhibit B-4, respectively, relating to the Certificated Subordinated Notes and Certificated Secured Notes (other than Class A-1R Notes) issued on the Closing Date.

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(vii)           Certificate of the Collateral Manager. An Officer's certificate of the Collateral Manager, dated as of the Closing Date.

(viii)         Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer's right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(ix)             Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that:

(A)             in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date;

(I)                the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date, (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II)             the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III)          the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV)          the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V)             based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vii), the information set forth with respect to each Collateral Obligation in the Schedule of Collateral Obligations is correct;

(VI)          (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vii), each Collateral Obligation included in the Assets satisfies the requirements of the definition of "Collateral Obligation" and (ii) the requirements of Section 3.1(a)(viii) have been satisfied; and

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(VII)       upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture (assuming that any Clearing Corporation, Intermediary or other entity not within the control of the Issuer involved in the Delivery of such Collateral Obligations and other Assets takes the actions required of it for perfection of that interest); and

(B)              based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vii), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased or entered into binding commitments to purchase on or prior to the Closing Date is approximately U.S.$282,100,000.

(x)               Rating Letter. An Officer's certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by S&P, and confirming that each Class of Rated Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(xi)             Accounts. Evidence of the establishment of each of the Accounts.

(xii)           Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$1,864,711.63 from the proceeds of the issuance of the Notes into the Revolver Funding Account for use pursuant to Section 10.4.

(xiii)         Irish Listing. An Officer's certificate of the Issuer to the effect that application has been made to the Irish Stock Exchange to admit the Listed Notes to listing on the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market of the Irish Stock Exchange.

(xiv)         Financing Statements. (A) Financing statements, duly filed on or before the Closing Date (and the Issuer hereby consents to such filing) under the UCC in all jurisdictions necessary or desirable in order to perfect the interests in the Assets contemplated by this Indenture and any other Transaction Documents and (B) copies of proper financing statements necessary to release all security interests and other rights of any Person in the Assets previously granted by the Issuer or any other transferor; provided that nothing in this clause (xiv) shall imply or impose a duty on the Trustee to determine in which jurisdictions a financing statement should be filed.

(xv)           2013 CLO Indenture. Evidence that, after giving effect to the issuance of the Notes on the Closing Date, (A) all amounts outstanding under the 2013 CLO Indenture and all other Transaction Documents (as defined in the 2013 CLO Indenture) have been repaid in full (other than any "Administrative Expenses" under the 2013 CLO Indenture that will accrue on and after the Closing Date) and (B) the Notes (as defined in the 2013 CLO Indenture) and any other notes or instruments referred to in such Transaction Documents (as defined in the 2013 CLO Indenture) have been repaid in full and cancelled.

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(xvi)         Fees and Expenses. Evidence that the Collateral Manager or an Affiliate thereof shall have paid all fees and expenses (including reasonable fees and expenses of counsel) in connection with the issuance of the Notes.

(xvii)       Origination Requirement. A certificate of an Authorized Officer of the Collateral Manager dated as of the Closing Date, confirming the satisfaction of the Origination Requirement as of such date.

(xviii)     Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xviii) shall imply or impose a duty on the part of the Trustee to require any other documents.

(b)               The Issuer shall post copies of the documents specified in Section 3.1(a) (other than the rating letter specified in clause (x) thereof) on the 17g-5 Website as soon as practicable after the Closing Date.

Section 3.2            Conditions to Additional Issuance. (a) Any additional notes to be issued in accordance with Section 2.13 may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) upon satisfaction of the requirements set forth in Section 2.13 and upon receipt by the Trustee of the following:

(i)                 Officers' Certificate of the Applicable Issuers Regarding Corporate Matters. An Officer's certificate of each of the Applicable Issuers (A) evidencing the authorization by Board Resolution of the execution, authentication and (with respect to the Issuer only) delivery of the notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)               Governmental Approvals. From each of the Applicable Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional notes or (B) an Opinion of Counsel of such Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional notes except as has been given.

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(iii)             Officers' Certificate of Applicable Issuers Regarding Indenture. An Officer's certificate of each of the Applicable Issuers stating that, to the best of the signing Officer's knowledge, such Applicable Issuer is not in Default under this Indenture and that the issuance of the additional notes applied for by it will not result in a Default under this Indenture or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made. The Officer's certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance.

(iv)             Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(v)               Rating Letter. Unless only additional Subordinated Notes are being issued, an Officer's certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by S&P, confirming that the Rating Agency Condition has been satisfied with respect to the additional issuance.

(vi)             Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Principal Collection Subaccount for use pursuant to Section 10.2.

(vii)           U.S. Counsel Opinions. Opinions of special U.S. counsel to the Co-Issuers, dated the date of additional issuance, as to customary matters and also to the effect that such additional issuance is authorized or permitted pursuant to the terms of this Indenture and all conditions precedent have been satisfied.

(viii)         Cayman Counsel Opinion. An opinion of Cayman Islands counsel to the Issuer, dated the date of additional issuance, as to customary matters and also to the effect that such additional issuance is authorized or permitted under Cayman Island law and the Memorandum and Articles of Association.

(ix)             Evidence of Required Consents. A certificate of the Collateral Manager consenting to such additional issuance and satisfactory evidence of the consent of a Majority of the Subordinated Notes to such additional issuance (which may be in the form of an Officer certificate of the Issuer).

(x)               Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the date of the additional issuance, to the effect that, in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets on the date of the additional issuance and immediately prior to the delivery thereof on the date of the additional issuance:

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(A)       the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the date of the additional issuance or (ii) those Granted pursuant to this Indenture;

(B)       the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (A) above;

(C)       the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released or is being released on the date of the additional issuance) other than interests Granted pursuant to this Indenture;

(D)       the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(E)       the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is correct;

(F)       the Collateral Obligations included in the Assets satisfy the requirements of the definition of "Collateral Obligation";

(G)       after giving effect to the inclusion of the additional Collateral Obligations in the Assets, the Collateral Quality Test and each Concentration Limitation is satisfied, or, if not satisfied, maintained or improved; and

(H)       upon Grant by the Issuer, the Trustee has a first priority perfected security interest in such Collateral Obligations and other Assets, except as permitted by this Indenture.

(xi)             Irish Listing. If the additional notes are of a Class of Listed Notes, an Officer's certificate of the Issuer to the effect that attached thereto is a true and correct copy of written confirmation from either the applicable listing agent or the Irish Stock Exchange that such additional notes will be accepted for listing on the Irish Stock Exchange.

(xii)           European Risk Retention Requirements. To the Note Agent and, upon written request therefor, any Affected Investor an executed Retention Letter in the form of Exhibit F hereto.

(xiii)         Fees and Expenses. Evidence that the Issuer shall have paid all fees and expenses (including reasonable fees and expenses of counsel) in connection with the issuance of such additional notes.

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(xiv)         Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xiv) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.3            Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the "Custodian") or the Trustee, as applicable, all Assets in accordance with the definition of "Deliver." Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that has capital and surplus of at least U.S.$200,000,000 and is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b)               Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

Satisfaction And Discharge

Section 4.1            Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Trustee hereunder and its obligations under this Article IV, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the obligations of the Collateral Administrator under Section 21 of the Collateral Administration Agreement and the rights and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

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(a)                either:

(i)                 all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii)               all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Applicable Issuers pursuant to Section 9.4 and either (1) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "AAA" by S&P or "Aaa" by Moody's, in an amount sufficient, as verified by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Cash or non-callable direct obligations of the United States of America that is of first priority or free of any adverse claim, as applicable, and shall have furnished to the Trustee an Opinion of Counsel with respect thereto or (2) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Section 5.5(a), the Issuer shall have paid or caused to be paid all proceeds of such liquidation of the Assets in accordance with the Priority of Payments; or

(iii)             the Issuer has delivered to the Trustee an Officer's certificate stating that (A) there are no Assets that remain subject to the lien of this Indenture and (B) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including, without limitation, the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose;

(b)               the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

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(c)                the Co-Issuers have delivered to the Trustee, an Officer's certificate from the Collateral Manager and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In connection with delivery by the Co-Issuers of the Officer's certificate referred to in clause (c) above, the Trustee will confirm to the Co-Issuers that (i) to the knowledge of the Trust Officer, there are no Assets that remain subject to the lien of this Indenture, (ii) to the knowledge of the Trust Officer, all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

In connection with such discharge, the Trustee shall notify all Holders of Outstanding Notes that this Indenture has been discharged. Upon the discharge of this Indenture, the Trustee shall provide such information to the Issuer or the Administrator as may be reasonably required by the Issuer or the Administrator in order for the liquidation of the Issuer to be completed.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.

Section 4.2            Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3            Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

Remedies

Section 5.1            Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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(a)                a default in the payment, when due and payable, of (i) any Commitment Fees and the continuation of such default for five Business Days, (ii) any interest on any Class A Note or, if there are no Class A Notes Outstanding and no Aggregate Undrawn Amount remains outstanding, any Secured Note comprising the Controlling Class at such time and, in each case, the continuation of any such default, for five Business Days, or (iii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Secured Note at its Stated Maturity or any Redemption Date or any Subordinated Note at its Stated Maturity (and payment in full has not been waived by each applicable Class); provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any refinancing fails to occur shall not constitute an Event of Default and provided, further, that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Trustee, the Collateral Administrator or any Paying Agent and such failure is remedied within seven Business Days, such failure shall not constitute an Event of Default;

(b)               the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $10,000 in accordance with the Priority of Payments and continuation of such failure for a period of five  Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, Collateral Administrator or any Paying Agent, such failure continues for 15 Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c)                either of the Co-Issuers or the Assets becomes an investment company required to be registered under the Investment Company Act;

(d)               except as otherwise provided in this Section 5.1, a default in a material respect in the performance by, or breach in a material respect of any material covenant of, the Issuer or the Co-Issuer under this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, the Collateral Quality Test or any Coverage Test is not an Event of Default and any failure to satisfy the requirements described under Section 7.18 is not an Event of Default, except in either case to the extent provided in clause (g) below), or the failure of any material representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 30 days after notice to the Issuer or the Co-Issuer, as applicable, and the Collateral Manager by registered or certified mail or overnight courier, by the Trustee at the direction of the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(e)                the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

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(f)                the institution by the Issuer or the Co-Issuer of Proceedings to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the Co-Issuer, as the case may be, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action, or the passing of a resolution by the shareholders of the Issuer to have the Issuer wound up on a voluntary basis;

(g)               for any reason the EoD Overcollateralization Ratio is less than or equal to 125% as of any Measurement Date and remains so for ten Business Days after such Measurement Date;

(h)               any lien on any Asset created pursuant to the Transaction Documents shall, at any time after delivery of the respective Transaction Documents, cease to be fully valid and perfected as a first priority lien subject only to Permitted Liens (other than directly due to the action of the holders of the Notes or the Trustee);

(i)                 any of the Transaction Documents ceases to be in full force and effect (except for those provisions of any Transaction Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Holders of the Notes); or

(j)                 one or more judgments or decrees shall be entered against the Issuer involving in the aggregate a liability of $1,000,000 or more in excess of the amounts paid or fully covered by insurance and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 10 days from the entry thereof.

Upon obtaining knowledge of the occurrence of an Event of Default, each of (i) the Co-Issuers, (ii) the Trustee and (iii) the Collateral Manager shall notify each other in writing. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall, not later than three Business Days thereafter, notify the Noteholders (as their names appear on the Register), each Paying Agent, the Collateral Manager, the Issuer, each Rating Agency then rating a Class of Secured Notes and the Irish Stock Exchange (for so long as any Class of Secured Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require) of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2            Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Co-Issuer, the Issuer (subject to Section 14.3(c), which notice the Issuer shall provide to each Rating Agency then rating a Class of Secured Notes) and the Collateral Manager, declare the principal of all the Secured Notes and all other amounts whatsoever payable by the Issuer (including any Class A-1R Note Additional Amounts) to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

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(b)               At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)                 The Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)             all unpaid installments of interest, Commitment Fees, principal and Class A-1R Note Additional Amounts then due on the Secured Notes (other than any principal amounts due to the occurrence of an acceleration);

(B)              to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C)              all unpaid Taxes and Administrative Expenses of the Co-Issuers and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Collateral Management Fees and any other amounts then payable by the Co-Issuers hereunder prior to such Administrative Expenses and such Collateral Management Fees; and

(ii)               It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such acceleration, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3            Collection of Indebtedness and Suits for Enforcement by Trustee. The Applicable Issuers covenant that if a default shall occur in respect of the payment of any principal of or interest or Commitment Fees when due and payable on any Secured Note, the Applicable Issuers will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Note, the whole amount, if any, then due and payable on such Secured Note for principal and interest (and Commitment Fees) with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

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If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Applicable Issuers or any other obligor upon the Secured Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Secured Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)                to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Secured Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

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(b)               unless prohibited by applicable law and regulations, to vote on behalf of the Secured Noteholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)                to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Noteholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Secured Noteholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4            Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may, and shall, subject to the terms of this Indenture (including Sections 5.5 and 6.3(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)                 institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

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(ii)               sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)             institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)             exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)               exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Notes, which may be the Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)               If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 5.13 and Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)                Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability. Any Holder at such sale may, in payment of the purchase price, deliver to the Trustee for cancellation any of the Notes in lieu of cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so delivered by such Holder (taking into account the Class of such Notes, the Priority of Payments and Article XIII).

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

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Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee and the Holders of the Secured Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)                   (i) Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Noteholders may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws. Notwithstanding anything to the contrary in this Article V, in the event that any Proceeding described in the immediately preceding sentence is commenced against the Issuer or the Co-Issuer, the Issuer or the Co-Issuer, as applicable, subject to the availability of funds as described in the immediately following sentence, will promptly object to the institution of any such proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of the Issuer or the Co-Issuer, as the case may be, under applicable bankruptcy law or any other applicable law). The reasonable fees, costs, charges and expenses incurred by the Co-Issuer and the Issuer (including reasonable attorney's fees and expenses) in connection with taking any such action will be paid as Administrative Expenses. Any person who acquires a beneficial interest in a Note shall be deemed to have accepted and agreed to the foregoing restrictions.

(ii)       In the event one or more Holders or beneficial owners of Notes cause the filing of a petition in bankruptcy against the Issuer in violation of the prohibition described above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer or with respect to any Collateral (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Secured Note that does not seek to cause any such filing, with such subordination being effective until each Secured Note held by each Holder or beneficial owners of any Secured Note that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the "Bankruptcy Subordination Agreement." The Bankruptcy Subordination Agreement will constitute a "subordination agreement" within the meaning of Section 510(a) of the U.S. Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)). The Trustee shall be entitled to rely upon an Issuer Order with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(d)(ii).

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(iii)       Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(iv)       The parties hereto agree that the restrictions described in clause (i) of this Section 5.4(d) are a material inducement for each Holder and beneficial owner of the Notes to acquire such Notes and for the Issuer, the Co-Issuer and the Collateral Manager to enter into this Indenture (in the case of the Issuer and the Co-Issuer) and the other applicable transaction documents and are an essential term of this Indenture. Any Holder or beneficial owner of Note or either of the Co-Issuers may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands law, United States federal or state bankruptcy law or similar laws.

Section 5.5            Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact (provided, however, that certain types of Collateral Obligations (other than Unsaleable Assets) may continue to be sold by the Issuer pursuant to this Indenture as described under Article XII), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i)                 the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the anticipated reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest (including accrued and unpaid Deferred Interest) and Commitment Fees, and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Notes (including amounts due and owing (or anticipated to be due and owing) as Administrative Expenses (without regard to the Administrative Expense Cap), any amounts payable to any Hedge Counterparty pursuant to an early termination (or partial early termination) of the related Hedge Agreement as a result of a Priority Termination Event and any due and unpaid Senior Collateral Management Fee) and a Majority of the Controlling Class agrees with such determination; or

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(ii)               the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of each Class of Secured Notes (each voting separately by Class) (other than any Collateral Manager Notes, which will be disregarded and deemed not to be Outstanding for purposes of this clause (ii)) direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided that if the EoD Overcollateralization Ratio is less than or equal to 115% as of any Measurement Date and remains so for ten Business Days after such Measurement Date, and the Class A-1 Notes are Outstanding at such time, a Majority of the Controlling Class (other than any Collateral Manager Notes, which will be disregarded and deemed not to be Outstanding for purposes of this proviso) may direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default).

The Trustee shall make the determinations required by clause (i) of the preceding sentence within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to this Indenture.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

(b)               Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clause (i) or (ii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)                In determining whether the condition specified in Section 5.5(a)(i)  exists, the Trustee shall use reasonable efforts to obtain bid prices with respect to the securities contained in the Assets from two nationally recognized dealers with substantial experience buying and selling such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security or group of securities. In the event that the Trustee is only able to obtain bid prices with respect to the security or securities contained in the Assets from one nationally recognized dealer at the time making a market in such securities, the Trustee shall compute the anticipated proceeds of sale or liquidation on the basis of such one bid price for such security or securities. In addition, for the purposes of obtaining bid prices as provided for in this Section 5.5(c) and/or determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion or advice of an Independent investment banking firm of national reputation or other appropriate advisors (the reasonable cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

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Section 5.6            Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7            Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), on each Payment Date. Upon the final distribution of all proceeds of any liquidation of the Assets effected hereunder, the provisions of Section 4.1(a) and (b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8            Limitation on Suits. No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                such Holder has previously given to the Trustee written notice of an Event of Default;

(b)               the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities to be incurred in compliance with such request;

(c)                the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)               no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

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Section 5.9            Unconditional Rights of Secured Noteholders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (and Commitment Fees) on such Secured Note, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.4(d) and Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Notes ranking junior to Notes still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Secured Note ranking senior to such Secured Note remains Outstanding, which right shall be subject to the provisions of Section 5.4(d) and Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10        Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Co-Issuers, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder shall continue as though no such Proceeding had been instituted.

Section 5.11        Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12        Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Notes.

Section 5.13        Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee; provided that:

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(a)                such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)               the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c)                the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d)               notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.4 and/or Section 5.5.

Section 5.14        Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences, except a Default:

(a)                in the payment of the principal of any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(b)               in the payment of interest on any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(c)                in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)               in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class if the Rating Agency Condition is satisfied).

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Collateral Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to each Rating Agency then rating a Class of Rated Notes) and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15        Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

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Section 5.16        Waiver of Stay or Extension Laws. The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law or rights, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17        Sale of Assets.

(a)                The power to effect any sale (a "Sale") of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Noteholders and the Collateral Manager, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b)               The Trustee and the Collateral Manager may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and the Trustee may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

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(c)                If any portion of the Assets consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)               The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(e)                The Trustee shall provide notice of any public Sale to the Holders of the Subordinated Notes and the Collateral Manager at least 10 days prior to such public Sale, and the Holders of the Subordinated Notes shall be permitted to participate in any such public Sale to the extent permitted by applicable law and such Holders or the Collateral Manager, as the case may be, meet any applicable eligibility requirements with respect to such Sale.

Section 5.18        Action on the Notes. The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE VI

The Trustee

Section 6.1            Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i)                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

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(b)               In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(c)                No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                 this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)             the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Co-Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, under this Indenture;

(iv)             no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it; and

(v)               in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d)               For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer, the Assets or this Indenture. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

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(e)                Not later than one Business Day after the Trustee receives (i) notice of assignment pursuant to Section 13(d) of the Collateral Management Agreement, (ii) a Termination Notice (as defined in the Collateral Management Agreement) or a Statement of Cause (as defined in the Collateral Management Agreement) pursuant to Section 14(a) of the Collateral Management Agreement or (iii) a notice from the Collateral Manager pursuant to Section 14(b) of the Collateral Management Agreement, the Trustee shall forward a copy of such notice to the Noteholders (as their names appear in the Register).

(f)                Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2            Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default of which a Trust Officer of the Trustee has actual knowledge or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail or e-mail to the Collateral Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to S&P), and all Holders, as their names and addresses appear on the Register, and the Irish Stock Exchange, for so long as any Class of Secured Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of all Event of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3            Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a)                the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)               any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)                whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the accountants appointed by the Issuer pursuant to Section 10.12), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

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(d)               as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)                the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might reasonably be incurred by it in complying with such request or direction;

(f)                the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of a Rating Agency shall (subject to the right hereunder to be indemnified reasonably satisfactory to it for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior written notice to the Co-Issuers and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Co-Issuers' or the Collateral Manager's normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority, (ii) as otherwise required pursuant to this Indenture and (iii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;

(h)               the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i)                 nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

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(j)                 to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) ("GAAP"), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants' Certificate (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)               the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer, the Co-Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository or for the actions or omissions of any such Person (including compliance with Rule 17g-5 requirements in accordance with Section 14.17), and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l)                 notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a "securities intermediary" as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)             in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party;

(n)               any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(o)               the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)               the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer, the Co-Issuer or this Indenture. Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

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(q)               the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communication services);

(r)                 to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s)                to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator; provided that such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement;

(t)                 in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u)               the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v)               the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w)             neither the Trustee nor the Collateral Administrator shall have any obligation to determine: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Indenture or (ii) if the Collateral Manager has not provided it with the information necessary for making such determination, whether the conditions specified in the definition of "Delivered" have been complied with; and

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(x)               in accordance with the U.S. Unlawful Internet Gambling Act (the Gambling Act), the Issuer may not use the Accounts or other Deutsche Bank Trust Company Americas facilities in the United States to process "restricted transactions" as such term is defined in U.S. 31 CFR Section 132.2(y). Therefore, neither the Issuer nor any person who has an ownership interest in or control over the Accounts may use it to process or facilitate payments for prohibited internet gambling transactions.

Section 6.4            Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Applicable Issuers; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5            May Hold Notes. The Trustee, any Paying Agent, Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6            Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7            Compensation and Reimbursement. (a) The Issuer agrees:

(i)                 to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)               except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.10, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

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(iii)             to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder or under any of the other Transaction Documents, including the costs and expenses of defending themselves (including reasonable attorney's fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv)             to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b)               The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee's rights under Section 6.9. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c)                The Trustee hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year, or if longer the applicable preference period then in effect, and one day after the payment in full of all Notes issued under this Indenture; provided that the foregoing shall not prohibit the filing of proofs of claim in any such action that is filed or commenced by a Person other than the Trustee or any Affiliate thereof.

(d)               The Issuer's payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8            Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term senior debt rating of at least "BBB" by S&P (or such lower rating for which a Rating Agency Condition has been satisfied) and having an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

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Section 6.9            Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)               The Trustee may resign at any time by giving not less than 30 days' written notice thereof to the Co-Issuers (and, subject to Section 14.3(c), the Issuer shall provide notice to each Rating Agency then rating a Class of Rated Notes), the Collateral Manager and the Holders of the Notes. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Secured Notes of each Class (each voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)                The Trustee may be removed at any time by Act of a Majority of each Class of Notes (each voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers.

(d)               If at any time:

(i)                 the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Co-Issuers or by any Holder; or

(ii)               the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

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then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee. If the Co-Issuers shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, subject to Section 14.3(c), each Rating Agency then rating a Class of Rated Notes and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause, subject to Section 14.3(c), such notice to be given at the expense of the Co-Issuers.

Section 6.10        Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Secured Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11        Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

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Section 6.12        Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)               the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)                the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

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(d)               no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)                the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)                any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Subject to Section 14.3(c), the Issuer shall notify each Rating Agency then rating a Class of Rated Notes of the appointment of a co-trustee hereunder.

Section 6.13        Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement, such release and/or substitution shall be subject to Section 10.11 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Reasonably promptly after receipt thereof, the Trustee will notify and provide to the Collateral Manager on behalf of the Issuer a copy of any documents, financial reports, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests or communications relating to the Assets or any Obligor or to actions affecting the Assets or any Obligor. Upon reasonable request by the Collateral Manager, the Trustee further agrees to provide to the Collateral Manager from time to time, on a timely basis, any information in its possession relating to the Collateral Obligations, the Equity Securities and the Eligible Investments as requested so as to enable the Collateral Manager to perform its duties hereunder or under the Collateral Management Agreement.

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Section 6.14        Authenticating Agents. Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15        Withholding. Subject to Section 7.17(m), if any withholding tax is imposed by applicable law on the Issuer's payment (or allocations of income) under the Notes, such tax shall reduce the amount otherwise distributable to the relevant Holder. For the avoidance of doubt, any withholding tax required to be withheld under FATCA shall be treated as imposed by applicable law. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Issuer, including due to the failure by a Holder to comply with its Holder Tax Obligations, and to timely remit such amounts to the appropriate taxing authority. Such authorization, however, shall not prevent the Trustee from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

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Upon written request, the Trustee shall provide to the Issuer or any agent thereof any information specified by such persons as necessary for compliance with FATCA and Cayman FATCA Legislation regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee, as the case may be.

Section 6.16        Fiduciary for Secured Noteholders Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Secured Noteholders, and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17        Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)                Organization. The Bank has been duly organized and is validly existing as a banking corporation with trust powers under the laws of the State of New York and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b)               Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a Proceeding at law or in equity).

(c)                Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)               No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation or, to the best of its knowledge, judgment, order, writ, injunction or decree that is binding upon the Bank, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any agreement to which the Bank is a party or by which it is bound, which, in each of the foregoing cases, would have a material adverse effect on the Bank's performance of its duties hereunder.

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Section 6.18        Communications with Rating Agencies. Any written communication, including any confirmation, from S&P provided for or required to be obtained by the Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Trustee, including by electronic message, facsimile, press release, posting to S&P's website, or other means then considered industry standard. For the avoidance of doubt, no written communication given by S&P under this Section 6.18 shall be deemed to satisfy the Rating Agency Condition unless such communication is provided by S&P specifically in satisfaction of the Rating Agency Condition.

Section 6.19        Custodian of Underlying Instruments. (a) Delivery of Underlying Instruments. In connection with each Collateral Obligation included in the Assets as of the Closing Date, and promptly following the acquisition of a Collateral Obligation after the date hereof, the Issuer shall deliver, or cause to be delivered, to the Trustee an electronic copy of the Underlying Instruments in respect of each Collateral Obligation. In taking and retaining custody of such electronic copies of the Underlying Instruments, the Trustee shall be deemed to be acting as the agent of the Secured Parties. Except as otherwise provided herein, the Trustee shall have no obligation to review or monitor any Underlying Instruments but shall only be required to hold those electronic copies of the Underlying Instruments received by it in safekeeping.

(b)       Duties. From the Closing Date until its resignation or removal pursuant to Section 6.9, the Trustee shall accept delivery and retain custody of electronic copies of the Underlying Instruments delivered by the Issuer pursuant to clause (a) above in accordance with the terms and conditions of this Indenture, all for the benefit of the Secured Parties.

(c)       Access to Certain Documentation and Information Regarding the Underlying Instruments. The Trustee shall provide the Noteholders with access to the electronic copies of the Underlying Instruments including in such cases where the Trustee is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation. Such access being afforded at the expense of the Issuer pursuant to this Indenture and only (i) upon two Business Days' prior written request, (ii) during normal business hours and (iii) subject to the Trustee's normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 6.19, from time to time on request of a Majority of the Controlling Class, the Trustee shall permit certified public accountants or other auditors acceptable to a Majority of the Controlling Class to conduct, at the expense of the Issuer, a review of the Underlying Instruments; provided that prior to the occurrence of an Event of Default, such review shall be conducted no more than once in any calendar year.

ARTICLE VII

Covenants

Section 7.1            Payment of Principal and Interest. The Applicable Issuers will duly and punctually pay the principal of and interest on the Secured Notes (and Commitment Fees), in accordance with the terms of such Secured Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

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The Issuer shall, subject to the Priority of Payments, reimburse the Co-Issuer for any amounts paid by the Co-Issuer pursuant to the terms of the Notes or this Indenture. The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Notes or this Indenture.

Subject to Section 7.17(m), amounts properly withheld under the Code or other applicable law by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2            Maintenance of Office or Agency.

The Co-Issuers hereby appoint the Trustee as a Paying Agent for payments on the Notes and the Co-Issuers hereby appoint the Trustee as Transfer Agent at its applicable Corporate Trust Office, as the Co-Issuers' agent where Notes may be surrendered for registration of transfer or exchange. The Co-Issuers hereby appoint Corporation Service Company (the "Process Agent"), as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of such Notes and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented for payment; and (y) no Paying Agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent's activities. The Co-Issuers shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Co-Issuers shall give prompt written notice to the Trustee, each Rating Agency then rating a Class of Rated Notes and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its designated office, and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3            Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.

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When the Applicable Issuers shall have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Applicable Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Applicable Issuers shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee and S&P. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)                allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)               hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)                if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)               if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)                if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

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The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Applicable Issuers on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Applicable Issuers for payment of such amounts (but only to the extent of the amounts so paid to the Applicable Issuers) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Applicable Issuers any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4            Existence of Co-Issuers. (a) The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies incorporated or organized under the laws of the Cayman Islands and the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations or companies, as applicable, in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee and, subject to Section 14.3(c), each Rating Agency then rating a Class of Rated Notes by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders and the Collateral Manager, (iii) the Rating Agency Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

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(b)               The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including, if required, holding regular board of directors' and shareholders', or other similar, meetings to the extent required by applicable law) are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, winding up or other insolvency Proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than the Co-Issuer); (ii) the Co-Issuer shall not have any subsidiaries; and (iii) except to the extent contemplated in the Administration Agreement or the declaration of trust by MaplesFS Limited, (x) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors or managers), (B) except as contemplated by the Collateral Management Agreement, the Memorandum and Articles of Association and the Administration Agreement, engage in any transaction with any shareholder that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Memorandum and Articles of Association and (y) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds, (G) maintain an arm's length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person, (J) correct any known misunderstanding regarding its separate identity and (K) have at least one director that is Independent of the Collateral Manager.

Section 7.5            Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager's control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager and the Trustee shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Notes hereunder and to:

(i)                 Grant more effectively all or any portion of the Assets;

(ii)               maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)             perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)             enforce any of the Assets or other instruments or property included in the Assets;

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(v)               preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Notes in the Assets against the claims of all Persons and parties; or

(vi)             pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments prepared and delivered to it, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer's and the Collateral Manager's obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer's United States counsel to file without the Issuer's signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes "all personal property of the Debtor now owned or hereafter acquired, other than "Excepted Property" (and that defines "Excepted Property" in accordance with its definition herein) as the Assets in which the Trustee has a Grant.

(b)               The Trustee shall not, except in accordance with Section 5.5 or Section 10.11(a), (b) and (c) or Section 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee's security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions).

Section 7.6            Opinions as to Assets. On or before September 29th in each calendar year, commencing in 2017, the Issuer shall furnish to the Trustee and S&P an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.7            Performance of Obligations. (a) The Co-Issuers, each as to itself, shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity with this Indenture or as otherwise required hereby.

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(b)               The Issuer shall notify S&P within 10 Business Days after it has received notice from any Noteholder of any material breach of any Transaction Document, following any applicable cure period for such breach.

(c)                If any Holder of Class A-1R Notes shall fail to satisfy the Purchaser Rating Criteria at any time during the Reinvestment Period, then the Issuer shall use its commercially reasonable efforts to enforce its rights under the Class A-1R Note Purchase Agreement.

Neither the Trustee nor the Note Agent shall have any obligation to monitor whether any Class A-1R Noteholder, transferee or guarantor satisfies the Purchaser Rating Criteria or, in the event that any such person fails to satisfy such criteria, to determine whether such person has complied with the requirements of this Indenture and the Class A-1R Note Purchase Agreement with respect thereto.

Section 7.8            Negative Covenants. (a) The Issuer will not and, with respect to clauses (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xii) and (xiii) the Co-Issuer will not, in each case from and after the Closing Date:

(i)                 sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)               claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or any applicable laws of the Cayman Islands or other applicable jurisdiction, including pursuant to FATCA);

(iii)             (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby or (B)(1) issue or co-issue, as applicable, any additional class of securities except in accordance with Section 2.13 and 3.2 or (2) issue or co-issue, as applicable, any additional shares;

(iv)             (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)               amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

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(vi)             dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)           pay any distributions other than in accordance with the Priority of Payments;

(viii)         permit the formation of any subsidiaries (except, in the case of the Issuer, the Co-Issuer);

(ix)             conduct business under any name other than its own;

(x)               have any employees (other than directors or managers to the extent they are employees);

(xi)             sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xii)           fail to maintain an independent manager under the Co-Issuer's limited liability company operating agreement; or

(xiii)         elect to be treated as a corporation for U.S. federal income tax purposes.

(b)               The Co-Issuer will not invest any of its assets in "securities" as such term is defined in the Investment Company Act, and will keep all of its assets in Cash.

(c)                The Issuer and the Co-Issuer shall not be party to any agreements without including customary "non-petition" and "limited recourse" provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for (i) any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation and (ii) any agreement with the IRS relating to compliance with FATCA.

(d)               Notwithstanding anything contained in this Indenture to the contrary, the Issuer may not acquire any of the Secured Notes; provided that this Section 7.8(d) shall not be deemed to limit an Optional Redemption or Mandatory Redemption pursuant to the terms of this Indenture.

Section 7.9            Statement as to Compliance. On or before September 29th in each calendar year commencing in 2017, or immediately if there has been a Default under this Indenture and prior to the issuance of any additional notes pursuant to Section 2.13, the Issuer, subject to Section 14.3(c), shall deliver to each Rating Agency then rating a Class of Rated Notes, the Trustee, the Collateral Manager and the Administrator (to be forwarded by the Trustee or the Administrator, as applicable, to each Noteholder making a written request therefor) an Officer's certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

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Section 7.10        Co-Issuers May Consolidate, etc., Only on Certain Terms. Neither the Issuer nor the Co-Issuer (the "Merging Entity") shall consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co-Issuer) and unless:

(a)                the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the "Successor Entity") (A) if the Merging Entity is the Issuer, shall be a company incorporated and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Secured Notes and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;

(b)               the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger;

(c)                if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)               if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee, the Collateral Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have delivered to each Rating Agency then rating a Class of Rated Notes) an Officer's certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Lien, to the Assets securing all of the Notes and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Notes; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

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(e)                immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)                the Merging Entity shall have notified the Collateral Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have notified each Rating Agency then rating a Class of Rated Notes) of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g)               the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers (or, if applicable, the Successor Entity) will be required to register as an investment company under the Investment Company Act;

(h)               after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the Investment Company Act by any U.S. person;

(i)                 the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee; and

(j)       after giving effect to such transaction, the Successor Entity is not treated as a corporation for U.S. federal income tax purposes.

Section 7.11        Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released, without further action by any Person, from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

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Section 7.12        No Other Business. The Issuer shall not have any employees (other than its officer, if any, and directors to the extent such officer or directors might be considered employees) and shall not engage in any business or activity other than co-issuing, paying and redeeming the Notes and any additional notes co-issued pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities, including entering into the Transaction Documents to which it is a party and shall not engage in any activity that would cause the Issuer to be subject to U.S. federal or state income tax on a net income basis. The Co-Issuer shall not engage in any business or activity other than issuing and selling the Secured Notes and any additional notes of such Classes issued pursuant to this Indenture and other incidental activities. The Issuer and the Co-Issuer may amend, or permit the amendment of, their Memorandum and Articles of Association and certificate of formation and operating agreement, respectively, only if such amendment would satisfy the Rating Agency Condition.

Section 7.13        Maintenance of Listing. So long as any Listed Notes remain Outstanding, the Co-Issuers shall use reasonable efforts to maintain the listing of such Notes on the Irish Stock Exchange.

Section 7.14        Annual Rating Review. (a) So long as any of the Secured Notes of any Class remain Outstanding, on or before September 29th in each year commencing in 2017, the Applicable Issuers shall obtain and pay for an annual review of the rating of each such Class of Secured Notes from each Rating Agency, as applicable. The Applicable Issuers shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Notes has been, or is known will be, changed or withdrawn.

(b)               The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has an S&P Rating derived as set forth in clause (iii)(b) of the part of the definition of the term "S&P Rating."

Section 7.15        Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

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Section 7.16        Calculation Agent. (a) The Issuer hereby agrees that for so long as any Floating Rate Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer, the Collateral Manager or their respective Affiliates, and is not a fund or account managed by the Collateral Manager or Affiliates of the Collateral Manager) to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Exhibit C hereto (the "Calculation Agent"). The Issuer hereby appoints the Trustee as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, or if the Calculation Agent fails to determine any of the information required to be published on the Irish Stock Exchange, as described in subsection (b), in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with (x) the Issuer or its Affiliates, (y) the Collateral Manager or its Affiliates or (z) funds or accounts managed by the Collateral Manager or Affiliates of the Collateral Manager. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)               The Calculation Agent shall be required to agree (and the Trustee as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Notes (other than in the case of the Class A-1R Notes, where such amount is to be calculated by the Note Agent pursuant to the Class A-1R Note Purchase Agreement) during the related Interest Accrual Period and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Notes in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Co-Issuers, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Co-Issuers the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

Section 7.17        Certain Tax Matters. (a) As of the Closing Date, the Issuer will elect to be classified, for U.S. federal income tax purposes, as a disregarded entity wholly owned by the sole beneficial owner of the Subordinated Notes. So long as there is one beneficial tax owner of the Subordinated Notes, such beneficial owner agrees or will be deemed to agree to treat the assets and liabilities held by the Issuer as those of the sole beneficial owner for U.S. federal income tax purposes.

(b)               The Issuer will treat each purchase of Collateral Obligations as a "purchase" for tax accounting and reporting purposes.

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(c)                The Issuer and the Co-Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority.

(d)               If the Issuer has purchased an interest and the Issuer is aware that such interest is a "reportable transaction" within the meaning of Section 6011 of the Code, and a Holder of a Subordinated Note (or any other Note that is required to be treated as equity for U.S. federal income tax purposes) requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide (to the extent it can reasonably obtain such information), or cause its Independent accountants to provide, such information that is required to be obtained by such Holder under the Code as soon as practicable after such request.

(e)                Notwithstanding anything herein to the contrary, the Collateral Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Placement Agent, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Placement Agent or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(f)                Upon the Issuer's receipt of a request of a Holder of a Secured Note or written request of a Person certifying that it is an owner of a beneficial interest in a Secured Note for the information described in United States Treasury Regulations section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information. Any additional issuance of Notes shall be accomplished in a manner that will allow the Independent certified public accountants of the Issuer to accurately calculate original issue discount income to holders of the additional Notes.

(g)               If required to prevent the withholding and imposition of United States income tax on payments made to the Issuer, the Issuer shall deliver or cause to be delivered the applicable United States IRS Form W-8 (or an IRS Form W-9 of its sole owner, if applicable) or applicable successor form and any relevant supporting documentation to each issuer or obligor of or counterparty with respect to an Asset at the time such Asset is purchased or entered into by the Issuer and thereafter prior to the obsolescence or expiration of such form.

(h)               The Issuer shall (i) use reasonable best efforts to comply with the Cayman FATCA Legislation and (ii) make any amendments to this Indenture reasonably necessary to enable the Issuer to comply with the Tax Account Reporting Rules and to cause the Holders to comply with their Holder Tax Obligations.

(i)                 If a Holder or beneficial owner of Notes fails to comply with its Holder Tax Obligations or otherwise causes the Issuer to be unable to comply with Tax Account Reporting Rules, the Issuer shall compel any such Holder to sell its interest in such Note. Each Holder and beneficial owner of Notes acknowledges that any transfer of Notes under this Section 7.17(i) may be for less than the fair market value of such Notes. Each Holder and beneficial owner of the Notes also acknowledges that the failure to comply with its Holder Tax Obligations may cause the Issuer to withhold on payments to such Holder. Any amounts withheld under this Section 7.17(i) will be deemed to have been paid in respect of the relevant Notes.

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(j)                 For taxable years of the Issuer beginning before January 1, 2018, so long as the Issuer is treated as a partnership for U.S. federal income tax purposes, the BDC is hereby designated as the tax matters partner, as defined under Temporary Treasury Regulations Section 301.6231(a)(7)-1.  The BDC shall be the tax matters partner so long as it is eligible to be so designated under such regulation (or applicable successor provision), and after the first taxable year of the Issuer beginning after December 31, 2017, shall be the partnership representative. If the BDC is no longer eligible, all equity owners of the Issuer will be deemed to have agreed to appoint the BDC as the agent and attorney-in-fact of the tax matters partner (and, when relevant, the partnership representative).  By its acceptance thereof, the BDC and each holder of Notes hereby agrees to irrevocably appoint the BDC as its agent to perform all of the duties of the tax matters partner (and, when relevant, the partnership representative) for the Issuer. Such appointment shall be coupled with an interest.  In the event the Issuer shall be the subject of an income tax audit by any U.S. federal, state or local authority, to the extent the Issuer is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the BDC, as  either tax matters partner, partnership representative or attorney in fact and agent of the  tax matters partner or partnership representative shall be authorized to act for, and its decision shall be final and binding upon, the Issuer and each partner thereof.  All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Issuer.

(k)               So long as the Issuer is treated as a partnership for U.S. federal income tax purposes, the Collateral Manager shall cause the Issuer to provide each person who was a beneficial owner of a Subordinated Note (or any other Class of Notes, to the extent such Class of Notes is treated as equity in the Issuer) at any time during a taxable year with an annual statement (including a Schedule K-1 to IRS Form 1065) indicating such beneficial owner's allocable share of the Issuer's tax items for such year taxable year.

(l)                 So long as the Issuer is treated as a partnership for U.S. federal income tax purposes, the Collateral Manager shall maintain, or cause to be maintained, a separate capital account for each beneficial owner of the Subordinated Notes, and to the extent a Class is treated as equity in the Issuer, for each beneficial owner of such Class, in accordance with the principles and requirements set forth in Section 704(b) of the Code and the Treasury Regulations.

(m)             In the case of the Class A-1R Notes, if the Issuer is required to deduct or withhold any tax, then the Issuer will: (1) notify the Trustee (who will notify each affected Holder) of such requirement no later than 10 days prior to the date of the payment from which amounts are required to be withheld (provided that, despite the failure of the Issuer or the Trustee to give such notice, amounts withheld pursuant to applicable laws will be considered as having been paid by the Co-Issuers as provided above); (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Issuer to an affected Holder by reason of clause (4) below) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the affected Holder; (3) promptly forward to the affected Holder documentation reasonably acceptable to the affected Holder evidencing such payment to such authorities; and (4) if such tax is an Indemnifiable Tax, pay to the affected Holder the additional amount (a "Class A-1R Note Gross-Up Amount") necessary to ensure that the net amount received by the affected Holder after deduction or withholding of such Indemnifiable Tax equals the full amount the affected Holder would have received had no such deduction or withholding been required. Notice is hereby given to each Holder of Class A-1R Notes that failure of such Noteholder to provide appropriate tax certifications to the Trustee upon request may result in amounts being withheld from payments to such Holder under the Class A-1R Notes.

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(n)       Each Holder of a Subordinated Note shall be a United States Person. Any transfer of a Subordinated Note to a person other than a United States Person shall be void ab initio.

Section 7.18        Effective Date. (a) The Issuer will use commercially reasonable efforts to purchase (or enter into commitments to purchase), on or before the Effective Date, Collateral Obligations (a) such that the Target Initial Par Condition is satisfied and (b) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Test (excluding the S&P CDO Monitor Test) and the Coverage Tests.

(b)       Within 10 Business Days after the Effective Date, the Issuer shall provide, or cause the Collateral Manager to provide the following documents: to S&P (i) a report (which the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) identifying the Collateral Obligations; and (ii) a report (which the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement, and may be in the form of a Monthly Report) stating the following information (the "Effective Date Report"): (A) the obligor, principal balance, coupon/spread, the LIBOR floor, if any, stated maturity, S&P Rating and country of domicile with respect to each Collateral Obligation as of the Effective Date and (B) as of the Effective Date, the level of compliance with, and satisfaction or non-satisfaction of (1) the Target Initial Par Condition, (2) each Coverage Test, (3) the Concentration Limitations and (4) the Collateral Quality Test (excluding the S&P CDO Monitor Test).

(c)       If prior to the date 40 Business Days after the Effective Date, (1) the Issuer (or the Collateral Manager on behalf of the Issuer) has not provided to S&P an Effective Date Report that shows that the Target Initial Par Condition was satisfied, each Overcollateralization Ratio Test was satisfied, the Concentration Limitations were complied with and the Collateral Quality Test (excluding the S&P CDO Monitor Test) was satisfied (such Effective Date Report, a "Passing Report") or (2) any of the tests referred to in clause (ii)(B) of the foregoing clause (b) are not satisfied (any such event pursuant to clause (1) or clause (2) of this clause (c) constituting an "S&P Rating Confirmation Failure") then (A) the Issuer (or the Collateral Manager on the Issuer's behalf) prior to the first Payment Date shall either (i) provide a Passing Report to S&P or (ii) request S&P to confirm prior to the first Payment Date that it will not reduce or withdraw its Initial Ratings of the Rated Notes and (B) if, prior to the first Payment Date, the Issuer (or the Collateral Manager on the Issuer's behalf) has not provided a Passing Report to S&P, or obtained such confirmation from S&P, each as described in the immediately preceding clause (A) of this clause (c), the Issuer (or the Collateral Manager on the Issuer's behalf) shall instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the first Payment Date thereafter, use such funds on behalf of the Issuer for the purchase of additional Collateral Obligations in an amount sufficient to enable the Issuer (or the Collateral Manager on the Issuer's behalf) to (i) provide to S&P a Passing Report or (ii) obtain from S&P written confirmation (which may take the form of a press release or other written communication) of its Initial Rating of the Rated Notes; provided that, in lieu of any such transfer and application of funds as aforesaid, the Issuer (or the Collateral Manager on the Issuer's behalf) may take such action, including but not limited to, an Effective Date-Related Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in an Effective Date-Related Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer's behalf) to (1) provide to S&P a Passing Report or (2) obtain from S&P written confirmation (which may take the form of a press release or other written communication) of its Initial Rating of the Rated Notes; provided further that amounts may not be transferred from the Interest Collection Subaccount to the Principal Collection Subaccount if, after giving effect to such transfer, (I) the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay the full amount of the accrued and unpaid interest on any Class of Secured Notes on such next succeeding Payment Date or (II) such transfer would result in a deferral of interest with respect to the Class B Notes or the Class C Notes on the next succeeding Payment Date.

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(d)       S&P CDO Monitor Test. The Collateral Manager may, at any time after the Closing Date upon at least five Business Days' prior written notice to S&P, the Trustee and the Collateral Administrator, elect to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test (the effective date specified by the Collateral Manager for such election, the "S&P CDO Monitor Election Date").

Section 7.19        Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i)                 The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture other than Permitted Liens.

(ii)               Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

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(iii)             All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a "securities account" (as defined in Section 8-501(a) of the UCC).

(iv)             All Accounts constitute "securities accounts" under Section 8-501(a) of the UCC.

(v)               This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)               The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i)                 Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

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(ii)               The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c)                The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i)                 All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as "financial assets" within the meaning of Section 8-102(a)(9) the UCC.

(ii)               The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii)             (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a security entitlement against the Custodian in each of the Accounts.

(iv)             The Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d)               The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)                 The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)               The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e)       The Issuer hereby represents, warrants and covenants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder) each payment of principal or interest with respect to the Notes made under this Indenture will have been made (i) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs of the Issuer and (ii) in the ordinary course of business or financial affairs of the Issuer.

The Co-Issuers agree to notify the Collateral Manager and S&P promptly if they become aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the Rating Agency Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

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Section 7.20        Information. The Issuer will deliver to the Trustee and each Rating Agency then rating any Class of Notes (and the Trustee shall furnish copies thereof to each of the Holders):

(a)       as soon as reasonably available and in any event within 120 days after the end of each fiscal year, a balance sheet of the Issuer or, if the Issuer is consolidated with the balance sheet of the BDC, of the BDC as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year audited by Independent public accountants of nationally recognized standing;

(b)       as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year, (i) a balance sheet of the Issuer or, if the Issuer is consolidated with the balance sheet of the BDC, of the BDC as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Issuer's fiscal year ended at the end of such quarter and (ii) such other information reasonably requested by the Majority of any Class of Notes in writing; and

(c)       simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Issuer certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Issuer on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of notes, and (y) that an Authorized Officer of the Issuer has reviewed the terms of the Transaction Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Issuer during the period beginning on the date through which the last such review was made pursuant to this Section 7.20(c) (or, in the case of the first certification pursuant to this Section 7.20(c), the Closing Date) and ending on a date not more than ten Business Days prior to the date of such delivery and that on the basis of such financial statements and such review of the Transaction Documents, no Default occurred and is continuing or, if any such Default has occurred and is then continuing, specifying the nature and extent thereof and, if continuing, the action the Issuer is taking or proposes to take in respect thereof.

Section 7.21        Credit Estimates. For any Collateral Obligation which has an S&P Rating determined pursuant to clause (iii)(b) of the definition of "S&P Rating", the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate. So long as (i) the Collateral Manager acts in accordance with the procedures and requirements specified in the definition of "S&P Rating" relating to credit estimates and (ii) during the immediately preceding 12 calendar months, no more than five Collateral Obligations that were Deemed Rated Obligations have received credit estimates that have resulted in such Deemed Rated Obligations that were not deemed to be CCC Collateral Obligations to constitute CCC Collateral Obligations or Defaulted Obligations as a result of the receipt of an applicable credit estimate, clause (xvii) of Concentration Limitations shall not be breached if a Deemed Rated Obligation becomes a CCC Collateral Obligation due to such Collateral Obligation receiving a lower credit estimate than the rating determined by the Collateral Manager with respect to such Collateral Obligation pursuant to, and in accordance with, clause (iii)(b) of the definition of "S&P Rating".

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ARTICLE VIII

Supplemental Indentures

Section 8.1            Supplemental Indentures Without Consent of Holders of Notes. Without the consent of the Holders of any Notes and, in the case of any supplemental indenture that affects the obligations or rights of the Collateral Manager in any manner (including, without limitation, (x) modifying the restrictions on the acquisition and disposition of Collateral Obligations or the definition of "Collateral Obligation," (y) expanding or restricting the Collateral Manager's discretion or (z) affecting the amount or priority of any fees or other amounts payable to the Collateral Manager in any manner), with the written consent of the Collateral Manager and, except as provided in Section 8.3, without an Opinion of Counsel being provided to the Issuer or the Trustee as to whether any Class of Notes would be materially and adversely affected thereby, the Co-Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to Section 8.3, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)                 to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes;

(ii)               to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Secured Parties or to surrender any right or power conferred upon the Issuer by this Indenture;

(iii)             to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)             to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)               to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)             to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any exemption from registration under the Securities Act or the Investment Company Act or otherwise comply with any applicable securities law, or to remove restrictions on resale and transfer to the extent not required thereunder, including, without limitation, by reducing the minimum denomination of any Class of Notes;

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(vii)           to make such changes (including the removal and appointment of any listing agent, transfer agent, paying agent or additional registrar in Ireland) as shall be necessary or advisable in order for the Listed Notes to be or remain listed on an exchange, including the Irish Stock Exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for the Notes in connection therewith;

(viii)         [reserved];

(ix)             subject to Section 8.3(b), to correct or supplement any inconsistent or defective provisions in this Indenture or to cure any ambiguity, omission or errors in this Indenture;

(x)               subject to Section 8.3(b), to conform the provisions of this Indenture to the Offering Circular;

(xi)             to take any action necessary or helpful (A) to prevent the Issuer or the Trustee from becoming subject to any withholding or other taxes or assessments or (B) to prevent the Issuer from being treated as other than a partnership or disregarded entity for U.S. federal income tax purposes;

(xii)           to make such changes as shall be necessary to permit the Co-Issuers to (A) issue or co-issue, as applicable, additional notes of any one or more existing Classes; provided that any such additional issuance or co-issuance, as applicable, of notes shall be issued or co-issued, as applicable, in accordance with this Indenture, including Sections 2.13 and 3.2; provided, further, that the supplemental indenture effecting such additional issuance may not amend the requirements described under Sections 2.13 and 3.2; or (B) to issue replacement securities in connection with a Refinancing in accordance with this Indenture;

(xiii)         to amend the name of the Issuer or the Co-Issuer;

(xiv)         subject to Section 8.3(b), to evidence any waiver or modification by S&P as to any requirement or condition, as applicable, of S&P set forth herein;

(xv)           subject to Section 8.3(b), to modify the terms hereof in order that it may be consistent with the requirements of S&P, including to address any change in the rating methodology employed by S&P;

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(xvi)         to take any action necessary or advisable (1) to allow the Issuer to comply with the Tax Account Reporting Rules (including providing for remedies against, or imposing penalties upon, Holders who fail to comply with their Holder Tax Obligations or otherwise cause the Issuer to fail to comply with the Tax Account Reporting Rules) or (2) for the Bankruptcy Subordination Agreement; and to (A) issue a new Note or Notes in respect of, or issue one or more new sub-classes of, any Class of Notes, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable), to the extent that the Issuer or the Trustee determines that one or more beneficial owners of the Notes of such Class have failed to comply with their Holder Tax Obligations or would otherwise cause the Issuer to fail to comply with the Tax Account Reporting Rules or in connection with the Bankruptcy Subordination Agreement; provided that any sub-class of a Class of Notes issued pursuant to this clause shall be issued on identical terms as, and rank pari passu in all respects with, the existing Notes of such Class and (B) provide for procedures under which beneficial owners of such Class that have complied with their Holder Tax Obligations and do not otherwise cause the Issuer to fail to comply with the Tax Account Reporting Rules (or subject to the Bankruptcy Subordination Agreement, as the case may be) may take an interest in such new Note(s) or sub-class(es);

(xvii)       to modify the procedures herein relating to compliance with Rule 17g-5 of the Exchange Act;

(xviii)     subject to the approval of all of the Holders of the Class A-1R Notes as described in Section 8.3(b), for so long as such Notes are Outstanding, to amend any provision of this Indenture relating solely to the manner, timing and conditions of Class A-1R Borrowings;

(xix)         subject to Section 8.3(b), to amend, modify, enter into or accommodate the execution of any Hedge Agreement upon terms satisfactory to the Collateral Manager;

(xx)           to accommodate the settlement of the Secured Notes in book-entry form through the facilities of DTC or otherwise; provided that no such book-entry settlement will apply in respect of the Subordinated Notes;

(xxi)         to facilitate any necessary filings, exemptions or registrations with the CFTC;

(xxii)       subject to Section 8.3(c), to accommodate changes to the Retention Requirement Laws and the Origination Requirement (including such changes as may be required by the Securitisation Regulation); provided that such supplemental indenture does not adversely affect any Holder of Secured Notes; or

(xxiii)     subject to Section 8.3(c), to amend, modify or otherwise accommodate changes to this Indenture to comply with the U.S. Risk Retention Regulations; provided that such supplemental indenture does not adversely affect any Holder of Secured Notes.

Section 8.2            Supplemental Indentures With Consent of Holders of Notes. (a)                With the written consent of the Collateral Manager (in the case of any supplemental indenture that affects the obligations or rights of the Collateral Manager in any manner including, without limitation, (x) modifying the restrictions on the acquisition and disposition of Collateral Obligations or the definition of "Collateral Obligation," (y) expanding or restricting the Collateral Manager's discretion or (z) affecting the amount or priority of any fees or other amounts payable to the Collateral Manager in any manner), a Majority of each Class of Secured Notes materially and adversely affected thereby, if any, if the Subordinated Notes are materially and adversely affected thereby, a Majority of the Subordinated Notes, and any Hedge Counterparty materially and adversely affected thereby, the Trustee and the Co-Issuers may, subject to Section 8.3, execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the consent of each Holder of each Outstanding Note of each Class materially and adversely affected thereby:

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(i)                 subject to Section 8.2(b) below, change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Note or any Class A-1R Note Additional Amounts, reduce the principal amount thereof or the rate of interest thereon (or, in the case of the Class A-1R Notes, the Commitment Fee Rate) or the Redemption Price with respect to any Note or Class A-1R Note Additional Amounts with respect to any Class A-1R Note, or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any distribution thereon or any Class A-1R Note Additional Amount is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)               reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii)             materially impair or materially adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)             except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the lien of this Indenture;

(v)               reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee's determination to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)             modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

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(vii)           modify the definition of the term "Outstanding" or the Priority of Payments set forth in Section 11.1(a); or

(viii)         modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or Commitment Fee or principal on any Secured Note or any Class A-1R Note Additional Amounts or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of any Secured Notes to the benefit of any provisions for the redemption of such Secured Notes contained herein.

(b)               The entry into any supplemental indenture for the purpose of reducing the interest rate on any Class of Secured Notes (any such Class, the "Reduced Interest Class") will be deemed not to have a material and adverse effect on any Holder or beneficial owner of Notes except the Holders and beneficial owners of the Reduced Interest Class.  Any such supplemental indenture shall not require the consent of any Holder of any Class of Notes except the Reduced Interest Class but shall, for the avoidance of doubt, require the consent of each Holder of the Reduced Interest Class.

(c)                Notwithstanding any other provision relating to supplemental indentures, at any time after the expiration of the Non-Call Period, if any Class of Notes has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended, the written consent of any holder of any Note of such Class will not be required with respect to such supplemental indenture.

Section 8.3            Execution of Supplemental Indentures. (a) The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b)               With respect to any supplemental indenture permitted by Section 8.1 or 8.2 the consent to which is expressly required pursuant to such Section from all or a Majority of Holders of each Class materially and adversely affected thereby and/or any Hedge Counterparty materially and adversely affected thereby, the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or an Officer's certificate of the Collateral Manager (as applicable) as to (i) whether or not the Holders of any Class of Secured Notes would be adversely affected or materially and adversely affected, as applicable, by such supplemental indenture, (ii) whether or not the Subordinated Notes would be materially and adversely affected by such supplemental indenture and (iii) whether or not a non-consenting Hedge Counterparty would be materially and adversely affected by such supplemental indenture. Such determination shall, in each such case, be conclusive and binding on all present and future Holders. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel and Officer's certificate of the Collateral Manager stating that the execution of such supplemental indenture is authorized and permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel or such an Officer's certificate of the Collateral Manager. In addition, in the case of any proposed supplemental indenture described in clauses (ix), (x), (xiv), (xv) and (xix) of Section 8.1 (each, a "Consent Amendment") that is proposed while the Class A-1 Notes or the Class A-2 Notes remain Outstanding, the Co-Issuers and the Trustee shall not enter into such proposed supplemental indenture without the written consent of a Majority of the Controlling Class. In the case of any proposed supplemental indenture described in clause (xviii) of Section 8.1, the Co-Issuers and the Trustee shall not enter into such proposed supplemental indenture without the written consent of all of the Holders of the Class A-1R Notes.

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(c)                In the case of any proposed supplemental indenture described in clause (xxii) or (xxiii) of Section 8.1, if the Trustee receives written notice of objection to such supplemental indenture from any Holder of Secured Notes at least one Business Day prior to the execution of such supplemental indenture, such supplemental indenture will only be effective with the prior written consent of a Majority of each Class of Secured Notes adversely affected thereby.

(d)               At the cost of the Co-Issuers, for so long as any Notes shall remain Outstanding, not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 or Section 8.2, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, each Hedge Counterparty and the Noteholders (other than, with respect to a supplemental indenture to effect a Refinancing, the Noteholders of Notes to be redeemed in connection with such Refinancing) a copy of such supplemental indenture; provided that notice of any Consent Amendment shall be delivered not later than 30 days prior to the execution of the proposed supplemental indenture. At the cost of the Issuer, for so long as any Class of Secured Notes shall remain Outstanding and such Class is rated by S&P, the Issuer shall provide to S&P (i) a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof (provided that notice of any Consent Amendment shall be delivered not later than 30 days prior to the execution of the proposed supplemental indenture) and (ii) a copy of the executed supplemental indenture after its execution. At the cost of the Co-Issuers, the Trustee shall provide to the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution together with a copy of any confirmations from S&P that were received in connection with the supplemental indenture. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(e)                It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

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(f)                The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture until it has received a copy of any such amendment or supplement from the Issuer or the Trustee and, if such amendment or supplement, as described above, requires the Collateral Manager's consent, shall have consented thereto in writing, and until such amendment or supplement is in fact validly executed and enforceable. Neither the Trustee nor the Collateral Administrator shall be obligated to enter into any supplemental indenture which affects the Trustee's or the Collateral Administrator's own rights, duties, liabilities or immunities under this Indenture or otherwise.

(g)               For so long as any Notes are listed on the Irish Stock Exchange, the Issuer shall notify the Irish Stock Exchange of any modification to this Indenture.

Section 8.4            Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5            Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Applicable Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Applicable Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE IX

Redemption Of Notes

Section 9.1            Mandatory Redemption. If (x) a Coverage Test is not satisfied on any Determination Date on which such Coverage Test is applicable or (y) the Interest Diversion Test is not satisfied on any Measurement Date after the end of the Reinvestment Period, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Notes pursuant to the Priority of Payments (a "Mandatory Redemption").

Section 9.2            Optional Redemption. (a) The Secured Notes shall be redeemable by the Applicable Issuers, on any Business Day after the Non-Call Period, at the written direction of a Majority of the Subordinated Notes, as follows: based upon such written direction, (i) the Secured Notes shall be redeemed in whole (with respect to all Classes of Secured Notes) but not in part from Sale Proceeds and/or Refinancing Proceeds; or (ii) the Secured Notes shall be redeemed in part by Class from Refinancing Proceeds (so long as any Class of Secured Notes to be redeemed represents not less than the entire Class of such Secured Notes). In connection with any such Optional Redemption, the Secured Notes shall be redeemed at the applicable Redemption Prices and a Majority of the Subordinated Notes must provide the above described written direction to the Issuer and the Trustee not later than 45 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Secured Notes to be redeemed must be redeemed simultaneously. The terms of any Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof shall be acceptable to the Collateral Manager and a Majority of the Subordinated Notes, and any Refinancing shall satisfy the conditions set forth in this Section 9.2.

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(b)               The Subordinated Notes may be redeemed, in whole but not in part (subject to Sections 9.2(d) and (e) with respect to a redemption from proceeds that include Refinancing Proceeds), on any Business Day on or after the redemption or repayment in full of the Secured Notes, at the direction of a Majority of the Subordinated Notes.

(c)                In the event of any redemption pursuant to this Section 9.2 or Section 9.3, the Issuer shall, at least 30 days prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices; provided that failure to effect any Optional Redemption which is withdrawn by the Co-Issuers in accordance with this Indenture shall not constitute an Event of Default.

(d)               In the case of a Refinancing upon a redemption of the Secured Notes in whole but not in part, such Refinancing will only be effective if (i) the Refinancing Proceeds, all Sale Proceeds from the sale of Collateral Obligations and other Assets in accordance with the procedures set forth herein, and all other available funds will be at least sufficient to redeem simultaneously the Secured Notes, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Price and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Co-Issuers, the Trustee and the Collateral Administrator (including reasonable attorneys' fees and expenses) in connection with such Refinancing, (ii) the Sale Proceeds, Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption and (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(i) and 5.4(d)(i).

(e)                In the case of a Refinancing upon a redemption of the Secured Notes in part by Class, such Refinancing will only be effective if (i) the Rating Agency Condition has been satisfied with respect to any remaining Class of Rated Notes then Outstanding that was not the subject of the Refinancing, (ii) the Refinancing Proceeds will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Notes subject to Refinancing, (iii) the Refinancing Proceeds are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(i) and 5.4(d)(i), (v) the aggregate principal amount of any obligations providing the Refinancing is no greater than the Aggregate Outstanding Amount of the Secured Notes being redeemed with the proceeds of such obligations, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Notes being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses owed to persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with this Indenture without regard to the Administrative Expense Cap), (viii) the interest rate of any obligations providing the Refinancing will not be greater than the interest rate of the Secured Notes subject to such Refinancing (provided that (A) such condition shall be satisfied if (1) the weighted average spread over LIBOR or fixed rate with respect to the obligations providing the Refinancing is less than the weighted average spread or fixed rate of the Secured Notes subject to Refinancing or (2) solely with respect to any Class of Fixed Rate Notes that are being refinanced by obligations with a floating interest rate, the spread with respect to such obligations is equal to or less than (I) the implied interest rate calculated as (x) the fixed coupon minus (y) the forward implied swap rate for a designated maturity equal to the weighted average life of such Notes, as determined by the Collateral Manager, or (II) the initial spread applicable to any Pari Passu Class of Floating Rate Notes then applicable to such Floating Rate Notes and (B) any Pari Passu Class may be refinanced using a single class of fixed rate obligations or floating rate obligations), (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Notes being refinanced, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Notes being refinanced, (xi) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Trustee to the effect that any remaining Secured Notes that were not the subject of the Refinancing will be treated as debt for U.S. federal income tax purposes and (xii) subject to the immediately following sentence, any loan or issuance of replacement securities in connection with the Refinancing shall be first offered to holders of the entire Class or Classes of Secured Notes subject to Refinancing. The Collateral Manager (or an affiliate thereof) shall have the right to acquire one or more Notes of one or more Classes in connection with any Refinancing if the Collateral Manager determines that such acquisition is necessary to comply with the U.S. Risk Retention Regulations.

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(f)                The Holders of the Subordinated Notes will not have any cause of action against any of the Co-Issuers, the Collateral Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Notes (other than a Majority of the Subordinated Notes). The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Officer's certificate and/or Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such opinion of counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is authorized and permitted under this Indenture (except that such Opinion of Counsel shall not be required to opine as to the sufficiency of the Refinancing Proceeds).

(g)               In connection with any Optional Redemption of Secured Notes, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes by notifying the Trustee in writing prior to the Redemption Date may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

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(h)               Any rating of replacement securities in connection with a Refinancing by a Rating Agency will be based on a credit analysis specific to such replacement securities and independent of the rating of the Secured Notes being refinanced.

Section 9.3            Tax Redemption. (a) The Notes shall be redeemed in whole but not in part (any such redemption, a "Tax Redemption") at their applicable Redemption Prices at the written direction (delivered to the Trustee) of (x) a Majority of any Affected Class or (y) a Majority of the Subordinated Notes, in either case following the occurrence of (and due to) a Tax Event.

(b)               In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes by notifying the Trustee in writing prior to the Redemption Date may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(c)                Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and the Issuer (which shall notify each Rating Agency then rating a Class of Rated Notes) thereof.

(d)               If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify in writing the Administrator and the Issuer (which shall notify each Rating Agency then rating a Class of Rated Notes), the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes. Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge to the contrary.

Section 9.4            Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.2 or 9.3, the written direction required thereby shall be provided to the Issuer, the Trustee and the Collateral Manager not later than 45 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Payment Date on which such redemption is to be made (which date shall be designated in such notice). In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by first class mail, postage prepaid, mailed not later than nine Business Days prior to the applicable Redemption Date, to each Holder of Notes, at such Holder's address in the Register and S&P. In addition, for so long as any Listed Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of redemption pursuant to Section 9.2 or 9.3 shall also be given to the Holders thereof by publication on the Irish Stock Exchange.

(b)               All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)                 the applicable Redemption Date;

(ii)               the Redemption Prices of the Notes to be redeemed;

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(iii)             all of the Secured Notes that are to be redeemed are to be redeemed in full and that interest on such Secured Notes shall cease to accrue on the Payment Date specified in the notice;

(iv)             the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2; and

(v)               whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2.

(c)                The Co-Issuers may withdraw any such notice of redemption delivered pursuant to Section 9.2 or Section 9.3 on any day up to and including the later of (x) the day on which the Collateral Manager is required to deliver to the Trustee the sale agreement or agreements or certifications as described in Section 9.4(f) (if applicable), by written notice to the Trustee that the Collateral Manager will be unable to deliver the sale agreement or agreements or certifications described in Section 9.4(f)  and (y) the day on which the Holders of Notes are notified of such redemption in accordance with Section 9.4(a), by written notice to the Trustee and the Collateral Manager. Any withdrawal of such notice of redemption will be made by written notice to the Trustee and the Collateral Manager. If the Co-Issuers so withdraw any notice of an Optional Redemption or Tax Redemption or are otherwise unable to complete a redemption of the Notes pursuant to Section 9.2 or Section 9.3, the Co-Issuers will comply with all binding agreements, and the proceeds received from the sale of any Collateral Obligations and other Assets sold in contemplation of such redemption may be reinvested in accordance with the Eligibility Criteria during the Reinvestment Period at the Collateral Manager's sole discretion (on behalf of the Issuer). If the proceeds are not reinvested, or with respect to sales after the Reinvestment Period, the proceeds will be applied as Principal Proceeds as described in the Priority of Payments on the next Payment Date.

(d)               Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Co-Issuers or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(e)                Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, upon receipt of a notice of redemption of the Secured Notes pursuant to Section 9.2(a) or Section 9.3, the Collateral Manager in its sole discretion shall direct the sale or sales (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale or sales and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Notes (subject, in the case of an Optional Redemption, to Section 9.2(d) above and, in the case of a Tax Redemption, to Section 9.3(b) above) and to pay all amounts set forth in clauses (A) (without regard to the Administrative Expense Cap), (B) and (C) of Section 11.1(a)(i), as more particularly set forth in Section 9.4(f) below. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Notes and to pay such fees and expenses, the Secured Notes may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale or sales of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

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(f)                Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Notes may be optionally redeemed unless (i) at least five Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) were rated, or guaranteed by a Person whose short-term unsecured debt obligations were rated, at least "A-" by S&P on the applicable trade date or trade dates to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets and/or the Hedge Agreements at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all amounts set forth in clauses (A) (regardless of the Administrative Expense Cap), (B) and (C) of Section 11.1(a)(i) and redeem all of the Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of an Optional Redemption or Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, the product of its principal balance and its Market Value (expressed as a percentage of the par amount of such Collateral Obligation), shall exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of an Optional Redemption or Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the Outstanding Secured Notes and (y) all amounts set forth in clauses (A) (regardless of the Administrative Expense Cap), (B) and (C) of Section 11.1(a)(i). Any certification delivered by the Collateral Manager pursuant to this Section 9.4(f) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations, Eligible Investments and/or Hedge Agreements and (2) all calculations required by this Section 9.4(f). Any holder of Notes, the Collateral Manager or any of the Collateral Manager's Affiliates or accounts managed by it shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

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Section 9.5            Notes Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Notes shall, on the Redemption Date, subject to Section 9.4(f) and the Co-Issuers' right to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Notes that are Secured Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date. Payments of interest on Secured Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b)               If any Secured Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

Section 9.6            Special Redemption and Effective Date-Related Redemption. Principal payments on the Secured Notes shall be made in part in accordance with the Priority of Payments on any Payment Date during the Reinvestment Period (any such date, a "Special Redemption Date"), if the Collateral Manager at its sole discretion notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would satisfy the Eligibility Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations (a "Special Redemption").

On the Special Redemption Date, the amount in the Collection Account representing Principal Proceeds which the Collateral Manager has determined (with written notice to the Trustee and the Collateral Administrator) cannot be reinvested in additional Collateral Obligations (such amount, the "Special Redemption Amount"), will be applied as described in the Priority of Payments in accordance with the Note Payment Sequence and the Reinvestment Period shall terminate.

Principal payments on the Notes shall be made in whole or in part, at par without payment of any redemption premium, in accordance with the Priority of Payments if, after the Effective Date, the Collateral Manager notifies the Trustee that a redemption is required in order to (1) enable the Issuer (or the Collateral Manager on the Issuer's behalf) to provide a Passing Report to S&P or (2) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Rated Notes (an "Effective Date-Related Redemption").

For each Effective Date-Related Redemption, on the first Payment Date following the Due Period for which the notice thereof is effective (an "Effective Date-Related Redemption Date"), funds in the Collection Account or the Payment Account will be available to be applied in accordance with Section 11.1(a)(i) to the extent of available Interest Proceeds and in accordance with Section 11.1(a)(ii) to the extent of available Principal Proceeds (an "Effective Date-Related Redemption Amount").

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Notice of payments pursuant to this Section 9.6 shall be given by the Co-Issuers or, upon an Issuer Order, the Trustee in the name and at the expense of the Co-Issuers, not less than in the case of a Special Redemption or Effective Date-Related Redemption, three Business Days prior to the applicable Special Redemption Date or Effective Date-Related Redemption Date by facsimile, email transmission or first class mail, postage prepaid, to each Holder of Secured Notes to receive proceeds of a Special Redemption or to be redeemed in connection with an Effective Date-Related Redemption, as applicable, at such Holder's facsimile number, email address or mailing address in the Register and to each Rating Agency then rating a Class of Rated Notes. In addition, for so long as any Listed Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of Special Redemption or Effective Date-Related Redemption to the holders of such Listed Notes shall also be given by the Issuer to Noteholders by publication on the Irish Stock Exchange.

In connection with an Effective Date-Related Redemption, the principal of the Rated Notes will be paid from Interest Proceeds (and, to the extent necessary, Principal Proceeds) in accordance with the Note Payment Sequence pursuant to the Priority of Payments in an aggregate amount sufficient to (1) enable the Issuer (or the Collateral Manager on the Issuer's behalf) to provide a Passing Report to S&P or (2) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Rated Notes.

Section 9.7            Prepayments; Reduction of Commitments.

(a)                At the direction of the Collateral Manager, upon the terms and subject to the conditions of this Section 9.7, the Co-Issuers shall have the right to prepay the Class A-1R Notes (each a "Prepayment") on any date that is a Business Day during the Reinvestment Period; provided that (x) no Prepayment shall be made during the period from (but excluding) any Determination Date to (but excluding) the related Payment Date and (y) no Prepayment shall be made on a date other than a Payment Date unless all previously incurred Breakage Costs have been paid in full and the Collateral Manager reasonably believes that any Breakage Costs incurred in connection with the current Prepayment will be paid on the immediately succeeding Payment Date. Any Prepayment shall be limited in amount to the Principal Proceeds on deposit in the Collection Account on the date of the Prepayment for such application.

(b)               The aggregate principal amount of any Prepayment (taken as a whole) shall be an integral multiple of U.S.$100,000 and at least U.S.$1,000,000, unless otherwise agreed to, in writing, by all of the Holders of the Class A-1R Notes (or, if the Aggregate Outstanding Amount of the Class A-1R Notes subject to such Prepayment is less than such amount, the entire Aggregate Outstanding Amount of such Notes). Any Prepayment shall be made pro rata according to the Aggregate Outstanding Amount of the Class A-1R Notes; provided with respect to any Prepayment made during any Interest Accrual Period in which one or more draws on the Class A-1R Notes were made, the Prepayment shall be made among such Class A-1R Notes drawn during such Interest Accrual Period in the priority directed by the Collateral Manager (which may or may not be pro rata).

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(c)                In order to effect a Prepayment, the Collateral Manager shall give not fewer than three Business Days' notice (such Business Day, the "Prepayment Notice Date") thereof to the Trustee, the Co-Issuers and the Note Agent. Such notice shall specify the Business Day on which such Prepayment shall occur, the amount of such Prepayment (being a stated amount, subject to the limitation referred to above), the related Breakage Costs and whether a draw made on the Class A-1R Notes during the same Interest Accrual Period is being repaid. The Note Agent shall forward a copy of such notice to each Holder of Class A-1R Notes subject to such Prepayment at the Holder's address in the Register.

(d)               After such notice is given, the amount of such Prepayment shall be payable on the date specified in such notice.

(e)                The amount of any Prepayment actually made shall reduce the Aggregate Outstanding Amount of the Class A-1R Notes subject to such Prepayment, pro rata in accordance with each Holder's Class A-1R Notes subject to Section 9.7(b), but shall not reduce the Commitments.

(f)                On any date during the Reinvestment Period on which Class A-1 Notes are repaid or redeemed other than in connection with a Prepayment, the Commitments shall be reduced by an amount equal to the lesser of (i) the amount of the Commitments immediately prior to such reduction and (ii) the product of (1) the amount of the Commitments immediately prior to such repayment and (2) a ratio the numerator of which is the Aggregate Outstanding Amount of the Class A-1T Notes redeemed or repaid on such date plus the Aggregate Outstanding Amount of the Class A-1F Notes redeemed or repaid on such date and the denominator of which is the Aggregate Outstanding Amount of the Class A-1T Notes immediately prior to such date plus the Aggregate Outstanding Amount of the Class A-1F Notes immediately prior to such date (such that, after giving effect to such reduction in the Commitments, the ratio of the Commitments to the Aggregate Outstanding Amount of the Class A-1T Notes at such time plus the Aggregate Outstanding Amount of the Class A-1F Notes at such time is the same as it was immediately prior to such payment). Any such reduction of the Commitments will be applied to the Commitments pro rata in accordance with each holder's Commitment. Any reduction or termination of the Commitments shall be permanent. The Issuer or the Note Agent (at the request and direction of the Issuer) shall provide the Holders of the Class A-1R Notes with no less than one Business Day's prior written notice of any reduction in the Commitments. The Commitments will terminate on the last day of the Reinvestment Period (or, if earlier, the date on which the Class A-1R Notes are optionally redeemed by the Issuer pursuant to Article IX).

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ARTICLE X

Accounts, Accountings And Releases

Section 10.1                    Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture. Each Account shall be established and maintained with (a) a federal or state-chartered depository institution with a long-term senior debt rating of at least "A" and a short-term senior debt rating of at least "A-1" by S&P (or at least "A+" by S&P if such institution has no short-term rating) or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution rated at least at least "A-1" by S&P (or at least "A+" by S&P if such institution has no short-term rating) and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity.

Section 10.2                    Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian two segregated trust accounts, one of which will be designated the "Interest Collection Subaccount" and one of which will be designated the "Principal Collection Subaccount" (and which together will comprise the Collection Account), each held in the name of "Garrison Funding 2016-2 Ltd." which accounts shall be subject to the lien of Deutsche Bank Trust Company Americas, as Trustee for the benefit of the Secured Parties, and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.9(a), immediately upon receipt thereof or upon transfer from the Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.9(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments).

(b)               The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm's length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer's certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Eligible Investments, Defaulted Obligations or Equity Securities or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer's certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

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(c)                At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation) and reinvest such funds in additional Collateral Obligations or exercise a warrant held in the Assets, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time as of which no funds are on deposit in the Revolver Funding Account, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)               The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant or right to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order, (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap and (iii) any amounts required to effect a Prepayment in accordance with this Indenture.

(e)                The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

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Section 10.3                    Transaction Accounts. (a) Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account held in the name of "Garrison Funding 2016-2 Ltd." which account shall be subject to the lien of Deutsche Bank Trust Company Americas, as Trustee for the benefit of the Secured Parties and shall be designated as the Payment Account, and be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, Collateral Management Fees and other amounts specified herein, each in accordance with the Priority of Payments and, in addition, on any Business Day during the Reinvestment Period, the Co-Issuers (at the direction of the Collateral Manager) shall have the right, subject to the limitations set forth in Section 9.7 to use funds in the Payment Account to make Prepayments as set forth in Section 9.7. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture and the Securities Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b)               Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account held in the name of "Garrison Funding 2016-2 Ltd." which account shall be subject to the lien of Deutsche Bank Trust Company Americas, as Trustee for the benefit of the Secured Parties and shall be designated as the Custodial Account, and shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Co-Issuers immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Securities Account Control Agreement. Cash amounts credited to the Custodial Account shall remain uninvested, and shall be transferred to the Collection Account upon receipt thereof.

(c)                [Reserved.]

(d)               [Reserved.]

(e)                Hedge Counterparty Collateral Accounts. If and to the extent that any Hedge Agreement requires the Hedge Counterparty to post collateral with respect to such Hedge Agreement, the Issuer will (at the direction of the Collateral Manager), on or prior to the date such Hedge Agreement is entered into, direct the Trustee to establish at the Custodian a segregated, non-interest bearing trust account held in the name of "Garrison Funding 2016-2 Ltd." which account shall be subject to the lien of Deutsche Bank Trust Company Americas, as Trustee for the benefit of the Secured Parties and shall be designated as a "Hedge Counterparty Collateral Account," and shall be maintained with the Custodian in accordance with a securities account control agreement, upon terms determined by the Collateral Manager and acceptable to the Trustee and Bank as securities intermediary or depository bank (in each case, solely with regard to their respective duties, liabilities and protections thereunder), and in accordance with the related Hedge Agreement, as determined by the Collateral Manager. The Trustee (as directed by the Collateral Manager on behalf of the Issuer) will deposit into each Hedge Counterparty Collateral Account all collateral received by it from the related Hedge Counterparty for posting to such account and all other funds and property received by it from or on behalf of the related Hedge Counterparty and identified or instructed by the Collateral Manager to be deposited into the Hedge Counterparty Collateral Account in accordance with the terms of the related Hedge Agreement as directed by the Collateral Manager. The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account will be in accordance with the written instructions of the Collateral Manager.

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Section 10.4                    The Revolver Funding Account. Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds in an amount equal to the undrawn portion of such obligation may be withdrawn from the Principal Collection Subaccount and deposited by the Trustee in a single, segregated trust account established at the Custodian and held in the name of "Garrison Funding 2016-2 Ltd." which account shall be subject to the lien of Deutsche Bank Trust Company Americas, as Trustee for the benefit of the Secured Parties, (the "Revolver Funding Account"), and shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Upon initial purchase of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.9 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.

With respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, upon the purchase of any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds shall be deposited in the Revolver Funding Account such that the sum of the amount of funds on deposit in such Account and the Aggregate Undrawn Amount shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. In addition, the Trustee shall deposit funds into the Revolver Funding Account as provided in the Priority of Payments.

Fundings of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations shall be made using, first, amounts on deposit in the Revolver Funding Account, then amounts on deposit in the Principal Collection Subaccount (other than amounts reserved to purchase Collateral Obligations that have not yet settled), and finally, during the Reinvestment Period, available Borrowings under first the Class A-1R Notes.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account plus the Aggregate Undrawn Amount over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations (including any such excess that occurs, upon receipt of written notice by the Trustee or upon actual knowledge of a Trust Officer of the Trustee, upon (a) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (b) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be transferred by the Trustee on each Business Day (so long as such excess exists) as Principal Proceeds to the Principal Collection Subaccount. The Trustee shall not be responsible at any time for determining whether the funds in such Revolver Funding Account are insufficient.

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Section 10.5                    [Reserved]

Section 10.6                    Class A-1R Purchaser Collateral Account(i)                 . (a) If and to the extent that any Holder of Class A-1R Notes is required to secure its obligations with respect to its Commitment, the Trustee shall establish a segregated, non-interest bearing account, which shall be held in the name of the Trustee in trust solely to secure the related Holder's obligations under the Class A-1R Notes to the Issuer, which shall be designated as a Class A-1R Purchaser Collateral Account (each, a "Class A-1R Purchaser Collateral Account"). The Trustee (as directed in writing by the Collateral Manager on behalf of the Issuer) shall deposit into each Class A-1R Purchaser Collateral Account all amounts which it receives from such Holder as are required to secure the obligations of the Holder in accordance with the terms of the Class A-1R Note Purchase Agreement. Amounts in the Class A-1R Purchaser Collateral Account will be released to the Issuer or the related Holder only in accordance with this Section 10.6, the Class A-1R Note Purchase Agreement and applicable law.

(b)               As directed by the Collateral Manager in writing, in accordance with the Class A-1R Note Purchase Agreement, amounts on deposit in a Class A-1R Purchaser Collateral Account shall be invested pursuant to Section 10.9 in Eligible Investments. Income received on amounts on deposit in each Class A-1R Purchaser Collateral Account shall be applied, as directed by the Collateral Manager in writing, to the applicable Holder on a monthly basis without giving effect to the Priority of Payments.

(c)                The amounts in each Class A-1R Purchaser Collateral Account shall be held solely for the benefit of the Issuer and the related Holder of the Class A-1R Notes and no Person other than the Trustee, the Issuer and such Holder shall have any legal or beneficial interest therein. Amounts in each such account shall not constitute Interest Proceeds or Principal Proceeds and such amounts (including any investment earnings received thereon) shall be applied at the direction of the Collateral Manager in writing as provided in Section 3.08(d)(iv) of the Class A-1R Note Purchase Agreement and shall be remitted to the related Holder of the Class A-1R Notes if and to the extent provided for therein regardless of the occurrence of an Event of Default under this Indenture. Such amounts will be returned to the applicable holder if its Commitment terminates (including upon the acceleration of the maturity of any Class of Secured Note after an Event of Default and at the end of the Reinvestment Period) or it again satisfies the Purchaser Rating Criteria.

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Section 10.7                    [Reserved]

Section 10.8                    Reports to Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to each Rating Agency then rating a Class of Rated Notes pursuant to the terms of this Indenture, the Issuer shall provide the Collateral Manager and each Rating Agency then rating a Class of Rated Notes with all information or reports delivered to the Trustee hereunder (with the exception of any Accountants' Certificates) and the Trustee shall provide all such information to the Placement Agent upon the Placement Agent's written request, and, subject to Section 14.3(c), such additional information (with the exception of any Accountants' Certificates) as any Rating Agency then rating a Class of Rated Notes may from time to time reasonably request (including notification to S&P of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation and notification to S&P of any Specified Event of which the Issuer has knowledge, which notice to S&P shall include a copy of any such amendment related to a Specified Event and a brief summary of its purposes, as applicable). Within 10 Business Days after the S&P CDO Monitor Election Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor thereon, the CUSIP number thereof (if applicable) and whether it is a Senior Secured Loan, Second Lien Loan or Cov-Lite Loan.

Section 10.9                    Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Revolver Funding Account and any Class A-1R Purchaser Collateral Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). The Issuer agrees that it (and that the Collateral Manager on its behalf) shall not give any instruction to invest such funds other than in accordance with, or subject to an exemption from, applicable Retention Requirement Laws. If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment or, if the Standby Directed Investment is unavailable, such funds shall remain uninvested. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment unless and until contrary investment instructions as provided in the preceding sentence are received or the Trustee receives a written instruction from the Issuer, or the Collateral Manager on behalf of the Issuer, changing the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment, provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. Except as expressly provided herein, the Trustee shall not otherwise be under any duty to invest (or pay interest on) amounts held hereunder from time to time.

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(b)               The Trustee agrees to give the Issuer immediate notice if a Trust Officer has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)                The Trustee shall supply, in a timely fashion, to the Co-Issuers (and the Issuer shall supply to S&P) and the Collateral Manager any information regularly maintained by the Trustee that the Co-Issuers, S&P or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.10 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer's obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

Section 10.10                Accountings. (a) Monthly. Not later than the 20th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than any month in which a Distribution Report is made available) and commencing in November 2016, the Issuer shall compile and make available (or cause to be compiled and made available) to S&P, the Trustee, the Collateral Manager, the Placement Agent and, upon written request therefor, to any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of a Note, a monthly report on a trade date basis (each such report a "Monthly Report"). As used herein, the "Monthly Report Determination Date" with respect to any calendar month will be the eighth Business Day prior to the 20th day of such calendar month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, based in part on information provided by the Collateral Manager, and shall be determined as of the Monthly Report Determination Date for such calendar month:

(i)                 Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)               Total Capitalization of Collateral Obligations.

(iii)             Principal Collateralization Amount of Collateral Obligations.

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(iv)             A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)             The Obligor thereon (including the issuer ticker, if any);

(B)              The CUSIP or security identifier thereof;

(C)              The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));

(D)             The percentage of the aggregate Total Capitalization represented by such Collateral Obligation;

(E)              The related interest rate or spread (in the case of a LIBOR Floor Obligation, calculated both with and without regard to the applicable specified "floor" rate per annum) and (y) the identity of any Collateral Obligation that is not a LIBOR Floor Obligation and for which interest is calculated with respect to an index other than LIBOR;

(F)               The stated maturity thereof;

(G)             The related S&P Industry Classification;

(H)             The S&P Rating (including the source (e.g., public rating, derived from a publicly monitored rating by Moody's, credit estimate or any other source) and, in the case of a credit estimate, the date such credit estimate was last assigned by S&P and the date on which information was last submitted to S&P to obtain such credit estimate);

(I)                The Market Value of each Defaulted Obligation, Current Pay Obligation and PIK Loan;

(J)                The country of Domicile;

(K)             An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Credit Risk Obligation, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Second Lien Loan, (7) a Current Pay Obligation, (8) a Fixed Rate Obligation, (9) a DIP Collateral Obligation, (10) a Cov-Lite Loan, (11) a Participation Interest, (12) a PIK Loan, (13) a Deemed Rated Obligation, (14) a Discount Obligation or (15) a CCC Collateral Obligation;

(L)              The S&P Recovery Rate;

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(M)            The Exposure Amount of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligation;

(N)             The Unsettled Amounts with respect thereto; and

(O)             LoanX identification or LIN # (if any).

(v)               If the Monthly Report Determination Date occurs on or prior to the last day of the Reinvestment Period, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)             The calculation of each of the following:

(A)             Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

(B)              Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test); and

(C)              The Diversity Score.

(vii)           If the Monthly Report Determination Date occurs after the last day of the Reinvestment Period, the result of the Interest Diversion Test and a determination as to whether such result satisfies such test.

(viii)         The calculation specified in Section 5.1(g).

(ix)             For each Account, a schedule showing the beginning balance and the ending balance.

(x)               Purchases, prepayments, and sales:

(A)             The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) for each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale and the price (expressed as a percentage of par) of such sale or disposition; and

(B)              The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 and the price (expressed as a percentage of par) of such acquisition since the last Monthly Report Determination Date.

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(xi)             The identity of each Defaulted Obligation, the Market Value of each such Defaulted Obligation, the date of default thereof and the number of days such Defaulted Obligation is in default.

(xii)           The identity of each Participation Interest and the S&P Rating of the Selling Institution as provided by the Collateral Manager.

(xiii)         As reported by the Retention Provider to the Collateral Manager pursuant to the terms of the Retention Letter, whether the Retention Provider is in compliance with the Retention Requirement as of such Monthly Report Determination Date.

(xiv)         The details of any Trading Plan entered into during the preceding month.

(xv)           Such other information S&P or the Collateral Manager may reasonably request.

(xvi)         The nature, source and amount of any proceeds in the Collection Account (including a list of (A) any fees or other amounts received in connection with (1) the reduction of the par amount of a Collateral Obligation, (2) the extension of the maturity of a Collateral Obligation, (3) the reduction of the interest rate of a Collateral Obligation or (4) a Specified Change to an Underlying Instrument of any Collateral Obligation and (B) any amounts received that constitute origination fees or amounts payable in respect of original issue discount of a Collateral Obligation), and the identity of all Eligible Investments credited to each Account.

(xvii)       The rating by S&P of each Class of Rated Notes.

(xviii)     The amount of the Class A-1R Commitment and the Aggregate Outstanding Amount of the Secured Notes of each Class.

(xix)         An information table showing the percentage breakdown of Collateral Obligations by each of the S&P rating subcategories.

(xx)           A notation next to each Collateral Obligation identifying if it has been subject to an amendment that has occurred during the preceding month that affects the coupon/spread, principal amount due, maturity date or due date, and the amount of any related amendment fee.

(xxi)         The Market Value of each CCC Collateral Obligation, the identity of each CCC Collateral Obligation included in the CCC Excess and the Excess CCC Adjustment Amount.

(xxii)       If the Monthly Report Determination Date occurs on or after the Effective Date and prior to the S&P CDO Monitor Election Date (if such date occurs), the Expected Portfolio Default Rate, the Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure and the Weighted Average Life.

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Upon receipt of each Monthly Report, the Trustee shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer (and the Issuer shall notify S&P), the Collateral Administrator and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent certified public accountants appointed by the Issuer pursuant to Section 10.12 review such Monthly Report and the Trustee's records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee's records, the Monthly Report or the Trustee's records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)               Payment Date Accounting. The Issuer shall render an accounting (each a "Distribution Report"), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Collateral Manager, S&P and the Placement Agent and, upon written request therefor, any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of a Note not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i)                 the information required to be in the Monthly Report pursuant to Section 10.10(a);

(ii)               (a) the Aggregate Outstanding Amount of the Secured Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class, (b) the amount of principal payments to be made on the Secured Notes of each Class on the next Payment Date, the amount of any Deferred Interest on the Class B Notes and the Class C Notes, and the Aggregate Outstanding Amount of the Secured Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class and (c) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes, the amount of payments to be made on the Subordinated Notes in respect of Subordinated Note Redemption Prices on the next Payment Date, and the Aggregate Outstanding Amount of the Subordinated Notes after giving effect to such payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes;

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(iii)             the Interest Rate and accrued interest for each applicable Class of Secured Notes for such Payment Date (and, in the case of the Class A-1R Notes, the Commitment Fees accrued for such Payment Date);

(iv)             the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v)               for the Collection Account:

(A)             the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);

(B)              the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i),  Section 11.1(a)(ii) and Section 11.1(a)(iii) on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C)              the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi)             such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c)                Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Notes for the Interest Accrual Period preceding the next Payment Date.

(d)               Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.10 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use commercially reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.10 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

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(e)                Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that, (a) in the case of the Secured Notes, (i) are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction or (ii) are Qualified Institutional Buyers or Institutional Accredited Investors and Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser or (b) in the case of the Subordinated Notes, are Qualified Institutional Buyers or Institutional Accredited Investors and either Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser and (c) in the case of clauses (a) and (b), can make the representations set forth in Section 2.5 of this Indenture. The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Secured Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes, provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder's Notes that is permitted by the terms of this Indenture to acquire such holder's Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f)                Placement Agent Information. The Issuer and the Placement Agent, or any successor to the Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager.

(g)               Distribution of Reports. The Trustee will make the Monthly Report, the Distribution Report and the Transaction Documents (including any amendments thereto) and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Trustee's internet website shall initially be located at "https://tss.sfs.db.com/investpublic/" (the "Trustee's Website"). The Trustee may change the way such statements are distributed. As a condition to access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. Assistance in using the website can be obtained by calling the Trustee's investor relations desk at (800) 735-7777. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

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Section 10.11    Release of Collateral. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager on behalf of the Issuer, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(f), (h) or (i)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with street delivery custom; provided that, for purposes of this Section 10.11 and Sections 12.1 and 12.2, Issuer Order shall mean to include the delivery to the Trustee, by email or otherwise in writing, of a confirmation of trade, instruction to post or to commit to the trade or similar language by the Collateral Manager, and shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of such Sections and Article XII of this Indenture.

(b)               Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c)                Upon receiving actual notice of any tender offer, voluntary redemption, exchange offer, conversion or other similar action (an "Offer") or any request for a waiver, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of such Offer or such request. Subject to Section 12.4, unless the Notes have been accelerated following an Event of Default, the Collateral Manager may direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d)               As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

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(e)                The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)                Any security, Collateral Obligation or amounts that are released pursuant to Section 10.11(a), (b) or (c) shall be released from the lien of this Indenture.

(g)               Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.12    Reports by Independent Accountants. (a) As of the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and S&P a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. Neither the Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Collateral Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however that the Trustee is hereby directed to execute an access letter, in form and substance acceptable to the Trustee, with such Independent certified public accountants selected by the Issuer or Collateral Manager in which the Trustee shall agree to not disclose the contents of any statement or reports received from such accountants other than as specified in such access letter; provided further, that the Trustee shall not deliver under any circumstances (other than as compelled by legal or regulatory process), and without regard to any other provision of this Indenture, to any Holder, any Rating Agency or other party any such statement or report received from such accountants. A Holder may only obtain such statement or report directly from such accountants. Notwithstanding any provision in this Indenture to the contrary, the Trustee shall have no liability or responsibility for taking any action, or omitting to take any action, if such action or omission is in accordance with this Section 10.12, it being understood and agreed that the Trustee and/or the Collateral Administrator, as the case may be, will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator shall make any inquiry or investigation as to, or shall have any obligation in respect of, the validity or correctness of such procedures.

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(b)               On or before September 29th of each year commencing in 2017, the Issuer shall cause to be delivered to the Trustee a statement from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Notes as of the immediately preceding Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.12, the determination by such firm of Independent public accountants shall be conclusive. To the extent a beneficial owner or Holder of a Note requests the yield to maturity in respect of the relevant Note in order to determine any "original issue discount" in respect thereof, the Trustee shall request that the firm of Independent certified public accountants appointed by the Issuer calculate such yield to maturity. The Trustee shall have no responsibility to calculate the yield to maturity nor to verify the accuracy of such Independent certified public accountants' calculation. If the firm of Independent certified public accountants fails to calculate such yield to maturity, the Trustee shall have no responsibility to provide such information to the beneficial owner or Holder of a Note.

(c)                Upon the written request of the Trustee, or any Holder of a Subordinated Note, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.12(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

(d)               Any statement or report delivered to the Trustee pursuant to this Section 10.12 from the firm of Independent certified public accountants may be requested by any Holder directly from such accountants. Upon written request from a Holder to the Trustee, the Trustee shall provide to such Holder the contact information for such accountants.

Section 10.13    [Reserved].

Section 10.14    Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.15    Section 3(c)(7) Procedures. For so long as any Notes are Outstanding, the Issuer shall do the following:

(a)                Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Noteholders will include a notice to the following effect:

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"The Investment Company Act of 1940, as amended (the "1940 Act"), requires that all holders of the outstanding securities of the Co-Issuers that are U.S. persons (as defined in Regulation S) be "Qualified Purchasers" ("Qualified Purchasers") as defined in Section 2(a)(51)(A) of the 1940 Act and related rules (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Under the rules, each Co-Issuer must have a "reasonable belief" that all holders of its outstanding securities that are "U.S. persons" (as defined in Regulation S), including transferees, are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Consequently, all sales and resales of the Notes in the United States or to "U.S. persons" (as defined in Regulation S) must be made solely to purchasers that are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Each purchaser of a Secured Note in the United States who is a "U.S. person" (as defined in Regulation S) (such Note a "Restricted Secured Note") will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) who is either (x) an institutional accredited investor ("IAI") within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") or (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act ("QIB"); (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (iii) the purchaser is not formed for the purpose of investing in either Co-Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified in the Indenture; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Secured Notes may only be transferred to another Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above. Each purchaser of a Subordinated Note will be required to represent at the time of purchase that: (a) the purchaser is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) who is either (x) an IAI under the Securities Act or (y) a QIB; (b) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (c) the purchaser is not formed for the purpose of investing in the Issuer; (d) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified in the Indenture; (e) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (f) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Subordinated Notes may only be transferred to another Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (a) through (f) above."

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"The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent."

"The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Co-Issuers determine that any holder of, or beneficial owner of an interest in a Restricted Secured Note or a Subordinated Note is a "U.S. person" (as defined in Regulation S) who is determined not to have been a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) at the time of acquisition of such Restricted Secured Note or Subordinated Note, as applicable, or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Restricted Secured Note or a Subordinated Note, as applicable, (or any interest therein) to a Person that is either (x) not a "U.S. person" (as defined in Regulation S) with respect to the Secured Notes only or (y) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) who is either an IAI or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice so such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Restricted Secured Note or Subordinated Note, as applicable, or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Co-Issuers and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Restricted Secured Note or Subordinated Note, as applicable, or beneficial interest therein held by such holder or beneficial owner."

(b)               DTC Actions. In connection with the Global Secured Notes, the Issuer shall, or shall cause its agent to request of DTC, and cooperate with DTC to ensure, that (i) DTC's security description and delivery order include the marker "3c7" and that DTC's reference directory contains an accurate description of the restrictions on the holding and transfer of the Notes due to the Issuer's reliance on the exemption to registration provided by Section 3(c)(7) of the Investment Company Act, (ii) DTC send to its participants in connection with the initial offering of the Notes, a notice that the Issuer is relying on Section 3(c)(7) and (iii) DTC's reference directory include each class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes.

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In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Secured Notes.

(c)                Bloomberg Screens, Etc. The Issuer shall, or shall cause its agent to, cause the Bloomberg screen or screens containing information about the Secured Notes to include the following language: (i) the bottom of "Security Description" page describing the Notes shall state: "144A/3c7" (ii) the "Security Description" page shall have an indicator stating "PRVT PLACEMENT," and (iii) the "Comments" page shall state that "These Securities are being offered in the United States to Persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)." The Issuer shall use commercially reasonable efforts to cause any other third-party vendor screens containing information about the Notes to include substantially similar language to clauses (i) through (iii) above.

(d)               CUSIP numbers. The Issuer shall, or shall cause its agent to, (i) ensure that all CUSIP numbers identifying the Rule 144A Global Secured Notes shall have a "fixed field" attached thereto that contains "3c7" and "144A" indicators and (ii) take steps to cause the Placement Agent to require that all "confirms" of trades of such Notes contain CUSIP numbers with such "fixed field" identifiers.

ARTICLE XI

Application Of Monies

Section 11.1                    Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the "Priority of Payments"); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i)                 On each Payment Date, unless (x) such Payment Date is the Stated Maturity or (y) an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)             to the payment of (1) first, Taxes, governmental fees and any registered office fees owing by the Issuer and the Co-Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any redemption pursuant to Section 9.2 or 9.3);

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(B)              to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;

(C)              (1) first, to the payment of (a) any accrued and unpaid Senior Collateral Management Fee due and payable to the Collateral Manager on such Payment Date minus (b) the amount of any Current Deferred Senior Collateral Management Fee, if any, on such Payment Date, and (2) second, at the election of the Collateral Manager, to the applicable account as Interest Proceeds or Principal Proceeds in an amount not to exceed the Current Deferred Senior Collateral Management Fee; provided that any Cumulative Deferred Senior Collateral Management Fee shall not be payable pursuant to this clause (C);

(D)             to the payment (pro rata based on the amounts payable under clauses (1), (2) and (3) below) of (1) accrued and unpaid interest on the Class A-1R Notes (including, without limitation, past due interest, if any), the Commitment Fees and any Commitment Fee Shortfall with respect to the Class A-1R Notes with respect to such Payment Date (excluding any Capped Amounts), (2) accrued and unpaid interest on the Class A-1T Notes (including, without limitation, past due interest, if any) and (3) accrued and unpaid interest on the Class A-1F Notes (including, without limitation, past due interest, if any);

(E)              to the payment of accrued and unpaid interest on the Class A-2 Notes (including, without limitation, past due interest, if any);

(F)               if either of the Class A Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class A Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);

(G)             to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B Notes;

(H)             if either of the Class B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (H);

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(I)                to the payment of any Deferred Interest on the Class B Notes;

(J)                to the payment of any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(K)             if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (K);

(L)              to the payment of any Deferred Interest on the Class C Notes;

(M)            if, with respect to any Payment Date following the Effective Date, an S&P Rating Confirmation Failure has occurred, amounts available for distribution pursuant to this clause (M) shall be used for application in accordance with the Note Payment Sequence on such Payment Date in an amount sufficient to (1) enable the Issuer (or the Collateral Manager on the Issuer's behalf) to provide a Passing Report to S&P or (2) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Rated Notes;

(N)             to the benefit of any applicable holders on a pro rata basis for payment of accrued and unpaid Class A-1R Note Additional Amounts;

(O)             to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(P)               (1) first, to the payment of (a) any accrued and unpaid Subordinated Collateral Management Fee due and payable to the Collateral Manager on such Payment Date, minus (b) the amount of any Current Deferred Subordinated Collateral Management Fee, if any, on such Payment Date, (2) second, at the election of the Collateral Manager, to the applicable account as Interest Proceeds or Principal Proceeds in an amount not to exceed the Current Deferred Subordinated Collateral Management Fee and (3) third, to the payment to the Collateral Manager of any Cumulative Deferred Senior Collateral Management Fee and/or any Cumulative Deferred Subordinated Collateral Management Fee, at the election of the Collateral Manager;

(Q)             to the payment of amounts due to any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (B) above;

(R)              any remaining Interest Proceeds shall be paid during the Reinvestment Period, at the option of the Collateral Manager, (i) to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations (provided that such payment would not, in the reasonable determination of the Collateral Manager, cause a Retention Deficiency), (ii) to the Holders of the Subordinated Notes or (iii) to make a Prepayment of the principal of (and accrued and unpaid interest on) the Class A-1R Notes; and

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(S)               after the Reinvestment Period, any remaining Interest Proceeds shall be paid (in the following order): (i) if a Key Person Event has occurred, to be applied as Principal Proceeds, (ii) if the Interest Diversion Test is not satisfied, to be applied as Principal Proceeds until the Interest Diversion Test is satisfied (provided that to do so would not, in the reasonable determination of the Collateral Manager, cause a Retention Deficiency) and (iii) to the Holders of the Subordinated Notes.

(ii)               On each Payment Date, unless (x) such Payment Date is the Stated Maturity or (y) an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) during the Reinvestment Period, Principal Proceeds (x) that have previously been reinvested in Collateral Obligations or (y) that the Collateral Manager intends to invest in Collateral Obligations with respect to which there is a committed purchase during the Interest Accrual Period related to such Payment Date that will settle during a subsequent Interest Accrual Period (including, without limitation, any succeeding Interest Accrual Period which occurs (in whole or in part) following the Reinvestment Period)) shall be applied in the following order of priority; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the Revolver Funding Account in the amount needed to eliminate such Commitment Shortfall):

(A)             to pay the amounts referred to in clauses (A) through (E) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B)              if either of the Class A Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class A Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (B);

(C)              to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B Notes (only to the extent the Class B Notes are the Controlling Class at such time);

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(D)             if either of the Class B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (D);

(E)              to the payment of any Deferred Interest on the Class B Notes (only to the extent the Class B Notes are the Controlling Class at such time);

(F)               to the payment of any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes (only to the extent the Class C Notes are the Controlling Class at such time);

(G)             if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (G);

(H)             to the payment of any Deferred Interest on the Class C Notes (only to the extent the Class C Notes are the Controlling Class at such time);

(I)                with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds pursuant to clause (M) of Section 11.1(a)(i), S&P has not yet confirmed its Initial Ratings of the Rated Notes (or the Issuer has not provided a Passing Report to S&P), to make payments in accordance with the Note Payment Sequence on such Payment Date in an amount sufficient to (1) enable the Issuer (or the Collateral Manager on the Issuer's behalf) to provide a Passing Report to S&P or (2) cause S&P to provide written confirmation (which may take the form of a press release or other written communication) of its Initial Ratings of the Rated Notes;

(J)                to make payments in the amount of the Special Redemption Amount, if any, at the election of the Collateral Manager, in accordance with the Note Payment Sequence;

(K)             during the Reinvestment Period, at the option of the Collateral Manager, (1) to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations (provided that such payment would not, in the reasonable determination of the Collateral Manager, cause a Retention Deficiency) or (2) to make a Prepayment of the principal of (and accrued and unpaid interest on) the Class A-1R Notes or (3) to the Revolver Funding Account, until the Net Aggregate Exposure Amount is zero;

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(L)              after the Reinvestment Period, to the payment of the Class A-1 Notes until paid in full;

(M)            after the Reinvestment Period, to the payment of the Class A-2 Notes until paid in full;

(N)             after the Reinvestment Period, to the payment of the Class B Notes until paid in full;

(O)             after the Reinvestment Period, to the payment of the Class C Notes until paid in full;

(P)               after the Reinvestment Period, to pay the amounts referred to in clauses (N) through (Q) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; and

(Q)             after the Reinvestment Period, to the Holders of the Subordinated Notes.

(iii)             Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii), (x) if acceleration of the maturity of the Secured Notes has occurred following an Event of Default and such acceleration has not been rescinded or annulled (an "Enforcement Event"), on each Payment Date and (y) on the Stated Maturity, all Interest Proceeds and Principal Proceeds will be applied in the following order of priority:

(A)             to the payment of (1) first, Taxes, governmental fees and any registered office fees owing by the Issuer and the Co-Issuer, if any, (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap, and (3) third, any remaining accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to an amount equal to the Interest Proceeds available for distribution on such date;

(B)              to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;

(C)              to the payment of any accrued and unpaid Senior Collateral Management Fee due and payable to the Collateral Manager on such Payment Date; provided that any Cumulative Deferred Senior Collateral Management Fee shall not be payable pursuant to this clause (C);

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(D)             (1) first, to the payment (pro rata based on the amounts payable under clauses (a), (b) and (c) below) of (a) accrued and unpaid interest on the Class A-1R Notes (including, without limitation, past due interest, if any), the Commitment Fees and any Commitment Fee Shortfall with respect to the Class A-1R Notes with respect to such Payment Date (excluding any Capped Amounts), (b) accrued and unpaid interest on the Class A-1T Notes (including, without limitation, past due interest, if any) and (c) accrued and unpaid interest on the Class A-1F Notes (including, without limitation, past due interest, if any) and (2) second, to any applicable holders of the Class A-1R Notes on a pro rata basis for payment of accrued and unpaid Class A-1R Note Additional Amounts;

(E)              to the payment, pro rata based on Aggregate Amount Outstanding, of principal of the Class A-1R Notes, the Class A-1T Notes and the Class A-1F Notes, until the Class A-1R Notes, the Class A-1T Notes and the Class A-1F Notes have been paid in full;

(F)               to the payment of accrued and unpaid interest on the Class A-2 Notes (including, without limitation, past due interest, if any);

(G)             to the payment of principal of the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(H)             to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B Notes;

(I)                to the payment of any Deferred Interest on the Class B Notes;

(J)                to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(K)             to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(L)              to the payment of any Deferred Interest on the Class C Notes;

(M)            to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(N)             to the payment of (1) first, (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clauses (A)(2) and (3) above due to the limitation contained therein and (2) second, any amounts due any Hedge Counterparty under any Hedge Agreement pursuant to an early termination (or partial early termination) of such Hedge Agreement not otherwise paid pursuant to clause (B) above;

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(O)             (1) first, to the payment of any accrued and unpaid Subordinated Collateral Management Fee due and payable to the Collateral Manager on such Payment Date and (2) second, to the payment of any Cumulative Deferred Senior Collateral Management Fee and/or any Cumulative Deferred Subordinated Collateral Management Fee, at the election of the Collateral Manager; and

(P)               to the Holders of the Subordinated Notes.

(b)               If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)                In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of "Administrative Expenses"), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d)               The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(c) of the Collateral Management Agreement. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1                    Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3, the Collateral Manager may, pursuant to an Issuer Order delivered by an Authorized Officer of the Collateral Manager on behalf of the Issuer (except as otherwise specified in this Section 12.1), direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation, Equity Security or Unsaleable Asset if, as certified by the Collateral Manager (which may be satisfied by delivery of an Issuer Order), such sale meets the requirements of any one of paragraphs (a) through (i) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(d) and provided that if an Event of Default has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(b) or (h)).

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(a)                Credit Risk Obligations. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction; provided that the sale of a Credit Risk Obligation to an Affiliate shall be at a price at least equal to its Market Value and such Market Value shall not be determined pursuant to clause (iv) of the definition thereof; provided further that the Collateral Manager may direct the Trustee to sell any Credit Risk Obligation to an Affiliate of the Collateral Manager at no less than the par amount of such Credit Risk Obligation up to an aggregate amount (together with any sales of Defaulted Obligations sold to an Affiliate of the Collateral Manager pursuant to the second proviso in clause (c) below) of 10.0% of Total Capitalization measured as of the date of such sale.

(b)               Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation either:

(i)                 at any time if the Sale Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Obligation; or

(ii)               solely during the Reinvestment Period, if the Collateral Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Eligibility Criteria and the Standard of Care, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Obligation within 20 Business Days of such sale.

(c)                Defaulted Obligations. The Collateral Manager may direct the Trustee to sell any Defaulted Obligation at any time without restriction; provided that the sale of a Defaulted Obligation to an Affiliate shall be at a price at least equal to its Market Value and such Market Value shall not be determined pursuant to clause (iv) of the definition thereof; provided further that the Collateral Manager may direct the Trustee to sell any Defaulted Obligation to an Affiliate of the Collateral Manager at no less than the par amount of such Defaulted Obligation up to an aggregate amount (together with any sales of Credit Risk Obligations sold to an Affiliate of the Collateral Manager pursuant to the second proviso in clause (a) above) of 10.0% of Total Capitalization measured as of the date of such sale. With respect to each Defaulted Obligation that has not been sold or terminated within one year after becoming a Defaulted Obligation, the Market Value and Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(d)               Equity Securities. The Collateral Manager may direct the Trustee to sell any Equity Security at any time without restriction and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price and subject to any transfer restrictions applicable to such Equity Security:

(i)                 within three years after receipt, if such Equity Security is (A) received upon the conversion of a Defaulted Obligation, or (B) received in an exchange initiated by the Obligor to avoid bankruptcy; and

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(ii)               within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law or restrictions governing such Equity Security, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law or in compliance with such restrictions.

(e)                Optional Redemption and Tax Redemption. Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, after the Issuer has notified the Trustee of an Optional Redemption of the Notes in accordance with Section 9.2 or a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption in accordance with Section 9.3, the Collateral Manager shall direct the Trustee to sell (which sale or sales may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(f)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use commercially reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f)                [Reserved].

(g)               [Reserved].

(h)               Discretionary Sales. During the Reinvestment Period, the Collateral Manager may direct the Trustee to sell any Collateral Obligation at any time if, after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(h) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 20% of Total Capitalization as of the first day of such 12 calendar month period (or as of the Closing Date, as the case may be) and the Collateral Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Eligibility Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Principal Balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Collateral Obligation within 30 days after such sale.

(i)                 Unsaleable Assets. Notwithstanding the other requirements set forth in this Indenture, on any Business Day after the Reinvestment Period, unless an Event of Default has occurred and is continuing, the Collateral Manager, in its sole discretion, may conduct an auction on behalf of the Issuer of Unsaleable Assets in accordance with the procedures described in this Section 12.1(i). Promptly after receipt of written notice from the Collateral Manager of such auction, the Trustee will provide notice (in such form as is prepared by the Collateral Manager) to the Holders (and, for so long as any Rated Notes are Outstanding, S&P) of an auction, setting forth in reasonable detail a description of each Unsaleable Asset and the following auction procedures: (i) any Holder or beneficial owner of Notes may submit a written bid within 10 Business Days after the date of such notice to purchase one or more Unsaleable Assets no later than the date specified in the auction notice (which will be at least 15 Business Days after the date of such notice); (ii) each bid must include an offer to purchase such Unsaleable Assets for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice; (iii) if no Holder or beneficial owner of Notes submits such a bid within the time period specified under clause (i) above, unless the Collateral Manager determines that delivery in-kind is not legally or commercially practicable and provides written notice thereof to the Trustee, the Trustee will provide notice thereof to each Holder and offer to deliver (at such Holder's expense) a pro rata portion (as determined by the Collateral Manager) of each unsold Unsaleable Asset to the Holders or beneficial owners of the most senior Class that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to minimum denominations; provided that, to the extent that minimum denominations do not permit a pro rata distribution, the Trustee will distribute the Unsaleable Assets on a pro rata basis to the extent possible as directed by the Collateral Manager in writing and the Collateral Manager will select by lottery the Holder or beneficial owner to whom the remaining amount will be delivered and deliver written notice thereof to the Trustee and the Trustee shall deliver such interests as specified in such written direction; and (iv) if no such Holder or beneficial owner provides delivery instructions to the Trustee, the Trustee will promptly notify the Collateral Manager and offer to deliver (at the cost of the Collateral Manager) the Unsaleable Asset to the Collateral Manager. If the Collateral Manager declines such offer, the Trustee will take such action as directed by the Collateral Manager (on behalf of the Issuer) in writing to dispose of the Unsaleable Asset, which may be by donation to a charity, abandonment or other means.

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Section 12.2                    Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager may, pursuant to an Issuer Order delivered by an Authorized Officer of the Collateral Manager on behalf of the Issuer subject to the other requirements in this Indenture, direct the Trustee to invest Principal Proceeds (including the proceeds of the Class A-1R Notes), proceeds of additional notes issued pursuant to Section 2.13 and 3.2, and Principal Financed Accrued Interest in additional Collateral Obligations, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer; provided that in accordance with Section 12.2(d), Cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period.

(a)                Eligibility Criteria. No obligation may be purchased by the Issuer unless each of the following conditions (the "Eligibility Criteria") is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

(i)                 such obligation is a Collateral Obligation;

(ii)               on and after the Effective Date (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale plus, without duplication, the amount of any cash contributions made to the Issuer in connection therewith will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations (including, without duplication, the amount of any cash contributions made to the Issuer in connection therewith) will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Principal Collateralization Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation plus, without duplication, the amount of any cash contributions made to the Issuer in connection therewith) will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations plus, without duplication, the amount of any cash contributions made to the Issuer in connection therewith will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Principal Collateralization Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation plus, without duplication, the amount of any cash contributions made to the Issuer in connection therewith) will be greater than the Reinvestment Target Par Balance;

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(iii)             each Coverage Test will be satisfied;

(iv)             either (A) each requirement or test, as the case may be, of the Concentration Limitations (on and after the Effective Date) and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment;

(v)               the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period;

(vi)             there is no Commitment Shortfall after giving effect to such purchase;

(vii)           the Origination Requirement will be satisfied after giving effect to such purchase;

(viii)         no Retention Deficiency would occur as a result of, and immediately after giving effect to, any such purchase; and

(ix)       other than for purposes of a determination pursuant to Section 12.4(b)(w), there has not been a forbearance or waiver of any payment due on or with respect to such obligation or on another material obligation for borrowed money of the Obligor that is senior or pari passu in right of payment with such obligation or, if any such forbearance or waiver has occurred, the amounts previously due have been paid.

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(b)               Trading Plan Period. For purposes of calculating compliance with the Eligibility Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Eligibility Criteria is required to be calculated (a "Trading Plan") may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the ten Business Days following the date of determination of such compliance (such period, the "Trading Plan Period"); provided that (u) no Trading Plan may result in the purchase of Collateral Obligations with an Average Life less than six months, (v) no Trading Plan may result in the purchase of a group of Collateral Obligations if the difference between the shortest Average Life of any Collateral Obligation in such group and the longest Average Life of any Collateral Obligation in such group is greater than two years, (w) no Trading Plan may result in the purchase of Collateral Obligations having an aggregate principal balance that exceeds 5% of the Aggregate Principal Balance as of the first day of the Trading Plan Period, (x) no Trading Plan Period may include a Determination Date, (y) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (z) if the Eligibility Criteria are not satisfied upon the expiry of the related Trading Plan Period, the Eligibility Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan. The Collateral Manager shall provide prior written notice to S&P, the Trustee (and the Trustee shall provide such notice to the holders of the Notes) and the Collateral Administrator of (i) any Trading Plan, which notice shall specify the proposed investments identified by the Collateral Manager for acquisition as part of such Trading Plan and (ii) the occurrence of the event described in clause (z) above. In addition, notwithstanding anything to the contrary set forth above, no Trading Plan may be implemented by the Collateral Manager pursuant to this Indenture if any previous Trading Plan failed to be successfully implemented during the related Trading Plan Period.

(c)                Certification by Collateral Manager. Not later than the Subsequent Delivery Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail (in the form of a manually signed document on the applicable letterhead attached to such email) to the Trustee and the Collateral Administrator an executed Officer's certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.3 or an Issuer Order.

(d)               Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

(e)                End of Reinvestment Period. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Collection Account representing Principal Proceeds as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations. With respect to the purchase of any Collateral Obligation the settlement date for which the Collateral Manager reasonably expects will occur after the end of the Reinvestment Period, to the extent such Collateral Obligation would be purchased using Principal Proceeds consisting of scheduled distributions of principal, only that portion of such Principal Proceeds that the Collateral Manager reasonably expects will be received prior to the end of the Reinvestment Period may be used to effect such purchase and such Collateral Obligation will be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Eligibility Criteria.

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(f) No Exercise of Warrants or Acquisition of Securities. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the Issuer may not exercise any warrant or otherwise acquire securities (including pursuant to Section 10.2(d)) (other than the exercise of a warrant or other acquisition of securities in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof).

Section 12.3                    Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition of additional Collateral Obligations shall be conducted on an arm's length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 5 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated, provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)               Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer's right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Subsequent Delivery Date, an Officer's certificate of the Issuer containing the statements set forth in Section 3.1(a)(ix); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of an Issuer Order.

(c)                [Reserved].

(d)               If the Issuer (or the Collateral Manager on its behalf) enters into a committed purchase for an additional Collateral Obligation during one Interest Accrual Period that will settle after such Interest Accrual Period, the Collateral Manager will use commercially reasonable efforts to settle such additional Collateral Obligation during the immediately succeeding Interest Accrual Period. In no event will the Trustee be obligated to settle a trade to the extent such action would result in a negative balance or overdraft of the Principal Collection Subaccount, and the Trustee shall incur no liability for refusing to wire funds in excess of the balance of funds in the Principal Collection Subaccount.

(e)                Upon the direction to commence any liquidation of the Assets due to an Event of Default and the acceleration of the maturity of the Secured Notes being delivered, liquidation of the Assets will be effected as described under Section 5.5. In such an event, neither the Collateral Manager nor the Issuer will have the right to direct the sale of any Assets.

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Section 12.4                    Amendments to Underlying Instruments. (a) The Issuer may enter into any exchange, amendment or waiver of or supplement to any Underlying Instrument; provided that the prior written consent of a Majority of the Controlling Class to any such exchange, amendment, waiver or supplement shall be required if (i) an Event of Default has occurred and is continuing or would result from such exchange, amendment, waiver or supplement, (ii) such exchange, amendment, waiver or supplement, individually or together with all other such exchanges, amendments, waivers and/or supplements, would result in a Material Adverse Effect or (iii) such exchange, amendment, waiver or supplement constitutes a Specified Change; provided that in the case of the foregoing clause (iii), if the Majority of the Controlling Class have not responded in any manner to a request relating to such exchange, amendment, waiver or supplement within 10 Business Days following the delivery of notice thereof, the Majority of the Controlling Class shall have been deemed to consent to such exchange, amendment, waiver or supplement. Any Collateral Obligation that, as a result of any exchange thereof or amendment, waiver or supplement thereto, ceases to qualify as a Collateral Obligation, will thereafter have a value equal to zero when calculating the Principal Collateralization Amount for purposes of the Overcollateralization Ratio Test for so long as it remains unqualified to be a Collateral Obligation by the terms of this Indenture. In the event of an exchange of or amendment, waiver or supplement to a Collateral Obligation that results in the failure of the Maximum Weighted Average Life Test (but would otherwise qualify as a Collateral Obligation), such Collateral Obligation will thereafter be treated as a Defaulted Obligation until such time as the Maximum Weighted Average Life Test is satisfied (provided that, if at the time of such satisfaction of the Maximum Weighted Average Life Test, such Collateral Obligation would otherwise be considered a Defaulted Obligation in accordance with the terms of this Indenture, such Collateral Obligation will continue to be treated as a Defaulted Obligation). In connection with a Specified Change to a Collateral Obligation with respect to which consent from a Majority of the Controlling Class is required for the Issuer to enter into such Specified Change, if a Majority of the Controlling Class has requested that the Issuer not enter into such Specified Change within 10 Business Days of the delivery of notice thereof, such Collateral Obligation shall upon the occurrence of such Specified Change be treated as a Defaulted Obligation for all purposes hereunder. For the avoidance of doubt, such Collateral Obligation shall be so treated as a Defaulted Obligation notwithstanding the Issuer taking no action to enter into the exchange, amendment or waiver of or supplement to the Underlying Instrument enacting the Specified Change.

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(b)               Notwithstanding Section 12.4(a), if any exchange, amendment, consent, waiver or other modification to any Underlying Instrument would effect a Specified Change, prior written consent of a Majority of the Controlling Class will not be required if, after giving effect to such Specified Change, (w) the relevant Collateral Obligation would be eligible to be acquired by the Issuer in accordance with the terms of this Indenture; (x) if the Specified Change Condition is not satisfied at such time, the updated S&P Rating for the relevant Collateral Obligation is "CCC" or higher (provided that (i) until such time as an updated S&P Rating is obtained, such Collateral Obligation will have an S&P Rating as determined pursuant to clause (iii)(b) of the definition of "S&P Rating" and (ii) if such updated S&P Rating is lower than "CCC", such Collateral Obligation will be treated as a Defaulted Obligation (including for purposes of calculations under clause (y) below) until such time as an updated S&P Rating of "CCC" or higher is received (unless such Collateral Obligation would otherwise be considered a Defaulted Obligation in accordance with the terms of this Indenture, in which case such Collateral Obligation will continue to be treated as a Defaulted Obligation)); (y) all Coverage Tests and the Collateral Quality Test would be satisfied (or if the Collateral Quality Test is already not satisfied, the Collateral Quality Test would be maintained or improved) and (z) if such Specified Change would have the effect of extending the maturity date of the asset to be held by the Issuer, such extended maturity date will not be after the Stated Maturity of the Notes; provided that after the Reinvestment Period, (A) if such Specified Change would result in an interest rate reduction specified under clause (c) of the definition thereof in respect of a Collateral Obligation and such interest rate reduction would result in such Collateral Obligation having an interest rate lower than 4.00% per annum (in the case of a Fixed Rate Obligation) or LIBOR (or any other applicable benchmark) plus 2.00% per annum (in the case of a Floating Rate Obligation), such Collateral Obligation will thereafter be treated as a Defaulted Obligation or (B) if any Specified Change would result in the extension of the Due Date of any Scheduled Distribution in respect of a Collateral Obligation, the Weighted Average Life of the Collateral Obligations must be, after giving effect to such Specified Change, less than the lesser of (1) four years and (2) the Weighted Average Life of the Collateral Obligations on the last day of the Reinvestment Period (provided that the threshold determined by the lesser of clauses (1) and (2) will be reduced by one-quarter of one year on each quarterly date subsequent to the end of the Reinvestment Period).

ARTICLE XIII

Noteholders' Relations

Section 13.1                    Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner set forth in this Indenture.

(b)               If contrary to the provisions of this Indenture any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

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(c)                Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d)       By its acceptance of an interest in the Notes, each Holder and beneficial owner of Notes acknowledges and agrees to the provisions of Section 5.4(d).

Section 13.2        Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, each Holder (a) does not owe any duty of care to any Person and is not obligated to act in a fiduciary or advisory capacity to any Person (including, but not limited to, any other Holder or beneficial owner of Secured Notes or Subordinated Notes, the Issuer, the Trustee, any holder of ordinary shares of the Issuer, the Co-Issuer or the Collateral Manager); (b) shall only consider the interests of itself and/or its Affiliates; and (c) will not be prohibited from engaging in activities that compete or conflict with those of any Person (including, but not limited to, any Holder or beneficial owner of Secured Notes or Subordinated Notes, the Issuer, the Trustee, any holder of ordinary shares of the Issuer, the Co-Issuer or the Collateral Manager), nor shall any such restrictions apply to any Affiliates of any Holder.

ARTICLE XIV

MISCELLANEOUS

Section 14.1                    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer, the Co-Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person (on which the Trustee shall also be entitled to conclusively rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer, the Co-Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager, the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

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Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Applicable Issuers, then notwithstanding that the satisfaction of such condition is a condition precedent to the Applicable Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank, in all of its capacities, agrees to accept and act upon instructions or directions pursuant to this Indenture or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, in each such case of a manually executed instruction or direction on the applicable letterhead (which instruction or direction may be in the form of a .pdf file attached to an email); provided, however, that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank's reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank's reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2                    Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

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(b)               The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person's holding the same, shall be proved by the Register.

(d)               Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3                    Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, each Hedge Counterparty and S&P. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i)                 the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form, to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by an Authorized Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document, provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to Deutsche Bank Trust Company Americas (in any capacity hereunder) will be deemed effective only upon receipt thereof by Deutsche Bank Trust Company Americas;

(ii)               the Co-Issuers shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands, Attention: The Directors, telecopy no. (345) 945-7100, with a copy to Maples and Calder addressed to it at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, Attention: Garrison Funding 2016-2 Ltd., telecopy no. (345) 949-8080, email: cayman@maplesfs.com or to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 or at any other address previously furnished in writing to the other parties hereto by the Issuer or the Co-Issuer, as the case may be, with a copy to the Collateral Manager at its address below;

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(iii)             the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at Garrison Capital Inc., 1290 Avenue of the Americas, Suite 914, New York, New York 10104, Attention: Sujit Sahadevan, facsimile No. (212) 372-9525, or at any other address previously furnished in writing to the parties hereto;

(iv)             the Placement Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Natixis Securities Americas LLC, 1251 Avenue of the Americas, New York, NY 10020, Attention: Hank Sandlass, or at any other address previously furnished in writing to the Issuer and the Trustee by the Placement Agent;

(v)               the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator at Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Structured Credit Services – Garrison Funding 2016-2, or at any other address previously furnished in writing to the parties hereto;

(vi)             S&P shall be sufficient for every purpose hereunder when received by S&P (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered or sent by overnight courier service to S&P, addressed to it at Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041-0003 or by facsimile in legible form to facsimile no. (212) 438-2655, Attention: Asset-Backed CBO/CLO Surveillance or by electronic copy to CDO_Surveillance@spglobal.com; provided that in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com;

(vii)           the Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Administrator addressed to it at MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands; Attention: Garrison Funding 2016-2; and

(viii)         if to any Hedge Counterparty, in accordance with the notice provisions of the related Hedge Agreement.

(b)               If any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee's receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

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(c)                Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be sent to S&P shall be sent by the Collateral Manager on behalf of the Issuer and, if pursuant to the terms of this Indenture, the Trustee is to send such request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to S&P, it shall instead be sent to the Collateral Manager first for dissemination to S&P.

(d)               Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee (except information required to be provided to the Irish Stock Exchange) may be provided by providing access to a website containing such information.

(e)                The parties hereto agree that all 17g-5 Information provided to S&P, or any of its respective officers, directors or employees, to be given or provided to S&P pursuant to, in connection with or related, directly or indirectly, to this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, any transaction document relating hereto, the Assets or the Notes, shall be in each case must be provided in compliance with Section 14.17 and as follows:

(i)       is in writing;

(ii)       sent (by 12:00 p.m. New York time) on or before the date such Notice or other document is due) to SEC.17g-5@db.com, or such other email address as is provided by the Collateral Administrator (the "Rule 17g-5 Address") for Posting to the 17g-5 Website in accordance with the Collateral Administration Agreement; and

(iii)       sent to S&P at the address below (or such other email address as is provided by S&P) at cdo_surveillance@spglobal.com and with respect to (w) any documents related to satisfaction of the S&P Rating Condition in connection with the confirmation of ratings on the Effective Date, CDOEffectiveDatePortfolios@spglobal.com; (x) S&P CDO Monitor requests, CDOMonitor@spglobal.com; (y) any reports delivered under Sections 10.8, 10.9 and 10.10, CDO_Surveillance@spglobal.com; and (z) any requests for credit estimates, creditestimates@spglobal.com.

Section 14.4                    Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)                such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid (or, in the case of Holders of Global Secured Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)               such notice shall be in the English language.

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Such notices will be deemed to have been given on the date of such mailing.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. Notices for Holders may also be posted to the Trustee's internet website.

The Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. For the avoidance of doubt, such information shall not include any Accountants' Certificate. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5                    Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6                    Successors and Assigns. All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7                    Severability. If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

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Section 14.8                                Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Notes and (to the extent provided herein) the Administrator (solely in its capacity as such) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9                                Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date, as the case may be.

Section 14.10    Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11    Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture ("Proceedings"), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12    WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE CO-ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

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Section 14.13    Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) and the Notes may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.14    Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer's behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to S&P and to comply with the provisions of this Section 14.14 and Section 14.16, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15    Liability of Co-Issuers. Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, none of the Co-Issuers (each, a "Party") shall have any liability whatsoever to any other Party under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, none of the Parties shall be entitled to take any action to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against any other Party. In particular, none of the Parties shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of any other Party or shall have any claim in respect to any assets of any other Party.

Section 14.16    Communications with Rating Agencies.

If the Issuer shall receive any written or oral communication from S&P (or any of its respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Issuer agrees to refrain from communicating with S&P and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. The Issuer agrees that in no event shall it engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with S&P (or any of their respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager. The Trustee agrees that in no event shall a Trust Officer engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with S&P without the prior written consent (which may be in the form of e-mail correspondence) or participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager; provided that nothing in this Section 14.16 shall prohibit the Trustee from making available on its internet website the Monthly Reports, Distribution Reports and other notices or documentation relating to the Notes or this Indenture.

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Section 14.17    17g-5 Information.

(a)                The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act ("Rule 17g-5"), by their or their agent's posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agencies, all information that the Co-Issuers or other parties on their behalf, including the Trustee and the Collateral Manager, provide to the Rating Agencies for the purposes of determining the initial credit rating of the Rated Notes or undertaking credit rating surveillance of the Rated Notes (the "17g-5 Information"). At all times while any Rated Notes are rated by any Rating Agency or any other NRSRO, the Co-Issuers shall engage a third-party to post 17g-5 Information to the 17g-5 Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the "Information Agent"), to post 17g-5 Information it receives from the Issuer, the Trustee or the Collateral Manager to the 17g-5 Website in accordance with the Collateral Administration Agreement. All information to be posted shall be provided to the Information Agent in an electronic format readable and uploadable (e.g., that is not locked or corrupted) by e-mail to SEC.17g-5@db.com and specifying "Garrison Funding 2016-2 Ltd." and labeled for delivery to a Rating Agency.

(b)               To the extent any of the Co-Issuers, the Trustee or the Collateral Manager are engaged in oral communications with any Rating Agency, for the purposes of determining the Initial Ratings of the Rated Notes or undertaking credit rating surveillance of the Rated Notes, the party communicating with such Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for Posting or (y) summarized in writing and the summary to be promptly delivered to the Information Agent for Posting.

(c)                Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining the Initial Rating of the Rated Notes or undertaking credit rating surveillance of the Rated Notes, with any Rating Agency or any of their respective officers, directors or employees.

(d)               Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.17 shall not constitute a Default or Event of Default.

(e)                The Trustee will not be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulation. In no event will the Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5 or any other law or regulation.

(f)                The Trustee will not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Co-Issuers, the Rating Agencies, the NRSROs, any of their agents or any other party. The Trustee will not be liable for the use of any information posted on the 17g-5 Website, whether by the Co-Issuers, the Rating Agencies, the NRSROs or any other third party that may gain access to the 17g-5 Information posted thereon.

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(g)               The maintenance by the Trustee of the Trustee's Website will not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(h)               For the avoidance of doubt, no statement or report of the Independent Accountants shall be required to be provided to, or shall otherwise be shared with, any Rating Agency and shall not, under any circumstances, be posted to the 17g-5 Website.

Section 14.18    Special Provisions Applicable to CP Conduits.

(a)                Each of the parties hereto (each, a "Restricted Person") hereby agrees that it will not institute against any CP Conduit, or join any other Person in instituting against, or encourage, cooperate with or join any Person in instituing against, any CP Conduit, any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, present a petition for the winding up or liquidation of any CP Conduit or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for any CP Conduit or for all or substantially all of its assets prior to the date that is two years and a day (or, if longer, the applicable preference period then in effect) after the last day on which any Commercial Paper Notes shall have been outstanding. The obligations under this Section 14.18(a) shall survive the termination of this Indenture.

(b)               Nothing in clause (a) above shall limit the right of any Restricted Person to file any claim in or otherwise take any action with respect to any proceeding of the type described in clause (a) above that was instituted against any CP Conduit by any person other than such Restricted Person, so long as such Restricted Person did not encourage, cooperate with or join any Person in instituting such proceeding.

(c)                Notwithstanding anything to the contrary contained herein, the obligations of any CP Conduit under this Indenture are solely the corporate obligations of such CP Conduit and, in the case of obligations of any CP Conduit other than Commercial Paper Notes, shall be payable at such time as funds are received by or are available to such CP Conduit in excess of funds necessary to pay in full all outstanding Commercial Paper Notes and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Conduit but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Bankruptcy Law) of any such party shall be subordinated to the payment in full of all Commercial Paper Notes. The provisions of this Section 14.18(c) shall survive the termination of this Indenture.

(d)               No recourse under any obligation, covenant or agreement of any CP Conduit contained in this Indenture shall be had against any incorporator, stockholder, officer, director, employee or agent of such CP Conduit or any agent of such CP Conduit or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Indenture is solely a corporate obligation of any such CP Conduit individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of such CP Conduit or any agent thereof or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Conduit contained in this Indenture, or implied therefrom, and that any and all personal liability for breaches by any CP Conduit of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Indenture, provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 14.18(d) shall survive termination of this Indenture.

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(e)                Each CP Conduit may act hereunder by and through its Program Manager, administrator or funding agent, as applicable.

(f)                Each of the parties hereto waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of any CP Conduit against and on account of the obligations and liabilities of such CP Conduit to such party under this Indenture, except that as to the Trustee, such waiver shall be only in its capacity as trustee hereunder and not with respect to the Bank.

(g)               Notwithstanding anything to the contrary herein, but subject in all respects to the confidentiality provisions herein, each CP Conduit may disclose to its respective Conduit Support Providers, any Affiliates of any such party and governmental authorities having jurisdiction over such CP Conduit, Conduit Support Provider, any Affiliate of such party and any Conduit Rating Agency, the identities of (and other material information regarding) the Co-Issuers, any other obligor on, or in respect of, any Note issued to such CP Conduit, the Assets constituting collateral for such Notes and any of the terms and provisions of the Transaction Documents that it may deem necessary or advisable.

(h)               No pledge and/or collateral assignment by any CP Conduit to a Conduit Support Provider of an interest in the rights of such CP Conduit in any Note issued to such CP Conduit shall constitute an assignment and/or assumption of such CP Conduit's obligations under this Indenture, such obligations in all cases remaining with such CP Conduit. Moreover, any such pledge and/or collateral assignment of the rights of such CP Conduit shall be permitted hereunder without further action or consent and any such pledgee may foreclose on any such pledge and perfect an assignment of such interest and enforce such CP Conduit's right hereunder notwithstanding anything to the contrary in this Indenture.

Section 14.19    Confidential Information.

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(a)       The Trustee, the Collateral Administrator and each Holder of Notes will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person's directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.19 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person's legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.19 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) any Person of the type that would be, to such Person's knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Note or any part thereof; (v) any other Person from which such former Person offers to purchase any obligation of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.19; (viii) the Rating Agency (subject to Sections 14.16 and 14.17); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee's or Collateral Administrator's performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.19. Each Holder of Notes will, by its acceptance of its Note, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.19. In the event of any required disclosure of the Confidential Information by such Holder, such Holder will, by its acceptance of its Note, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.19.

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(b)       For the purposes of this Section 14.19, "Confidential Information" means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Co-Issuers in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Co-Issuers, the Collateral Manager or any of their Affiliates, as applicable, or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Co-Issuers, the Collateral Manager or any of their Affiliates, as applicable; or (iv) is allowed to be treated as non-confidential by consent of the Co-Issuers.

(c)       Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

(d)       Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Placement Agent, the Retention Provider, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Placement Agent or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

ARTICLE XV

Assignment Of COLLATERAL MANAGEMENT Agreement

Section 15.1                                Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer's estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(b)               The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

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(c)                Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)               The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e)                The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)                The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)                 The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the standard of care set forth in the Collateral Management Agreement) of the Collateral Management Agreement;

(ii)               The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Secured Parties and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee; and

(iii)             The Collateral Manager shall deliver to the Trustee all copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(g)               The Co-Issuers and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h)               Upon a Trust Officer of the Trustee receiving written notice from the Collateral Manager that an event constituting "Cause" as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, notify the Noteholders (as their names appear in the Register).

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ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1                                Hedge Agreements.

(a)                The Issuer (or the Collateral Manager on behalf of the Issuer) may enter into Hedge Agreements from time to time after the Closing Date solely for the purpose of managing interest rate and other risks in connection with the Issuer's issuance of, and making payments on, the Notes. Once entered into, a Hedge Agreement shall not be terminated unless the related hedged asset has been liquidated. The Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly provide written notice of entry into any Hedge Agreement to the Trustee and the Collateral Administrator. Notwithstanding anything to the contrary contained in this Indenture, the Issuer (or the Collateral Manager on behalf of the Issuer) shall not enter into any Hedge Agreement unless the Rating Agency Condition has been satisfied with respect thereto. The Issuer shall provide a copy of each Hedge Agreement to each Rating Agency then rating a Class of Rated Notes and the Trustee. In addition, the Issuer shall not be permitted to enter into or amend hedge agreements unless both:

(i)                 either (a) the Issuer has obtained the advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP or an Opinion of Counsel of other nationally recognized counsel approved by the Placement Agent that entering into such hedge agreement will not cause the Issuer to be considered a "commodity pool" as defined in Section 1a(10) of the Commodity Exchange Act, or (b) the Issuer will be operated such that the Collateral Manager and/or such other relevant party to the transaction, as applicable, will be eligible for an exemption from registration as a CPO and a CTA and all conditions precedent to obtaining such an exemption have been satisfied; and

(ii)               the Issuer has received advice of Milbank, Tweed, Hadley & McCloy LLP or Dechert LLP or an Opinion of Counsel of other nationally recognized counsel approved by the Placement Agent that either (a) entering into such hedge agreement will not, in and of itself, cause the Issuer to become a "hedge fund or a private equity fund" as defined for the purposes of Section 13 of the Bank Holding Company Act, as amended, or (b) if the Issuer were to become a "hedge fund or private equity fund," then an exemption would apply enabling a banking entity to sponsor or acquire an ownership interest in the Issuer and to engage in covered transactions with the Issuer, notwithstanding the general prohibitions of such Section 13.

For so long as the Issuer and, if applicable, the Collateral Manager are subject to any of clause (i)(b) or clause (ii)(b) above, the Issuer and, if applicable, the Collateral Manager shall take all action necessary to ensure ongoing compliance with the applicable exemption from registration or registration requirement, as applicable, under the Commodity Exchange Act and/or the Bank Holding Company Act, as applicable. The reasonable fees, costs, charges and expenses incurred by the Issuer and the Collateral Manager (including reasonable attorneys', accountants' and other professional fees and expenses) in connection with these requirements shall be paid as Administrative Expenses.

213

(b)               Each Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d) and Section 2.7(i). Each Hedge Counterparty shall be required to have, at the time that any Hedge Agreement to which it is a party is entered into, the Required Hedge Counterparty Ratings. Payments with respect to Hedge Agreements shall be subject to Article XI. Each Hedge Agreement shall contain an acknowledgement by the Hedge Counterparty that the obligations of the Issuer to the Hedge Counterparty under the relevant Hedge Agreement shall be payable in accordance with Article XI.

(c)                In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole "defaulting party" or "affected party" (each as defined in the Hedge Agreements), notwithstanding any term hereof to the contrary, (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Collateral Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Collateral Manager under the terminated Hedge Agreement.

(d)               The Issuer (or the Collateral Manager on its behalf) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.

(e)                Each Hedge Agreement will, at a minimum, (i) include requirements for collateralization by or replacement of the Hedge Counterparty (including timing requirements) that satisfy Rating Agency criteria of each Rating Agency then rating a Class of Rated Notes in effect at the time of execution of the Hedge Agreement and (ii) permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) for failure to satisfy such requirement.

(f)                The Issuer shall give prompt notice to each Rating Agency then rating a Class of Rated Notes of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty Credit Support. Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.

(g)               If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, promptly after becoming aware thereof the Collateral Manager shall make a demand on the Hedge Counterparty (or its guarantor under the Hedge Agreement) with a copy to the Trustee, demanding payment thereunder.

(h)               Each Hedge Agreement shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Collateral has commenced.

[Signature Pages Follow]

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IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

Executed as a Deed by:

GARRISON FUNDING 2016-2 LTD.,
as Issuer

By /s/ Carrie Bunton
       Name: Carrie Bunton
       Title: Director

In the presence of:

Witness: /s/ Jeffrey Powery

Name: Jeffrey Powery

Occupation: Corporate Assistant

Title:

215

GARRISON FUNDING 2016-2 LLC,
as Co-Issuer

By /s/ Donald J. Puglisi
       Name: Donald J. Puglisi
       Title: Manager

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By /s/ Vincent Pham
       Name: Vincent Pham
       Title: Vice President

By /s/ Mark Nguyen
       Name: Mark Nguyen
       Title: Authorized Signer

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Schedule 1

List of Collateral Obligations

S-1-1

Schedule 2

S&P Industry Classifications

Asset Type Code	Description	Geographic Scope
1020000	Energy Equipment and Services	G
1030000	Oil, Gas and Consumable Fuels	G
2020000	Chemicals	G
2030000	Construction Materials	L
2040000	Containers and Packaging	R
2050000	Metals and Mining	G
2060000	Paper and Forest Products	G
3020000	Aerospace and Defense	R
3030000	Building Products	L
3040000	Construction and Engineering	L
3050000	Electrical Equipment	G
3060000	Industrial Conglomerates	G
3070000	Machinery	R
3080000	Trading Companies and Distributors	G
3110000	Commercial Services and Supplies	R
3210000	Air Freight and Logistics	G
3220000	Airlines	G
3230000	Marine	G
3240000	Road and Rail	R
3250000	Transportation Infrastructure	G
4011000	Auto Components	G
4020000	Automobiles	G
4110000	Household Durables	L
4120000	Leisure Products	L
4130000	Textiles, Apparel and Luxury Goods	R
4210000	Hotels, Restaurants and Leisure	R
4310000	Media	R
4410000	Distributors	G
4420000	Internet and Catalog Retail	R
4430000	Multiline Retail	L
4440000	Specialty Retail	L
5020000	Food and Staples Retailing	L
5110000	Beverages	R
5120000	Food Products	R
5130000	Tobacco	R
5210000	Household Products	L
5220000	Personal Products	L
6020000	Healthcare Equipment and Supplies	R
6030000	Healthcare Providers and Services	R
6110000	Biotechnology	R
6120000	Pharmaceuticals	G
7011000	Banks	G
7020000	Thrifts and Mortgage Finance	R
7110000	Diversified Financial Services	G
7120000	Consumer Finance	R

S-2-1

Asset Type Code	Description	Geographic Scope
7130000	Capital Markets	G
7210000	Insurance	G
7310000	Real Estate Management and Development	L
7311000	Real Estate Investment Trusts (REITs)	R
8020000	Internet Software and Services	G
8030000	IT Services	G
8040000	Software	G
8110000	Communications Equipment	G
8120000	Technology Hardware, Storage and Peripherals	G
8130000	Electronic Equipment, Instruments and Components	G
8210000	Semiconductors and Semiconductor Equipment	G
9020000	Diversified Telecommunication Services	G
9030000	Wireless Telecommunication Services	G
9520000	Electric Utilities	R
9530000	Gas Utilities	R
9540000	Multi-Utilities	R
9550000	Water Utilities	R
9551701	Diversified Consumer Services	L
9551702	Independent Power and Renewable Electricity Producers	R
9551727	Life Sciences Tools and Services	R
9551729	Health Care Technology	R
9612010	Professional Services	R
1000-1099	Reserved	L

S-2-2

Schedule 3

S&P Recovery Rate Tables

Section 1.

(a)	(i) If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S&P Recovery Rating of a Collateral Obligation		Initial Liability Rating
	Range from Published Reports	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
1+	100	75%	85%	88%	90%	92%	95%
1	90-99	65%	75%	80%	85%	90%	95%
2	80-89	60%	70%	75%	81%	86%	89%
2	70-79	50%	60%	66%	73%	79%	79%
3	60-69	40%	50%	56%	63%	67%	69%
3	50-59	30%	40%	46%	53%	59%	59%
4	40-49	27%	35%	42%	46%	48%	49%
4	30-39	20%	26%	33%	39%	39%	39%
5	20-29	15%	20%	24%	26%	28%	29%
5	10-19	5%	10%	15%	19%	19%	19%
6	0-9	2%	4%	6%	8%	9%	9%
		Recovery rate

(ii)  If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Loan or senior secured note (a "Senior Secured Debt Instrument") that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Group A

S-3-1

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
1+	16%	18%	21%	24%	27%	29%
1	16%	18%	21%	24%	27%	29%
2	16%	18%	21%	24%	27%	29%
3	10%	13%	15%	18%	19%	20%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(iii)	If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A, B and C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(b)               If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table:

Recovery rates for obligors Domiciled in Group A, B or C:

S-3-2

Priority Category	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
Senior Secured Loans
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans)
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans and Unsecured Loans[1]
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
	Recovery rate

Group A: Australia, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, The Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, U.K., U.S.

Group B: Brazil, Italy, Mexico, South Africa, Turkey, United Arab Emirates

Group C: Kazakhstan, Russian Federation, Ukraine, others

___________________________

[1]	Solely for the purpose of determining the S&P Recovery Rate for such loan, the Aggregate Principal Balance of all Unsecured Loans and Second Lien Loans that, in the aggregate, represent up to 15% of the Principal Collateralization Amount shall have the S&P Recovery Rate specified for Unsecured Loans and Second Lien Loans in the table above and the Aggregate Principal Balance of all Unsecured Loans and Second Lien Loans in excess of 15% of the Principal Collateralization Amount shall have the S&P Recovery Rate specified for Subordinated loans in the table above.

S-3-3

Section 2. S&P CDO Monitor

Liability Rating	"AAA"
Weighted Average S&P Recovery Rate	36.00%
36.50%
37.00%
37.50%
38.00%
38.50%
39.00%
39.50%
40.00%
40.50%
41.00%
41.50%
42.00%
42.50%
43.00%
43.50%
44.00%
44.50%
45.00%
45.50%
46.00%
46.50%
47.00%
47.50%
48.00%
48.50%
49.00%
49.50%
50.00%

Weighted Average Spread

The applicable weighted average spread will be the spread between 5.50% and 9.50% (in increments of 0.01%) without exceeding the Weighted Average Spread (determined for purposes of this definition as if all Discount Obligations instead constituted Collateral Obligations that are not Discount Obligations) as of such Measurement Date.

S-3-4

Section 3 S&P Default Rate.

Maturity (years)	S&P Rating
	"AAA"	"AA+"	"AA"	"AA-"	"A+"	"A"	"A-"	"BBB+"	"BBB"	"BBB-"
0	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%
1	0.003249168014%	0.008324133473%	0.017658665685%	0.049442537636%	0.100435283385%	0.198335724928%	0.305284013092%	0.403669389141%	0.461619431140%	0.524293676951%
2	0.015699160323%	0.036996201042%	0.073622429264%	0.139938458667%	0.257399573659%	0.452472002175%	0.667328704185%	0.892888699405%	1.091718533602%	1.445988981952%
3	0.041483816094%	0.091325396687%	0.172278071294%	0.276840924859%	0.474538444138%	0.770505273372%	1.100045166236%	1.484174712870%	1.895695617364%	2.702053897092%
4	0.084783735367%	0.176280787635%	0.317752719845%	0.464897370222%	0.755268739144%	1.158808027690%	1.613532092160%	2.186031844418%	2.867799361424%	4.229668376188%
5	0.149745582951%	0.296441043902%	0.513748509964%	0.708173062555%	1.102407117753%	1.621845931443%	2.213969353901%	3.000396020915%	3.994693333519%	5.969442574039%
6	0.240402335808%	0.455938301677%	0.763414909529%	1.009969303017%	1.517930050335%	2.162162838004%	2.903924108898%	3.924150737171%	5.258484100533%	7.867653829083%
7	0.360598844688%	0.658408410672%	1.069265583311%	1.372767418503%	2.002861319041%	2.780489164645%	3.682872062425%	4.950544130466%	6.639096774184%	9.877441995809%
8	0.513925203265%	0.906952567554%	1.433135028927%	1.798206028262%	2.557255249779%	3.475933634592%	4.547803679069%	6.070419602795%	8.116014268566%	11.959163544802%
9	0.703659581067%	1.204112355275%	1.856168027847%	2.287090497830%	3.180245322497%	4.246223104848%	5.493831311597%	7.273225514177%	9.669462876962%	14.080159863536%
10	0.932721558018%	1.551858575581%	2.338835025976%	2.839429962031%	3.870134053607%	5.087961844696%	6.514747149521%	8.547803540196%	11.281151957447%	16.214168796922%
11	1.203636450979%	1.951593238045%	2.880967203295%	3.454495951708%	4.624506060805%	5.996888869754%	7.603506151831%	9.882975172219%	12.934675905433%	18.340556287277%
12	1.518510638111%	2.404163416342%	3.481805774334%	4.130896444852%	5.440351149008%	6.968118682835%	8.752624592744%	11.267955488484%	14.615674128289%	20.443491679272%
13	1.879017477837%	2.909885294571%	4.140060854110%	4.866659574161%	6.314188127197%	7.996356467179%	9.954495300396%	12.692626165773%	16.311827279155%	22.511145500583%
14	2.286393094556%	3.468576536752%	4.853975984763%	5.659321964303%	7.242183059306%	9.076083242049%	11.201626713245%	14.147698429601%	18.012750134259%	24.534954734253%
15	2.741441064319%	4.079595071314%	5.621395127849%	6.506017556120%	8.220257939344%	10.201709768991%	12.486815855274%	15.624793193058%	19.709825519910%	26.508976972438%
16	3.244544875941%	4.741882448743%	6.439829575802%	7.403563681456%	9.244187501892%	11.367700243875%	13.803266284923%	17.116461299395%	21.396010509223%	28.429339437018%
17	3.795686957738%	5.454010071015%	7.306522817054%	8.348542006155%	10.309683146543%	12.568668220692%	15.144661780260%	18.616162353298%	23.065635817821%	30.293779563441%
18	4.394473036551%	6.214226778788%	8.218511899319%	9.337372717552%	11.412463860794%	13.799447984096%	16.505205534227%	20.118216540699%	24.714211642608%	32.101268824753%
19	5.040160622073%	7.020506494637%	9.172684273858%	10.366380975952%	12.548314646638%	15.055144894628%	17.879633320753%	21.617740303414%	26.338247665982%	33.851709269878%
20	5.731690474411%	7.870594841153%	10.165829471868%	11.431855172602%	13.713133355595%	16.331168219788%	19.263207693491%	23.110573813940%	27.935091127019%	35.545691796023%
21	6.467720005315%	8.762053868981%	11.194685266377%	12.530096944489%	14.902967068053%	17.623249751025%	20.651698936614%	24.593205864939%	29.502784323211%	37.184305725693%
22	7.246657674287%	9.692304233146%	12.255978214336%	13.657463200185%	16.114039259518%	18.927451178181%	22.041357278348%	26.062699982603%	31.039941302623%	38.768990320407%
23	8.066697561510%	10.658664340514%	13.346458660563%	14.810400624971%	17.342769013874%	20.240162811085%	23.428879835930%	27.516624211807%	32.545642561659%	40.301420123877%
24	8.925853423660%	11.658386153875%	14.462930424521%	15.985473272686%	18.585783500387%	21.558095845599%	24.811374891951%	28.952986021038%	34.019346068715%	41.783417301371%
25	9.821991660962%	12.688687477491%	15.602275489727%	17.179383930879%	19.839924848505%	22.878269995493%	26.186325396763%	30.370173060440%	35.460812735415%	43.216885327770%
26	10.752862740247%	13.746780665156%	16.761474080616%	18.388989978303%	21.102252449299%	24.197997968242%	27.551553032431%	31.766900011297%	36.870044445001%	44.603759426533%
27	11.716130726647%	14.829897785967%	17.937620549285%	19.611314451375%	22.370041596552%	25.514867959937%	28.905183739534%	33.142161435353%	38.247232845686%	45.945970060372%
28	12.709400674022%	15.935312356895%	19.127935510379%	20.843553008938%	23.640779262780%	26.826725084491%	30.245615277997%	34.495190323981%	39.592717273876%	47.245416525357%
29	13.730243710320%	17.060357806895%	20.329774661513%	22.083077440588%	24.912157691632%	28.131652434167%	31.571487147424%	35.825421926124%	40.906950354635%	48.503948316705%
30	14.776219728465%	18.202442877234%	21.540634713369%	23.327436309552%	26.182066381869%	29.427952288898%	32.881653013776%	37.132462374109%	42.190470013462%	49.723352433811%
	Default Rate

S-3-5

Maturity (years)	S&P Rating
	"BB+"	"BB"	"BB-"	"B+"	"B"	"B-"	"CCC+"	"CCC"	"CCC-"
0	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%	0.000000000000%
1	1.051626951540%	2.109451063219%	2.600238218261%	3.221175349449%	7.848052027128%	10.882127346154%	15.688600485092%	20.494983870945%	25.301274610780%
2	2.499656454519%	4.644347602378%	5.872070298984%	7.597534275765%	14.781993688588%	20.010197918490%	28.039819269931%	34.622676009875%	40.104827389528%
3	4.296728984267%	7.475880167357%	9.536299437344%	12.379110105596%	20.934989256384%	27.616831728107%	37.429808873546%	44.486182623555%	49.823180926143%
4	6.375706489973%	10.488372919304%	13.369966912307%	17.163869422120%	26.396576049049%	33.956728434721%	44.585490662468%	51.602827454518%	56.644893859712%
5	8.664543568793%	13.586821436722%	17.214556293531%	21.748448101304%	31.246336178428%	39.272129824310%	50.135334884654%	56.922984826034%	61.661406997870%
6	11.095356236080%	16.697806761620%	20.966482949668%	26.041061250789%	35.559617193298%	43.770644618830%	54.540770782673%	61.035699119403%	65.491579211460%
7	13.609032486632%	19.767400297576%	24.563596164635%	30.011114045302%	39.406428304708%	47.619999931623%	58.122985959186%	64.312999141532%	68.512299997909%
8	16.156889823197%	22.757944125466%	27.972842394960%	33.660307587399%	42.849804714584%	50.951512801740%	61.102368657078%	66.995611089592%	70.963159373549%
9	18.700580837749%	25.644677999303%	31.180555451716%	37.006268488077%	45.945037340867%	53.866495002890%	63.630625959677%	69.243071475508%	73.001158997065%
10	21.211084035732%	28.412675027236%	34.185383793706%	40.073439438302%	48.739741129612%	56.442783804416%	65.813447581021%	71.163564980709%	74.731800853184%
11	23.667314094497%	31.054264263660%	36.993387616211%	42.888152616124%	51.274446097825%	58.740339226248%	67.725700377843%	72.832114376329%	76.227639665042%
12	26.054665876636%	33.566967587371%	39.614763984459%	45.476089725285%	53.583430552170%	60.805677528899%	69.421439889161%	74.301912258474%	77.539705473005%
13	28.363659558653%	35.951905665999%	42.061729215497%	47.861083876451%	55.695611742152%	62.675242871282%	70.940493338196%	75.611514630921%	78.704696564217%
14	30.588762208959%	38.212599668453%	44.347194216901%	50.064658739768%	57.635391124606%	64.377917518522%	72.312812694716%	76.789484926254%	79.749592477526%
15	32.727407180692%	40.354090885716%	46.483968141201%	52.105958011379%	59.423406584219%	65.936872217181%	73.561381419564%	77.857439457102%	80.694660997118%
16	34.779203545341%	42.382307208110%	48.484305663441%	54.001868607450%	61.077176721927%	67.370926400653%	74.704179108008%	78.832075169049%	81.555448782805%
17	36.745314020415%	44.303616519638%	50.359672594052%	55.767228363735%	62.611639818625%	68.695550071172%	75.755527500643%	79.726540401237%	82.344119393145%
18	38.627975067186%	46.124518847755%	52.120646691784%	57.415059395658%	64.039598203907%	69.923605651349%	76.727026109433%	80.551375832039%	83.070366542031%
19	40.430132963573%	47.851439829326%	53.776899540229%	58.956796989869%	65.372081561665%	71.065901445795%	77.628212466144%	81.315170523112%	83.742047206234%
20	42.155172182601%	49.490597076921%	55.337224854383%	60.402499985314%	66.618642723567%	72.131608316220%	78.467035300329%	82.025026616334%	84.365627512204%
21	43.806715861018%	51.047918266808%	56.809591468229%	61.761037378072%	67.787598227180%	73.128576554444%	79.250198989996%	82.686893791883%	84.946501826992%
22	45.388481719360%	52.528995390171%	58.201207638061%	63.040250473015%	68.886224172514%	74.063579446157%	79.983418248194%	83.305813869936%	85.489224805959%
23	46.904180090904%	53.939063874386%	59.518588675300%	64.247092133036%	69.920916125231%	74.942502551257%	80.671609361297%	83.886102557309%	85.997682859142%
24	48.357443564838%	55.282998463208%	60.767623324921%	65.387745604166%	70.897320184886%	75.770492428590%	81.319035960797%	84.431486609666%	86.475222861870%
25	49.751780111272%	56.565320087529%	61.953636423910%	66.467725632041%	71.820440936178%	76.552074772016%	81.929421763250%	84.945208922783%	86.924750263494%
26	51.090543460914%	57.790209665155%	63.081446667744%	67.491964477911%	72.694730840340%	77.291249247078%	82.506038981922%	85.430110229233%	87.348804983309%
27	52.376916018026%	58.961526000669%	64.155419082782%	68.464885182201%	73.524164682987%	77.991566402222%	83.051778577124%	85.888693491442%	87.749620956371%
28	53.613900757325%	60.082825839927%	65.179512243902%	69.390464113840%	74.312301943161%	78.656190650205%	83.569206768834%	86.323175320733%	88.129173477942%
29	54.804319456997%	61.157384762435%	66.157320515020%	70.272284536398%	75.062339353433%	79.287952316911%	84.060611023618%	86.735527538576%	88.489217319288%
30	55.950815306984%	62.188218039284%	67.092111705074%	71.113582641990%	75.777155452562%	79.889391025997%	84.528037876516%	87.127511150820%	88.831317771650%
	Default Rate

S-3-6

Schedule 4

DIVERSITY SCORE CALCULATION

The Diversity Score is calculated as follows:

(a)	An "Issuer Par Amount" is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.

(b)	An "Average Par Amount" is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c)	An "Equivalent Unit Score" is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)	An "Aggregate Industry Equivalent Unit Score" is then calculated for each of the S&P Industry Classifications, and is equal to the sum of the Equivalent Unit Scores for each issuer in such S&P Industry Classification.

(e)	An "Industry Diversity Score" is then established for each S&P Industry Classification group shown in Schedule 2, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each S&P Industry Classification group shown in Schedule 2.

(g)	For purposes of calculating the Diversity Score, affiliated issuers in the same S&P Industry Classification are deemed to be a single issuer except as otherwise agreed to by S&P.

S-4-2